UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AMERICAN COMMUNITY PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: Common Shares of Beneficial Interest, par value $0.01 per share, of American Community Properties Trust (“Common Shares”)
(2)
Aggregate number of securities to which transaction applies:
• 5,308,695 Common Shares;

• 313,965 restricted Common Shares; and

• 10,400 Common Shares issuable upon vesting of outstanding Share Appreciation Rights (“SARs”).

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$7.75 per Common Share, including restricted Common Shares; and
$3.75 per SAR, which is the difference between the $7.75 per Common Share Merger Consideration and the $4.00 per Common Share weighted average exercise price per SAR.

(4)	Proposed maximum aggregate value of transaction: $43,614,615
(5)	Total fee paid: $2,434.00
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

AMERICAN COMMUNITY PROPERTIES TRUST
222 Smallwood Village Center

St. Charles, Maryland 20602

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of American Community Properties Trust, a Maryland real estate investment trust (the “Company”), to be held at    ●    local time, on    ●   ,    ●   , at the Regency Furniture Stadium, Legends Club Room, 11765 St. Linus Drive, Waldorf, Maryland.

At the special meeting, we will ask our shareholders to consider and vote upon (i) the merger of FCP/ACPT Acquisition Company, Inc., an indirect subsidiary of FCP Fund I, L.P., with and into the Company (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of September 25, 2009, by and among the Company, FCP/ACPT Acquisition Company, Inc. and FCP Fund I, L.P (the “Merger Agreement”) and (ii) an amendment to our Amended and Restated Declaration of Trust (the “Declaration of Trust”) to cause the requirement that the Company make a minimum distribution to our shareholders in connection with our net taxable income that is allocable to our shareholders to be of no operation or effect (the “Declaration of Trust Amendment”).  If the Merger is completed, each holder of our Common Shares of beneficial interest, par value $0.01 per share (“Common Shares”), will be entitled to receive $7.75 in cash, without interest, subject to adjustment for certain dividend payments, if any (as described in the enclosed proxy statement), for each outstanding Common Share held on the effective time of the Merger.

Our Board of Trustees and a Special Committee comprised solely of independent and disinterested trustees each has determined that the Merger is advisable and in the best interests of the Company on the terms set forth in the Merger Agreement and that the Declaration of Trust Amendment is advisable and in the best interests of the Company and has approved the Merger and the Declaration of Trust Amendment.  Accordingly, our Board of Trustees recommends that you vote “FOR” approval of the Merger and “FOR” approval of the Declaration of Trust Amendment.

We cannot complete the Merger unless the holders of at least two-thirds of our issued and outstanding Common Shares that are entitled to vote at the special meeting vote to approve BOTH the Merger and the Declaration of Trust Amendment. The accompanying notice of special meeting of shareholders provides specific information concerning the special meeting.  The enclosed proxy statement provides you with a summary of the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, additional information about the parties to the Merger Agreement and a summary of the Declaration of Trust Amendment.  We encourage you to read carefully the enclosed proxy statement, the Merger Agreement, a copy of which is included in the proxy statement as Exhibit A, and the Declaration of Trust Amendment, a copy of which is included in the proxy statement as Exhibit B.

Some of our trustees and executive officers and certain other persons have interests and arrangements that may be different from, or in addition to, and may conflict with, your interests as a shareholder of the Company.  These interests are summarized in the section entitled “The Merger—Interests of Our Trustees, Executive Officers and Other Persons in the Merger” on page 36 of the enclosed proxy statement.

J. Michael Wilson, the Chairman of our Board of Trustees, and certain of his family members and affiliated entities that hold an aggregate of 2,650,720 of our Common Shares (representing 47% of our outstanding fully diluted Common Shares) have agreed to vote their Common Shares in favor of the Merger and the Declaration of Trust Amendment referred to above.  In addition, our other trustees and executive officers who hold an aggregate of 416,949 of our Common Shares (representing an additional 7.4% of our outstanding fully diluted Common Shares) have indicated that they will vote their Common Shares in favor of the Merger and the Declaration of Trust Amendment.

     FCP has advised us that it has entered into an arrangement with one of our shareholders who, together with certain related and affiliated persons, beneficially owns an aggregate of 865,329 of our Common Shares (representing 15.4% of our outstanding fully diluted Common Shares), pursuant to which such shareholder and substantially all of his related and affiliated persons would make a passive indirect investment in the surviving entity of the Merger immediately after the closing of the Merger and agree to vote 829,529 of the Common Shares that they own (representing 14.8% of our outstanding fully diluted Common Shares) in favor of the Merger and the Declaration of Trust Amendment at the special meeting.

Your vote is very important.  Whether or not you plan to attend the special meeting, please complete and sign the enclosed proxy card and return it as promptly as possible.  If you attend the special meeting, you may continue to have your Common Shares voted as instructed on the proxy card or you may withdraw your proxy at the special meeting and vote your Common Shares in person.

Sincerely,

J. Michael Wilson
Chairman of the Board

AMERICAN COMMUNITY PROPERTIES TRUST
222 Smallwood Village Center
St. Charles, Maryland 20602

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON    ●   ,   ●

To Our Shareholders:

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of American Community Properties Trust, a Maryland real estate investment trust (the “Company”), will be held at    ●    on    ●   ,   ●   , at the Regency Furniture Stadium, Legends Club Room, 11765 St. Linus Drive, Waldorf, Maryland, for the purpose of acting upon the following proposals:

1.  to consider and vote upon a proposal to approve the Merger of FCP/ACPT Acquisition Company, Inc. with and into American Community Properties Trust (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of September 25, 2009, by and among American Community Properties Trust, FCP/ACPT Acquisition Company, Inc. and FCP Fund I, L.P. (the “Merger Agreement”), as more fully described in the enclosed proxy statement (Proposal 1);

2.  to consider and vote upon an amendment to our Amended and Restated Declaration of Trust to cause Section 5.3.3 to be of no operation or effect (suspending the requirement that the Company make a minimum distribution to its shareholders in connection with our net taxable income that is allocable to our shareholders) and to make such section inapplicable for the fiscal year ending December 31, 2009 and subsequent thereto (the “Declaration of Trust Amendment”), as more fully described in the enclosed proxy statement (Proposal 2); and

3.  to consider and vote upon any proposal to adjourn the special meeting to solicit additional proxies in favor of approval of the Merger or the Declaration of Trust Amendment if there are insufficient votes at the time of the special meeting to approve both the Merger and the Declaration of Trust Amendment (Proposal 3).

Our Board of Trustees and a Special Committee comprised solely of independent and disinterested trustees each has determined that the Merger is advisable and in the best interests of the Company on the terms set forth in the Merger Agreement and that the Declaration of Trust Amendment is advisable and in the best interests of the Company and has approved the Merger and the Declaration of Trust Amendment.  Accordingly, our Board of Trustees recommends that you vote “FOR” approval of the Merger, “FOR” approval of the Declaration of Trust Amendment and “FOR” any proposal to adjourn the special meeting to solicit additional proxies in favor of approval of the Merger and the Declaration of Trust Amendment if there are insufficient votes at the time of the special meeting to approve both the Merger and the Declaration of Trust Amendment.

All common shareholders of record as of the close of business on    ●   , 2009, are entitled to receive notice of, and to attend and vote at, the special meeting or any postponements or adjournments of the special meeting.  Each shareholder is entitled to one vote for each common share of beneficial interest (each a “Common Share”) held as of the close of business on the record date.  Regardless of the number of Common Shares you own, your vote is important.

Whether or not you plan to attend the meeting and vote your Common Shares in person, please authorize a proxy to vote your Common Shares.  If your Common Shares are held in “street name” through a broker or other nominee, you may authorize a proxy to vote your Common Shares by following the voting instructions of your broker or other nominee.  If you are a registered shareholder (i.e., you hold your shares in your own name), you may authorize a proxy to vote your Common Shares by marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise by delivery of a later-dated proxy or by attending the special meeting in person and notifying the chairman of the meeting that you would like your proxy revoked.  By authorizing your proxy promptly, you can help us avoid the expense of further proxy solicitations.

Your attention is directed to the proxy statement accompanying this notice (including the exhibits thereto) for a more complete description of the matters proposed to be acted on at the special meeting.  We encourage you to read this proxy statement carefully.  If you have any questions or need assistance voting your shares, please call Matthew M. Martin, our Chief Financial Officer, at (301) 843-8600.

The attached proxy statement is dated    ●   , 2009 and is expected to be first mailed to shareholders on or about    ●   , 2009.

By Order of the Board of Trustees,

Matthew M. Martin
Chief Financial Officer and Secretary

Employee Benefits	50
Conditions to the Merger	50
Definition of Material Adverse Effect	52
Termination	52
Termination Payments and Expenses	54
Amendment of the Merger Agreement	55
Indemnification; Trustee and Officer Insurance	55
Litigation Relating to the Merger	56

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	57
Recommendation of Our Board of Trustees	61

DECLARATION OF TRUST AMENDMENT—PROPOSAL 2	62
Recommendation of Our Board of Trustees	62

ADJOURNMENTS AND POSTPONEMENTS OF THE SPECIAL MEETING	63
Proposal for Adjournments- PROPOSAL 3	63
Recommendation of Our Board of Trustees	63
Postponements	63

MARKET PRICE OF OUR COMMON SHARES	64

PRINCIPAL AND MANAGEMENT SHAREHOLDERS	65

DISSENTERS’ RIGHTS OF APPRAISAL	67

WHERE YOU CAN FIND ADDITIONAL INFORMATION	67

EXHIBITS

Exhibit A Agreement and Plan of Merger	A-1
Exhibit B Declaration of Trust Amendment	B-1
Exhibit C Opinion of the Special Committee’s Financial Advisor	C-1

AMERICAN COMMUNITY PROPERTIES TRUST
222 Smallwood Village Center
St. Charles, Maryland 20602

PROXY STATEMENT

SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement relating to the Merger and other matters to be addressed at the special meeting and may not contain all of the information that is important to you. In this proxy statement, we refer to the merger of FCP/ACPT Acquisition Company, Inc. with and into our Company as the “Merger,” and we refer to the proposed amendment to our Amended and Restated Declaration of Trust as the “Declaration of Trust Amendment.”  For a more complete description of the Merger and other transactions contemplated by the Merger Agreement and the Declaration of Trust Amendment, you should carefully read this entire proxy statement as well as the additional documents to which it refers, including the Merger Agreement, a copy of which is attached to this proxy statement as Exhibit A, and the Declaration of Trust Amendment, a copy of which is attached to this proxy statement as Exhibit B.  For instructions on obtaining more information, see “—Who Can Answer Other Questions” on page 16.  References to “ACPT,” “the Company,” “we,” “our,” or “us” in this proxy statement refer to American Community Properties Trust and its subsidiaries unless otherwise indicated or the context otherwise requires.

This proxy statement is dated    ●   , 2009 and is first being mailed to shareholders on or about    ●   , 2009.

 Parties to the Merger (Page 21)

American Community Properties Trust

American Community Properties Trust is a self-advised and self-managed real estate holding company that is primarily engaged in the business of investing in and managing multifamily rental properties as well as community development and homebuilding.  ACPT’s operations are primarily concentrated in the Washington, D.C. metropolitan area and Puerto Rico.  As of September 30, 2009, we owned or maintained interests in 22 multifamily rental properties, directly and through partnerships, containing an aggregate of 3,366 completed units and 184 units that are currently under construction.  In addition, as of September 30, 2009, we owned two commercial buildings containing approximately 75,000 square feet of leasable space and approximately 4,000 acres of land in St. Charles, Maryland and 600 acres of land in Puerto Rico.  We were formed as a Maryland real estate investment trust in March 1997 to succeed to most of Interstate General Company L.P.’s (“IGC”) real estate operations.  On October 5, 1998, IGC transferred to ACPT the common shares of four subsidiaries that collectively comprised the majority of the principal real estate operations and assets of IGC.  In exchange, ACPT issued to IGC 5,207,954 Common Shares of ACPT, all of which were distributed to the partners of IGC.  We believe that we have qualified and been taxable as a partnership for U.S. federal income tax purposes since October 5, 1998.  Our executive offices are located at 222 Smallwood Village Center, St. Charles, Maryland, 20602, phone number (301) 843-8600.  Our Common Shares currently are listed on the New York Stock Exchange AMEX, or “NYSE Amex,” under the symbol “APO.”  We currently have no preferred shares outstanding.

FCP Fund I, L.P.

Federal Capital Partners is a Washington, .D.C.-based real estate investment company that owns and manages a portfolio of multi-family office, industrial and retail properties in the Mid-Atlantic region, including through FCP Fund I, L.P., its equity fund, which we sometimes refer to in this proxy statement as “FCP.”  FCP’s executive offices are located at c/o Federal Capital Partners, 1000 Potomac Street, Suite 120, Washington, D.C. 20007, phone number (202) 333-6030.

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FCP/ACPT Acquisition Company, Inc.

FCP/ACPT Acquisition Company, Inc., which we sometimes refer to in the proxy statement as “Merger Sub,” is a Maryland corporation and indirect subsidiary of FCP formed for the sole purpose of effecting the Merger.  Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement.  Merger Sub’s executive offices are located at c/o Federal Capital Partners, 1000 Potomac Street, Suite 120, Washington, D.C. 20007, phone number (202) 333-6030.

 The Special Meeting (Page 19)

The special meeting will be held at    ●    local time on    ●   ,    ●   , at the Regency Furniture Stadium, Legends Club Room, 11765 St. Linus Drive, Waldorf, Maryland.  At the special meeting, you will be asked to consider and vote upon (i) approval of the Merger pursuant to the terms of the Merger Agreement, (ii) the Declaration of Trust Amendment and (iii)  approval of any proposal to adjourn the special meeting to solicit additional proxies in favor of approval of the Merger and the Declaration of Trust Amendment if there are insufficient votes at the time of the special meeting to approve both the Merger and the Declaration of Trust Amendment.

 Record Date, Notice, Quorum and Mailing (Page 19)

We have set the close of business on    ●   , 2009 as the record date for determining those shareholders who are entitled to notice of, attend and vote at, the special meeting.  As of the record date,    ●    Common Shares were outstanding.

The presence at the special meeting, in person or by proxy, of holders of a majority of the aggregate number of our Common Shares outstanding and entitled to vote on the record date will constitute a quorum, allowing us to conduct the business of the special meeting.

A properly executed proxy marked ABSTAIN and a broker non-vote will be counted for purposes of determining whether a quorum is present at the special meeting but will not be voted.

This proxy statement is first being mailed to shareholders on or about    ●   , 2009.

 Voting Requirements for the Proposals (Page 19)

The Merger

Under the Merger Agreement, the proposal to approve the Merger requires the affirmative vote of holders of at least two-thirds of our issued and outstanding Common Shares entitled to vote at the special meeting.

Declaration of Trust Amendment

Under Maryland law and our Declaration of Trust, the proposal to approve the Declaration of Trust Amendment requires the affirmative vote of holders of at least two-thirds of our issued and outstanding Common Shares entitled to vote at the special meeting.

Adjournments

Under our Bylaws, any proposal to adjourn the special meeting to solicit additional proxies in favor of approval of the Merger and the Declaration of Trust Amendment if there are insufficient votes at the time of the special meeting to approve both the Merger and the Declaration of Trust Amendment will require the affirmative vote of a majority of the votes cast at the special meeting.

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Other Voting Matters

Each Common Share is entitled to one vote.  If you hold your Common Shares in “street name” (that is, through a broker or other nominee), your broker or nominee will not vote your shares unless you provide instructions to your broker or nominee on how to vote your shares.  You should instruct your broker or nominee how to vote your shares by following the directions provided by your broker or nominee.

As described below, the Wilson Family Shareholders and their affiliates holding an aggregate of 2,650,720 Common Shares of our Company (representing 47% of our outstanding fully diluted Common Shares) have agreed to vote these shares in favor of the Merger and the Declaration of Trust Amendment.  In addition, our other trustees and executive officers who, in the aggregate, hold 416,949 of our Common Shares (representing an additional 7.4% of our outstanding fully diluted Common Shares) have indicated that they will vote their Common Shares in favor of the Merger and the Declaration of Trust Amendment.

FCP has advised us that it has entered into an arrangement with one of our shareholders who, together with certain related and affiliated persons, beneficially owns an aggregate of 865,329 of our Common Shares (representing 15.4% of our outstanding fully diluted Common Shares), pursuant to which such shareholder and substantially all of his related and affiliated persons would make a passive indirect investment in the Surviving Entity (as defined herein) of the Merger immediately after the closing of the Merger and agree to vote 829,529 of the Common Shares that they own (representing 14.8% of our outstanding fully diluted Common shares) in favor of the Merger and the Declaration of Trust Amendment at the special meeting.  These Common Shares, combined with the Common Shares owned by the Wilson Family Shareholders and our other trustees and executive officers, comprise, in the aggregate, 3,897,198 of our Common Shares (representing 69% of our outstanding fully diluted Common Shares), and represent a sufficient number of votes required to approve the Merger and the Declaration of Trust at the special meeting.

Because the required vote to approve the Merger and the Declaration of Trust Amendment is based on the number of Common Shares outstanding rather than on the number of votes cast, if you fail to authorize a proxy to vote your shares by completing and returning the enclosed proxy card, fail to vote in person or fail to instruct your broker or nominee on how to vote or abstain from voting, it will have the same effect as a vote against these proposals.

An abstention or a broker non-vote as to either the Merger or the Declaration of Trust Amendment will have the same effect as a vote against that proposal.  An abstention or a broker non-vote, if any, as to adjournment of the special meeting will have no effect on the result of the vote on adjournment.  A broker non-vote occurs when a broker returns a properly executed proxy but does not vote on a proposal on which the broker is prohibited from exercising its discretionary voting authority.

 Proxies; Revocation of Proxies (Page 19)

Any of our common shareholders of record entitled to vote at the special meeting may vote by returning the enclosed proxy card or by appearing and voting at the special meeting in person.  If you hold your Common Shares in “street name” (that is, through a broker, bank or other nominee), your broker, bank or nominee will not vote your shares unless you provide instructions to your broker, bank or nominee on how to vote your shares.  Accordingly, you should instruct your broker, bank or nominee how to vote your shares by following the directions provided by your broker, bank or nominee.  If you wish to vote in person at the special meeting and your Common Shares are held by a broker, bank or nominee, you must bring to the special meeting a legal proxy from the broker, bank or nominee authorizing you to vote your Common Shares.  It can often take several days to obtain a legal proxy from a broker, bank or nominee.

Even after you have properly submitted your proxy card, you may change your vote at any time before the proxy is voted by delivering to our Secretary either a notice of revocation or a duly executed proxy bearing a later date.  In addition, the powers of the proxy holders will be suspended with respect to your proxy if you attend the special meeting in person and notify the chairman of the meeting that you would like your proxy revoked.  Attendance at the special meeting will not by itself revoke a previously granted proxy.  If you have instructed a broker, bank or nominee to vote your shares, you must follow the directions received from your broker, bank or nominee in order to change your proxy instructions.

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Voting Agreement with the Wilson Family Shareholders (Page 22)

FCP and Merger Sub have entered into a voting agreement with J. Michael Wilson, the Chairman of our Board of Trustees, and certain of his family members and affiliated entities, which we refer to in this proxy statement as the “Wilson Family Shareholders.” The Wilson Family Shareholders own an aggregate of 2,650,720 of our Common Shares (which represents 47% of our outstanding fully diluted Common Shares as of the record date).  Pursuant to the voting agreement, the Wilson Family Shareholders have agreed to vote in favor of the Merger, the Merger Agreement and each transaction contemplated by the Merger Agreement, including the Declaration of Trust Amendment.  In addition, the Wilson Family Shareholders have agreed to vote against certain matters that would impact our ability to timely complete the Merger.  The voting agreement with the Wilson Family Shareholders will be terminated upon the first to occur of (i) the closing of the Merger and (ii) a termination of the Merger Agreement in accordance with its terms.  The voting agreement with the Wilson Family Shareholders may also be terminated at any time upon notice from FCP.

Voting by Our Trustees and Executive Officers (Page 38)

As of the record date, our trustees and executive officers, excluding J. Michael Wilson, beneficially owned an aggregate of 416,949 Common Shares, representing, in the aggregate, approximately 7.4% of the voting power of our Common Shares entitled to vote at the special meeting.  Our executive officers and trustees other than J. Michael Wilson have informed us that they intend to vote the Common Shares that they beneficially own in favor of the approval of the Merger and the Declaration of Trust Amendment, and for the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.  As described above, J. Michael Wilson and the other Wilson Family Shareholders are obligated to vote the Common Shares that they beneficially own for the approval of the Merger and the Declaration of Trust Amendment in accordance with the voting agreement.

Voting and Passive Investment Arrangement with Paul J. Isaac (Page 38)

FCP has advised us that it has entered into an arrangement with one of our shareholders, Paul J. Isaac, who, together with certain related persons and affiliates, beneficially owns an aggregate of 865,329 of our Common Shares (representing 15.4% of our outstanding fully diluted Common Shares), pursuant to which Mr. Isaac and substantially all of such related persons and affiliates would, after the closing of the Merger, make a passive indirect investment in the Surviving Entity.  In addition, Mr. Isaac and such related persons and affiliates who would participate in such investment have agreed to vote 829,529 of the Common Shares of our Company that they own in favor of the Merger and the Declaration of Trust Amendment at the special meeting.  These Common Shares, combined with the Common Shares owned by the Wilson Family Shareholders and our other trustees and executive officers, comprise, in the aggregate, 3,897,198 of our Common Shares (representing 69% of our outstanding fully diluted Common Shares), and represent a sufficient number of votes required to approve the Merger and the Declaration of Trust Amendment at the special meeting.  FCP has informed us that Mr. Isaac approached FCP unsolicited to explore such an arrangement after the execution and announcement of the Merger Agreement and that, prior to such meeting, FCP had not had any discussions or meetings, nor had it contemplated initiating any such discussions or meetings, with Mr. Isaac or any of his related persons or affiliates.

 The Merger (Page 21)

At the closing of the Merger, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a subsidiary of FCP, pursuant to the terms of the Merger Agreement.  We sometimes use the term “Surviving Entity” in this proxy statement to describe the Company as the Surviving Entity following the Merger.

 Merger Consideration (Page 21)

In the Merger, each outstanding Common Share of the Company will automatically be converted into the right to receive $7.75 in cash, without interest and less any applicable withholding tax.  We refer to this amount in this proxy statement as the “Merger Consideration.”  However, Common Shares held by the Company, FCP, Merger Sub or any subsidiary of the Company or FCP will be cancelled and retired for no additional consideration.  The Merger Consideration is fixed and will not be adjusted for changes in the trading price of our Common Shares.

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 However, the Merger Consideration is subject to adjustment for certain dividend payments, if any (as described in the enclosed proxy statement).  At this time, we do not expect to make any dividends or other distributions that would impact the Merger Consideration.

 Treatment of Restricted Shares and Share Appreciation Rights (Page 22)

In the Merger, each unvested restricted common share of the Company that, by its terms, vests automatically upon the consummation of the Merger will fully vest in accordance with its terms and be considered an outstanding Common Share for all purposes, including the right to receive the Merger Consideration.  In addition, each unvested restricted common share of the Company that, by its terms, does not vest in connection with a change of control, such as the Merger, will be cancelled and retired for no additional consideration.  There are currently 313,965 restricted Common Shares outstanding that, by their terms, will vest upon consummation of the Merger.

Additionally, in the Merger, each of the outstanding share appreciation rights, which we refer to as SARs, will be cancelled and in lieu thereof, each holder will be entitled to the right to receive an amount in cash equal to the product of (i) the excess of the Merger Consideration over the exercise price per Common Share underlying such share appreciation right, or SAR, multiplied by (ii) the number of Common Shares subject to such share appreciation right.  There are currently 10,400 SARs outstanding.  The excess of the $7.75 per share Merger Consideration over the weighted average exercise price per Common Share underlying the 10,400 outstanding SARs is $3.75 per share, for a total of $39,000.

 Payment Procedures (Page 42)

Following the completion of the Merger, you will receive a letter of transmittal and instructions describing how you may exchange your Common Shares for the Merger Consideration by sending your Common Share certificates with your completed letter of transmittal to the exchange agent.  You should not send your Common Share certificates to us or anyone else until you receive these instructions.  You will receive payment of the Merger Consideration after we receive from you a properly completed letter of transmittal together with your share certificates.  If you hold your Common Shares in “street name,” your broker or nominee must surrender your shares in exchange for your Merger Consideration following completion of the Merger.

 Declaration of Trust Amendment (Page 62)

You are also being asked to consider and vote upon the Declaration of Trust Amendment, which will cause Section 5.3.3 to be of no operation or effect.  This amendment would suspend the requirement that we make a minimum distribution to our common shareholders in connection with our net taxable income that is allocable to our shareholders.  The amendment would render such section inapplicable for the taxable year ending December 31, 2009 and thereafter, unless the Merger Agreement is terminated and our Board of Trustees makes a public announcement that Section 5.3.3 will thereafter be operative and in effect.  Our Board of Trustees approved the Declaration of Trust Amendment at the request of FCP as a condition to its willingness to sign the Merger Agreement and is recommending that our common shareholders vote to approve such proposal because the Merger Consideration to which we, FCP and Merger Sub agreed under the Merger Agreement was premised on the mutual understanding that no distributions of any kind would be made by us with respect to our Common Shares in the future so long as the Merger Agreement remains in effect.  The Merger Agreement provides that if we make any distributions with respect to our Common Shares, the Merger Consideration will be reduced accordingly.

The effect of the Declaration of Trust Amendment, if approved, is that, even if we have net taxable income that is allocable to our common shareholders for the taxable year ending on December 31, 2009 and thereafter, we would not make a cash distribution as currently required under our Declaration of Trust.  Instead, if the Merger is consummated, you will receive, as a common shareholder, the Merger Consideration.

If the special meeting occurs prior to December 31, 2009, and if both the Merger and the Declaration of Trust Amendment are approved by our shareholders, we expect to file the Declaration of Trust Amendment with the State Department of Assessments and Taxation of Maryland (the “SDAT”) as soon as practicable after such approval, and on or prior to December 31, 2009, even if the closing of the Merger does not occur until after December 31, 2009.  In the unlikely event that the Declaration of Trust Amendment is approved, but the Merger is not approved, our Board of Trustees may elect not to file the Declaration of Trust Amendment with the SDAT.

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 Recommendation of Our Board of Trustees (Page 29)

Our Board of Trustees recommends that holders of Common Shares vote FOR approval of the Merger and FOR approval of the Declaration of Trust Amendment.  At a meeting held on September 25, 2009, the Special Committee of our Board of Trustees appointed by our Board of Trustees and comprised of the five independent and disinterested trustees who are not also employees of the Company (the “Special Committee”) unanimously recommended to the Board of Trustees that the Board of Trustees determine that the Merger, on the terms set forth in the Merger Agreement, and the Declaration of Trust Amendment are advisable and in the best interests of Company.  The recommendation of the Special Committee was made after careful consideration of a variety of business, financial and other factors in consultation with its independent financial and legal advisors.  Based on the recommendation of the Special Committee, the Board of Trustees, at a meeting held on September 25, 2009, declared that the Merger, on the terms set forth in the Merger Agreement, and the Declaration of Trust Amendment are advisable and in our best interests and further determined to recommend that our shareholders approve the Merger and the Declaration of Trust Amendment.  Two of the trustees, J. Michael Wilson and Stephen K. Griessel, abstained from voting due to their interests in the Merger; however, both of these trustees have indicated that they intend to vote their Common Shares FOR approval of both the Merger and the Declaration of Trust Amendment.

 Opinion of the Special Committee’s Financial Advisor (Page 31)

On September 25, 2009, FBR Capital Markets & Co., which we refer to as FBR, rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of FBR’s written opinion dated the same date) to the effect that, as of September 25, 2009, the per share Merger Consideration of $7.75 to be received by holders of our Common Shares other than the Wilson Family Shareholders (which we refer to as the “Unaffiliated Holders”), in the proposed Merger pursuant to the Merger Agreement was fair to such Unaffiliated Holders from a financial point of view.

FBR’s opinion was directed to the Special Committee and only addressed the fairness, from a financial point of view, of the per share Merger Consideration to be received by the Unaffiliated Holders, in the proposed Merger pursuant to the Merger Agreement, and did not address any other aspect or implication of the proposed Merger. The summary of FBR’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Exhibit C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by FBR in preparing its opinion. However, neither FBR’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not, constitute advice or a recommendation to any security holder as to how such security holder should act or vote with respect to any matter relating to the Merger.

 Available Funds (Page 43)

As noted above, the Merger is not subject to any conditions regarding the ability of FCP or Merger Sub to obtain the financing necessary to complete the Merger. FCP has represented to us in the Merger Agreement that it will, on the closing date, have cash sufficient to pay the Merger Consideration and to satisfy the obligations of FCP and Merger Sub at the time and in the manner contemplated by the Merger Agreement, including without limitation, in connection with the Merger and the other transactions contemplated by the Merger Agreement and all related expenses.

 No Dissenters’ or Appraisal Rights (Page 67)

Under Maryland law, because our Common Shares are listed on the NYSE Amex, appraisal rights are not available to holders of our Common Shares in connection with the Merger.

 Interests of Our Trustees, Executive Officers and Other Persons in the Merger (Page 36)

Each of our executive officers and certain of our trustees and other persons have interests in the Merger that differ from, or are in addition to, and therefore may conflict with, your interests as a shareholder as described in

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“The Merger—Interests of Our Trustees, Executive Officers and Other Persons in the Merger” beginning on page 36.  Our Board of Trustees is aware of these interests and considered them in approving the Merger and the other transactions contemplated by the Merger Agreement.  These interests include:

•
restricted Common Shares owned by our trustees and executive officers, including 290,995 restricted Common Shares that were granted on September 9, 2009, to our Chief Executive Officer pursuant to the Amended and Restated Employment Agreement, dated May 14, 2009, among us, our subsidiary American Rental Properties Trust and our Chief Executive Officer, which currently are subject to vesting restrictions, will become fully vested upon consummation of the Merger but prior to the effectiveness of the Merger and the holders will be entitled to receive the same consideration as the holders of Common Shares;

•
pursuant to an agreement between our Chief Executive Officer and Interstate Business Corporation (“IBC”), an entity affiliated with J. Michael Wilson, the Chairman of our Board of Trustees, 185,550 of our Common Shares owned by IBC, which were to be transferred in annual installments from IBC to a trust established by IBC for the sole and exclusive benefit of our Chief Executive Officer, will instead be transferred to our Chief Executive Officer upon the consummation of the Merger, and our Chief Executive Officer will be entitled to receive the same per share Merger Consideration in exchange for such 185,550 Common Shares as all other holders of our Common Shares under the terms of the Merger Agreement;

•
share appreciation rights, or SARs, will be cancelled and, in lieu thereof, each holder will be entitled to the right to receive an amount in cash equal to the product of (i) the excess of the Merger Consideration over the exercise price per Common Share underlying such SAR multiplied by (ii) the number of Common Shares subject to such SAR.  An aggregate amount of $37,500 will be paid out to one of our trustees in connection with the cancellation of 10,000 SARs held by him;

•	J. Michael Wilson, the Chairman of our Board of Trustees, had expressed a strong desire on behalf of the Wilson Family Shareholders to sell their Common Shares in order to created needed liquidity;

•	certain of our executive officers, one of whom is also a trustee, may be employed by FCP to assist with the management of the Surviving Entity following the Merger;

•
our Board of Trustees and executive officers are entitled to indemnification by FCP and the Surviving Entity and liability insurance coverage for a period of six years following the effective time of the Merger; and

•
our independent trustees are entitled to receive, for their service on the Special Committee, lump sum payments of $25,000 per member and an additional $40,000 and $20,000 payment to the chairman and vice chairman of the Special Committee, respectively.

 Solicitation of Other Offers (Page 47)

From the first business day after the date of the Merger Agreement until 11:59 p.m., Eastern Standard Time, on October 28, 2009 (we refer to this period as the “go-shop period”), we were permitted to initiate, solicit and encourage acquisition proposals (including by way of providing access to non-public information pursuant to confidentiality agreements), and participate in discussions or negotiations with respect to acquisition proposals or otherwise cooperate with or assist or participate in, or facilitate any such discussions or negotiations.  The Special Committee directed FBR, during the “go-shop period,” to approach potentially interested parties in an effort to solicit acquisition proposals for the Company that constituted or were reasonably likely to lead to a superior proposal.  Accordingly, FBR contacted 57 potential financial and strategic buyers of which 19 requested a confidentiality agreement so they could consider whether to participate in the process and 10 signed confidentiality agreements and conducted due diligence.  However, none of the potential buyers contacted by FBR submitted an acquisition proposal prior to expiration of the “go-shop” period.

After the end of the go-shop period, we have agreed not to:

•	initiate, solicit or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal;

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•
initiate, enter into, engage in, continue, or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person relating to, any acquisition proposal;

•	withdraw the recommendation of the Board of Trustees;

•	approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any acquisition proposal;

•
enter into any agreement in principle, arrangement, understanding, contract or agreement providing for, or relating to, an acquisition proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Merger or any of the transactions contemplated by the Merger Agreement;

•
exempt any person from the restrictions contained in any state “business combination,” takeover or similar laws or otherwise cause such restrictions not to apply to any person or to any acquisition proposal;

•	exempt any person from the ownership limitations and restrictions contained in Article IV of our Declaration of Trust or cause such limitations and restrictions not to apply; or

•
release any person from or fail to enforce any standstill agreement or similar obligation to us and our subsidiaries other than the automatic termination of standstill obligations pursuant to the terms of agreements as in effect as of the date hereof, by virtue of the execution and announcement of the Merger Agreement.

Notwithstanding these restrictions:

•
we are permitted to continue discussions and provide non-public information to any party that has made an acquisition proposal that satisfies certain conditions, including the determination by the Board of Trustees or the Special Committee that such proposal constitutes or is reasonably likely to lead to a superior proposal, on or prior to October 28, 2009, and with whom we are having ongoing discussions or negotiations as of October 28, 2009 (we must otherwise immediately cease or cause to be terminated discussions except as permitted below and cause any confidential information provided or made available to be returned or destroyed); and

•
at any time after the date of the Merger Agreement and prior to the approval of the Merger Agreement by our shareholders, we are permitted to furnish information with respect to the Company and our subsidiaries to any person making a bona fide written acquisition proposal and participate in discussions or negotiations with the person making the bona fide acquisition proposal, if such proposal is reasonably likely to lead to a superior proposal (as defined in the Merger Agreement) and it would be inconsistent with the trustees’ duties under applicable law to fail to consider such bona fide proposal.

In addition, we may terminate the Merger Agreement and enter into a definitive agreement with respect to a superior proposal under certain circumstances.  In the event that a superior proposal has been made (or any material revision of a superior proposal has been made), we are not allowed to effect a recommendation withdrawal (as defined in the Merger Agreement) or terminate the agreement to accept such proposal unless:

•
we shall have provided prior written notice to FCP and Merger Sub, at least three business days in advance, of our intention to take any such action with respect to such superior proposal, which notice shall specify the material terms and conditions of such superior proposal (including the identity of the party making such superior proposal); and

•
prior to effecting any such action, we shall have, and shall have caused our financial and legal advisors to, during the requisite three-business day period, negotiate with FCP and Merger Sub in good faith (to the extent FCP and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of

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the Merger Agreement so that the transactions contemplated by thereby are more favorable to our shareholders than the superior proposal.

See “The Merger Agreement — Recommendation Withdrawal/ Termination in Connection with a Superior Proposal.”

 Conditions to the Merger (Page 50)

The Merger will be completed only if the conditions specified in the Merger Agreement are either satisfied or waived (to the extent permissible).  The most significant conditions specified in the Merger Agreement include:

•	requisite approval of both the Merger and the amendment to our Declaration of Trust by our shareholders;

•	the absence of any legal prohibition on the Merger;

•
the continued accuracy of the respective representations and warranties of FCP and Merger Sub, on the one hand, and the Company, on the other hand, contained in the Merger Agreement, except, with respect to most of such representations and warranties, where the failure of such representations and warranties to be accurate would not have a material adverse effect on our Company, as defined in the Merger Agreement;

•
FCP and Merger Sub, on the one hand, and the Company, on the other hand, having performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with on or prior to the closing date;

•
the Company having caused American Rental Properties Trust (“ARPT”), one of our subsidiaries, to distribute certain inter-company obligations to the Company in order to distribute the current and accumulated earnings and profits of ARPT;

•
FCP shall not have determined that there is a “substantial risk” (as described in the Merger Agreement) that the Company does not qualify or has not qualified as a partnership for tax purposes, provided that, in the event of such determination, a tax opinion of legal counsel as to the Company’s status as a partnership for tax purposes would satisfy such condition;

•	the receipt of certain third party consents; and

•
the absence of any event, fact, development, circumstance change or effect that, individually or in the aggregate, would constitute a material adverse effect on our Company, as defined in the Merger Agreement.  See “The Merger—The Merger Agreement—Definition of Material Adverse Effect” on page 52 of this proxy statement.

The Merger is not conditioned on FCP or FCP Merger Sub obtaining financing for the Merger Consideration.  See “—Available Funds” on page 43 for more information regarding the financing of the Merger.

If the holders of the requisite percentage of our Common Shares approve the Merger and the Declaration of Trust Amendment and the other conditions to the Merger are satisfied or waived (to the extent permissible), then we intend to consummate the Merger as soon as practicable following the special meeting.

 Termination of the Merger Agreement/Payment of Termination Payment and Merger Expenses (Page 52)

In addition to customary termination events, including termination by mutual consent of the parties, termination for breaches of representations or warranties, failure to perform any required covenants or agreements, and termination upon failure to receive the requisite shareholder approval for the Merger, the Merger Agreement may be terminated under the following circumstances:

•
by us any time prior to receiving shareholder approval for the Merger in order to enter into a definitive acquisition agreement that provides for the implementation of a superior proposal in accordance with the termination provisions contained in the Merger Agreement, provided that we pay FCP (i) a $1.45 million

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termination payment and up to $300,000 of FCP’s merger expenses if the termination was to accept a superior proposal during the go-shop period or otherwise from a party who made a bona fide written acquisition proposal during the go-shop period that was reasonably likely to lead to a superior proposal (as defined in the Merger Agreement) and with whom negotiations or discussions were continuing at the end of the go-shop period or (ii) a $1.75 million termination payment and up to $300,000 of FCP’s merger expenses if the termination was to accept a superior proposal that arose after the go-shop period with any other person; or

•	by either us or FCP if the Merger is not completed on or before March 31, 2010; or

•	by either us or FCP if the Merger is prohibited by any governmental authority; or

•
by FCP if our Board of Trustees or the Special Committee (i) makes a recommendation withdrawal (as that term is defined in the Merger Agreement) prior to the special meeting, (ii) approves or recommends to the Company’s shareholders an acquisition proposal other than the Merger or (iii) fails to cause the recommendation of the Merger to be included in this proxy statement, in which event, pursuant to the Merger Agreement, we would be required to pay the $1.75 million termination payment and up to $300,000 of FCP’s merger expenses; provided, that we would be required to pay $1.45 million termination payment and up to $300,000 of FCP’s merger expenses if the such actions were taken in connection with the acceptance of a superior proposal during the go-shop period or otherwise from a party who made a bona fide written acquisition proposal identified during the go-shop period that was reasonably likely to lead to a superior proposal (as defined in the Merger Agreement) and with whom negotiations or discussions were continuing at the end of the go-shop period (of which there were none).

We also would be required to pay FCP certain termination expenses and fees in the following circumstances:

•
if we breach our representations and warranties or fail to perform any covenants or other agreements contained in the Merger Agreement and such breaches cause the conditions to closing to not be satisfied or render such conditions incapable of being satisfied by March 31, 2010, then we would be required to pay the $1.75 million termination payment and up to $300,000 of FCP’s merger expenses; and

•
if the shareholders do not approve the Merger and the Declaration of Trust Amendment, we would be required to reimburse FCP for up to $600,000 of its merger expenses; in addition, if we complete an acquisition proposal within 12 months following the termination date of the Merger Agreement (whether or not the acquisition proposal was received prior to the termination date), we would be required to pay FCP a termination fee of $1.45 million plus up to $600,000 of FCP’s merger expenses paid because of the failure of the shareholders to approve the Merger.

•
if FCP or Merger Sub breaches any of their representations and warranties or fails to perform any covenants or other agreements contained in the Merger Agreement and such breach causes the conditions to closing to not be satisfied or renders such conditions incapable of being satisfied by March 31, 2010, then FCP would be required to pay to us a $1.45 million termination payment and up to $300,000 of our merger expenses; provided, that if we terminate the Merger Agreement for any such breach by FCP or Merger Sub within 5 business days prior to the effective time of the Merger, then FCP would be required to pay to us a $5 million termination payment and up to $300,000 of our merger expenses.

Certain Tax Consequences of the Merger (Page 57)

You will be subject to tax on your share of the income we recognize in connection with the distribution by ARPT of certain inter-company obligations to us (the “E&P Distribution”).  You will also be subject to U.S. federal income tax on any gain resulting from your receipt of the Merger Consideration for your Common Shares.  A significant portion of the E&P Distribution and Merger Consideration could be taxed as ordinary income.  For further information on the material U.S. federal income tax consequences of the Merger and the E&P Distribution, please see the section captioned “Material United States Federal Income Tax Consequences—Consequences of the Merger and the E&P Distribution to U.S. Holders of Our Common Shares” on page 58.  You should consult your own tax advisor for a full understanding of the tax consequences of the Merger and the E&P Distribution to you.

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 Fees and Expenses (Page 25)

We estimate that our Company will incur, and will be responsible for paying, transaction-related fees and expenses, consisting primarily of filing fees, fees and expenses of investment bankers, attorneys and accountants and other related charges, totaling approximately $3.7 million, including loan assumption fees and assuming the Merger and the other transactions contemplated by the Merger Agreement are completed.  In the event the Merger and the other transactions contemplated by the Merger Agreement are completed, the Surviving Entity will assume these fees and expenses, to the extent they have not been paid.  In the event the Merger is not completed, we will be responsible for payment of these fees and expenses, other than the fees payable to the financial advisor to the Special Committee and loan assumption fees which are both contingent on closing of the Merger.

 Regulatory Approvals (Page 39)

No material federal or state regulatory approvals are required to be obtained by us or the other parties to the Merger Agreement in connection with the Merger.  To effect the Merger, however, we must file articles of merger with the SDAT and such articles of merger must be accepted for record by the SDAT.

 Litigation Relating to the Merger (Page 40)

On October 2, 2009, Pennsylvania Avenue Funds, a purported Company shareholder, filed a class action complaint in the Circuit Court for Charles County, Maryland, against the Company, our Board of Trustees and FCP.  The complaint alleges that our trustees breached their fiduciary duties in connection with the Merger.  The complaint further alleges that FCP aided and abetted those breaches of fiduciary duties.  The complaint seeks to enjoin consummation of the Merger and also seeks attorneys’ fees and expenses.

On October 23, 2009, Joseph M. Sullivan, a purported Company shareholder, filed a class action complaint in the Circuit Court for Charles County, Maryland, against the Company, our Board of Trustees, FCP and Merger Sub.  The complaint alleges that our trustees breached their fiduciary duties in connection with the Merger.  The complaint further alleges that FCP and Merger Sub aided and abetted those breaches of fiduciary duties.  The complaint seeks to enjoin consummation of the Merger and also seeks attorneys’ fees and expenses.

 Who Can Answer Other Questions (Page 16)

If you have any questions about the Merger or any of the other transactions contemplated by the Merger Agreement or about how to submit your proxy or would like additional copies of this proxy statement, you should contact our Matthew M. Martin, our Chief Financial Officer and Secretary:

Matthew M. Martin
American Community Properties Trust
222 Smallwood Village Center
St. Charles, Maryland 20602
(301) 843-8600

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QUESTIONS AND ANSWERS ABOUT THE MERGER

What am I being asked to vote on?

Holders of our Common Shares are being asked to consider and vote upon (i) the Merger of Merger Sub with and into our Company pursuant to the terms of the Merger Agreement and (ii) an amendment to our Declaration of Trust to cause Section 5.3.3 to be of no operation or effect, thus suspending the requirement that we make a minimum distribution to our shareholders in connection with our net taxable income that is allocable to our shareholders.

What will I receive in the Merger?

You will be entitled to receive $7.75 in cash, without interest, for each outstanding Common Share that you own as of the effective time of the Merger.  The Merger Consideration is fixed and will not be adjusted for changes in the trading price of our Common Shares.  However, the Merger Consideration is subject to adjustment for certain dividend payments, if any (as described in the enclosed proxy statement).  At this time, we do not expect to make any dividends or other distributions that would impact the Merger Consideration.

What does the Board of Trustees recommend?

Our Board of Trustees and the Special Committee comprised solely of trustees determined by our Board to be independent and disinterested have approved the Merger and declared the Merger, on the terms set forth in the Merger Agreement, advisable and in our best interests.  Our Board of Trustees recommends that holders of our Common Shares vote FOR approval of the Merger.  For a description of factors considered by our Board of Trustees, please see the sections captioned “The Merger—Reasons for the Merger” on page 30 and “The Merger—Recommendation of Our Board of Trustees” on page 29.  In addition, our Board of Trustees and the Special Committee have approved the Declaration of Trust Amendment and determined that such amendment was advisable and in the best interests of the Company.  Our Board of Trustees also recommends that holders of our Common Shares vote FOR approval of the Declaration of Trust Amendment and FOR any proposed adjournments of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger and the Declaration of Trust Amendment.

Why was the Special Committee of our Board of Trustees appointed?

One of our trustees who is also an executive officer and J. Michael Wilson, our Chairman who, together with the other Wilson Family Shareholders beneficially own an aggregate of 47% of our outstanding fully diluted Common Shares, may have interests in the Merger and the other transactions contemplated by the Merger Agreement that differ from those of our other shareholders and, as a result, may have conflicts of interest in considering the Merger and related transactions, including the Declaration of Trust Amendment.  In order to limit the effect of these conflicts of interest, as well as the conflict of interest of one trustee who resigned from our Board of Trustees on September 8, 2009, in connection with the evaluation by our Board of Trustees of the Merger and the other transactions contemplated by the Merger Agreement, our Board of Trustees appointed a Special Committee comprised solely of the five non-employee trustees whom the Board determined to be independent and disinterested for purposes of evaluating the proposed transaction and the other strategic alternatives available to the Company.  The members of the Special Committee are Donald J. Halldin, Thomas E. Green, Michael E. Williamson, Antonio Ginorio and Thomas J. Shafer.  For more information about the interests of our trustees and executive officers, please see the section captioned “The Merger—Interests of Our Trustees, Executive Officers and Other Persons in the Mergers” on page 36.

What is the premium to the market price of our Common Shares offered in the Merger?

The $7.75 cash per share Merger Consideration represents an approximate 17% premium to the closing price of our Common Shares on September 14, 2009, the last trading day before we announced that we were considering various strategic alternatives, including a possible sale of the Company, and a 18% premium over the volume-weighted average closing price of our Common Shares over the 90 trading day period ended September 14, 2009.

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When do you expect to complete the Merger?

A special meeting of our shareholders is scheduled to be held on    ●   ,    ●   , to consider and vote on the Merger pursuant to the terms of the Merger Agreement.  Because obtaining the requisite approval of the Merger by our shareholders is only one of the conditions to the completion of the Merger, we can give you no assurance as to when or whether the Merger will occur, but we expect to close the Merger either late in the fourth quarter of 2009 or early in the first quarter of 2010.  For more information regarding the other conditions to the Merger, please see the section captioned “The Merger Agreement—Conditions to the Merger” on page 50.

If the Merger is completed, when can I expect to receive the Merger Consideration for my Common Shares?

If you are a registered holder of our Common Shares at the effective time of the Merger, then following the completion of the Merger, you will receive (i) a letter of transmittal describing how you may exchange your Common Shares for the Merger Consideration and (ii) instructions for use in effecting the surrender of any share certificates held by you.  At that time, you must send your share certificates with your completed letter of transmittal to the exchange agent.  You should not send your share certificates to us or anyone else until you receive these instructions.  You will receive payment of the Merger Consideration, less any applicable tax withholding, after we receive from you a properly completed letter of transmittal together with your share certificates.  If you hold your Common Shares in “street name,” your broker or nominee must take the actions required to obtain delivery of your portion of the Merger Consideration to your account on your behalf and you will not be required to take any action yourself to receive the Merger Consideration.

If I am a U.S. shareholder, what are the tax consequences of the Merger to me?

You will be subject to tax on your share of the E&P Distribution  You will also be subject to U.S. federal income tax on any gain resulting from your receipt of the Merger Consideration for your Common Shares.  A significant portion of the E&P Distribution and Merger Consideration could be taxed as ordinary income.  For further information on the material U.S. federal income tax consequences of the Merger and the E&P Distribution, please see the section captioned “Material United States Federal Income Tax Consequences—Consequences of the Merger and the E&P Distribution to U.S. Holders of Our Common Shares” on page 58.  You should consult your own tax advisor for a full understanding of the tax consequences of the Merger and the E&P Distribution to you.

If I am a non-U.S. shareholder, what are the tax consequences of the Merger to me?

The tax consequences to non-U.S. shareholders are complex and will depend on various factors.  Non-U.S. shareholders are urged to consult with their own tax advisors, especially concerning the Foreign Investment in Real Property Tax Act of 1980, U.S. federal income tax withholding rules and the possible application of benefits under an applicable income tax treaty.

What vote is required to approve the Merger?

While Maryland law and our Declaration of Trust only require the affirmative vote of the holders of a majority of our Common Shares to approve the Merger, under the Merger Agreement, approval of the Merger requires the affirmative vote of the holders of two-thirds of our Common Shares that are issued and outstanding on the record date.  We urge you to complete, execute and return the enclosed proxy card to assure the voting of your shares at the special meeting.

As noted above, the Wilson Family Shareholders, who own an aggregate of 2,650,720 Common Shares of our Company (representing 47% of our outstanding fully diluted Common Shares) have agreed to vote their shares in favor of the Merger and the Declaration of Trust Amendment and other trustees and officers of our Company who own an aggregate of 416,949 of our Common Shares (representing 7.4% of our outstanding fully diluted Common Shares) have indicated they will vote their shares for the Merger and the Declaration of Trust Amendment.

FCP has advised us that it has entered into an arrangement with Mr. Isaac who, together with certain related persons and affiliates, beneficially owns an aggregate of 865,329 of our Common Shares (representing 15.4% of our outstanding fully diluted Common Shares), pursuant to which Mr. Isaac and substantially all of his related persons and affiliates would make a passive indirect investment in the Surviving Entity of the Merger immediately after the

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closing of the Merger and agree to vote 829,529 of the Common Shares that they own (representing 14.8% of our outstanding fully diluted Common Shares) in favor of the Merger and the Declaration of Trust Amendment at the special meeting.  These Common Shares, combined with the Common Shares owned by the Wilson Family Shareholders and our other trustees and executive officers, comprise, in the aggregate, 3,897,198 of our Common Shares (representing 69% of our outstanding fully diluted Common Shares), and represent a sufficient number of votes required to approve the Merger and the Declaration of Trust Amendment at the special meeting.

What rights do I have if I oppose the Merger?

You can vote against the Merger by indicating a vote against the proposal on your proxy card and signing and mailing your proxy card or by voting against the Merger in person at the special meeting.  Because our Common Shares are listed on NYSE Amex, you are not entitled to dissenters’ or appraisal rights under Maryland law.

Why is the Declaration of Trust being amended and what vote is required to approve the Declaration of Trust Amendment?

You are also being asked to consider and vote upon an amendment to our Declaration of Trust to cause Section 5.3.3 to be of no operation or effect.  This amendment would suspend the requirement that we make a minimum distribution to our shareholders in connection with our net taxable income that is allocable to our shareholders.  The amendment would render such section inapplicable for the fiscal year ending December 31, 2009 and subsequent thereto, unless the Merger Agreement is terminated and our Board of Trustees makes a public announcement that Section 5.3.3 will thereafter be operative and in effect.  Our Board of Trustees approved the Declaration of Trust Amendment and is recommending that our common shareholders vote to approve such proposal because the Merger Consideration to which we, FCP and Merger Sub agreed under the Merger Agreement was premised on the mutual understanding that no distributions of any kind would be made by us with respect to our Common Shares in the future so long as the Merger Agreement remains in effect.  The Merger Agreement provides that if we make any distributions with respect to our Common Shares, the Merger Consideration will be reduced accordingly.

Approval of the Declaration of Trust Amendment requires the affirmative vote of the holders of two-thirds of our Common Shares that are issued and outstanding on the record date.

Do both the Merger and Declaration of Trust Amendment need to be approved to consummate the Merger?

In order for us to consummate the Merger, BOTH the Merger and the Declaration of Trust Amendment must be approved by our common shareholders.  The obligations of FCP and Merger Sub to consummate the Merger are conditioned on, among other things, approval by our shareholders of the Declaration of Trust Amendment.  If the Declaration of Trust Amendment is not approved, we will not be able to consummate the Merger unless FCP and Merger Sub waive this condition.

If both the Merger and the Declaration of Trust Amendment are approved by our common shareholders, we expect to file the Declaration of Trust Amendment with the SDAT as soon as practicable to effectuate such amendment.  In the unlikely event that the Declaration of Trust Amendment is approved, but the Merger is not approved, our Board of Trustees may elect not to file the Declaration of Trust Amendment with the SDAT.

What vote of our common shareholders is required to approve an adjournment of the special meeting?

Approval of any adjournment of the special meeting to solicit additional proxies requires the affirmative vote of a majority of the votes cast on such proposal.

Who is entitled to vote at the special meeting?

Only our common shareholders of record at the close of business on the record date,    ●   , 2009, are entitled to receive notice of and to attend the special meeting and to vote the shares that they held on that date at the special meeting, or any postponements or adjournments of the special meeting.  Each common shareholder has one vote for each Common Share owned at the close of business on the record date.  As of the record date, there were  ●  common shareholders of record holding 5,622,660 Common Shares entitled to vote at the special meeting.  We currently have no preferred shares outstanding.

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What is the location, date and time of the special meeting?

The special meeting will be held at    ●    local time on    ●   ,    ●   , at the Regency Furniture Stadium, Legends Club Room, 11765 St. Linus Drive, Waldorf, Maryland.

What happens if I sell my Common Shares before the special meeting or before the completion of the Merger?

If you held your Common Shares on the record date but transfer them prior to the date of the special meeting, you will retain your right to vote at the special meeting, but not the right to receive the Merger Consideration for the Common Shares.  The right to receive such consideration will pass to the person who owns your Common Shares when the Merger becomes effective.

How do I vote?

If you are a registered holder of our Common Shares and properly complete and sign the proxy card attached to this proxy statement and return it to us prior to the special meeting, your shares will be voted as you direct.  If you are a registered shareholder and attend the special meeting, you may deliver your completed proxy card or vote in person.  If you elect to vote in person at the special meeting and your shares are held by a broker or nominee, you must bring to the special meeting a legal proxy from the broker or nominee authorizing you to vote your shares.

If you fail to either return your proxy card or vote in person at the special meeting, or if you mark your proxy card ABSTAIN, the effect will be the same as a vote against the Merger and against the Declaration of Trust Amendment.  For the purposes of the vote to adjourn the special meeting to solicit additional proxies, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.  If you sign and return your proxy card and fail to indicate your vote on your proxy, your shares will be voted FOR the Merger, FOR the Declaration of Trust Amendment, and FOR any adjournment of the special meeting to solicit additional proxies.

If my Common Shares are held for me by my broker, will my broker vote my shares for me?

If you hold your Common Shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not vote your shares unless you provide instructions on how to vote.  You should instruct your broker, bank or nominee how to vote your shares by following the instructions of your broker, bank or nominee.  If you do not provide instructions to your broker, bank or nominee, your Common Shares will not be voted and this will have the same effect as a vote against the proposal to approve the Merger and the Declaration of Trust Amendment.

How will proxy holders vote my Common Shares?

If you complete and properly sign the proxy card attached to this proxy statement and return it to us prior to the special meeting, your Common Shares will be voted as you direct.  Unless you give other instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the Board of Trustees’ recommendation.  Our Board of Trustees recommends a vote FOR approval of the Merger and FOR approval the Declaration of Trust Amendment.  Please see the section captioned “The Merger—Recommendation of Our Board of Trustees” on page 29 and “Declaration of Trust Amendment—Recommendation of Our Board of Trustees” on page 62.

How can I change my vote after I have mailed my signed proxy card?

If you are a registered holder of our Common Shares, you may change your vote by (i) delivering to our Secretary, before the special meeting, a later dated, signed proxy card or a written revocation of your proxy or (ii) attending the special meeting and notifying the chairman of the meeting that you would like your proxy revoked and

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voting in person.  The powers of the proxy holders will be suspended with respect to your proxy if you attend the special meeting in person and so request; your attendance at the special meeting, however, will not, by itself, revoke your proxy.  If you have instructed a broker or nominee to vote your shares, you must follow the directions received from your broker or nominee to change those instructions.  Also, if you elect to vote in person at the special meeting and your shares are held by a broker or nominee, you must bring to the special meeting a legal proxy from the broker or nominee authorizing you to vote your shares.

What will happen to my Common Shares after completion of the Merger?

Following the completion of the Merger, your Common Shares will be cancelled and will represent only the right to receive the Merger Consideration.  Trading in our Common Shares on the NYSE Amex will cease and price quotations for our Common Shares will no longer be available.

What do I need to do now?

This proxy statement contains important information regarding the Merger, the other transactions contemplated by the Merger Agreement, and the Declaration of Trust Amendment, as well as information about our Company and the other parties to the Merger Agreement.  It also contains important information about what our Board of Trustees considered in approving the Merger.  We urge to you read this proxy statement carefully, including the exhibits.

Should I send my Common Share certificates now?

No.  After the Merger is completed, a paying agent will send you a letter of transmittal describing how you may exchange your Common Share certificates for the Merger Consideration.  At that time, you must send in your Common Share certificates or execute an appropriate instrument of transfer of your shares, as applicable, with your completed letter of transmittal to the paying agent to receive the Merger Consideration.  If you hold your shares in “street name,” your broker or nominee must surrender your shares following completion of the Merger.

Where can I find more information about American Community Properties Trust?

We file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information we file with the Securities and Exchange Commission at its public reference room in Washington, D.C. (100 F Street, N.E. 20549).  Our Securities and Exchange Commission filing number is 001-14369.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the Internet, through a website maintained by the Securities and Exchange Commission at http://www.sec.gov and on our website at www.acptrust.com. Information contained on our website is not part of, or incorporated into, this proxy statement.  Please see the section captioned “Where You Can Find Additional Information” on page 67.

Whom can I call with questions?

If you have questions, require assistance voting your shares or need additional copies of proxy materials, you may call:

Matthew M. Martin
Chief Financial Officer and Secretary
American Community Properties Trust
222 Smallwood Village Center
St. Charles, Maryland  20602
(301) 843-8600

Who will solicit and pay the cost of soliciting proxies?

The Company will pay the expenses related to printing, filing and mailing this proxy statement.  In addition to solicitation by mail and, without additional compensation for such services, proxies may be solicited personally, or by telephone or telecopy, by our officers or employees.  We will bear the cost of soliciting proxies.  We will also

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request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of Common Shares held of record by such persons, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

If you have further questions, you may contact Matthew M. Martin, our Chief Financial Officer and Secretary, at the address or telephone number indicated above.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements, including statements relating to the financial condition, results of operations, plans, objectives, future performance and businesses of our Company, as well as information relating to the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement, including statements concerning the anticipated closing date of the Merger, the conduct of the business of our Company if the Merger is not completed, tax consequences of the Merger and the possibility that any of the conditions to closing, including those outside our control, will be satisfied.  The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information.  These forward-looking statements are based on current expectations, beliefs, assumptions, estimates and projections about the current economic environment, our Company, the industry and markets in which our Company operates.  Words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and variations of such words and similar words also identify forward-looking statements.  Our Company also may provide oral or written forward-looking information in other materials released by the Company to the public.

You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control.  Although we believe that the expectations reflected in any forward-looking statements that we made are based upon reasonable assumptions, these risks, uncertainties and other factors may cause our actual results, performance or achievements to differ materially from anticipated future results, or the performance or achievements expressed or implied by such forward-looking statements.  Accordingly, there can be no assurance that these expectations will be realized.

We undertake no obligation to update or revise forward-looking statements in this proxy statement to reflect changes in underlying assumptions or factors, new information, future events or otherwise.  Any forward-looking statements speak only as of the date that they are made.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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THE SPECIAL MEETING

The special meeting will be held at    ●    local time on    ●   ,    ●    at the Regency Furniture Stadium, Legends Club Room, 11765 St. Linus Drive, Waldorf, Maryland.  At the special meeting, you will be asked to consider and vote upon (i) the Merger pursuant to the terms of the Merger Agreement (Proposal 1), (ii) the Declaration of Trust Amendment (Proposal 2) and (iii) any proposal to adjourn the special meeting to solicit additional proxies in favor of approval of the Merger and the Declaration of Trust Amendment if there are insufficient votes at the time of the special meeting to approve both the Merger and the Declaration of Trust Amendment (Proposal 3).

 Record Date, Notice and Quorum Requirement

We have set the close of business on    ●   , 2009 as the record date for determining those shareholders who are entitled to notice of, attend and vote at, the special meeting.  As of the record date,    ●    Common Shares were outstanding.  We have no preferred shares of beneficial interest outstanding.

The presence at the special meeting, in person or by proxy, of holders of a majority of the aggregate number of our Common Shares outstanding and entitled to vote on the record date will constitute a quorum, allowing us to conduct the business of the special meeting.

The holder of shares represented by a properly executed proxy marked ABSTAIN and a broker non-vote will be counted as present for purposes of determining whether a quorum is present at the special meeting but will not be voted.

 Voting Requirements for the Proposals

The Merger

Under the Merger Agreement, the proposal to approve the Merger requires the affirmative vote of holders of at least two-thirds of our issued and outstanding Common Shares entitled to vote at the special meeting.

Declaration of Trust Amendment

Under Maryland law and our Declaration of Trust, the proposal to approve the Declaration of Trust Amendment requires the affirmative vote of holders of at least two-thirds of our issued and outstanding Common Shares entitled to vote at the special meeting.  Approval of the Declaration of Trust Amendment is a condition to the obligations of FCP to close the Merger.

Adjournments

Under our Bylaws, any proposal to adjourn the special meeting to solicit additional proxies in favor of approval of the Merger and the Declaration of Trust Amendment if there are insufficient votes at the time of the special meeting to approve both the Merger and the Declaration of Trust Amendment will require the affirmative vote of holders of at least a majority of the votes cast on the proposal at the special meeting.

Other Voting Matters

Abstentions and broker non-votes will have the same effect as a vote against the proposals to approve the Merger and to approve the Declaration of Trust Amendment.  For purposes of the vote to adjourn the special meeting to solicit additional proxies, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

Each Common Share is entitled to one vote.  If you hold your Common Shares in “street name” (that is, through a broker or other nominee), your broker or nominee will not vote your shares unless you provide instructions to your broker or nominee on how to vote your shares.  You should instruct your broker or nominee how to vote your shares by following the directions provided by your broker or nominee.

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As described below, the Wilson Family Shareholders and their affiliates holding an aggregate of 2,650,720 Common Shares of our Company (representing 47% or our outstanding fully diluted Common Shares) have agreed to vote these shares in favor of the Merger and the Declaration of Trust Amendment.  In addition, other trustees and officers of our Company who own an aggregate of 416,949 Common Shares of our Company (representing 7.4% of our outstanding fully diluted Common Shares) have indicated that they will vote their shares in favor of the Merger and the Declaration of Trust Amendment.

FCP has advised us that it has entered into an arrangement with Mr. Isaac who, together with certain related persons and affiliates, beneficially owns an aggregate of 865,329 of our Common Shares (representing 15.4% of our outstanding fully diluted Common Shares), pursuant to which Mr. Isaac and substantially all of such related persons and affiliates would make a passive indirect investment in the Surviving Entity of the Merger immediately after the closing of the Merger and agree to vote 829,529 of the Common Shares that they own  (representing 14.8% of our outstanding fully diluted Common Shares) in favor of the Merger and the Declaration of Trust Amendment at the special meeting.  These Common Shares, combined with the Common Shares owned by the Wilson Family Shareholders and our other trustees and executive officers, comprise, in the aggregate, 3,897,198 of our Common Shares (representing 69% of our outstanding fully diluted Common Shares), and represent a sufficient number of votes required to approve the Merger and the Declaration of Trust Amendment at the special meeting.

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THE MERGER—PROPOSAL 1

THE PARTIES

American Community Properties Trust.

American Community Properties Trust is a self-advised and self-managed real estate holding company that is primarily engaged in the business of investing in and managing multifamily rental properties as well as community development and homebuilding.  ACPT’s operations are primarily concentrated in the Washington, D.C. metropolitan area and Puerto Rico.  As of September 30, 2009, we owned or maintained interests in 22 multifamily rental properties, directly and through partnerships, containing an aggregate of 3,366 completed units and 184 units that are currently under construction.  In addition, as of September 30, 2009, we owned two commercial buildings containing approximately 75,000 square feet of leasable space and approximately 4,000 acres of land in St. Charles, Maryland and 600 acres of land in Puerto Rico.  We were formed as a Maryland real estate investment trust on March 17, 1997 to succeed to most of Interstate General Company L.P.’s (“IGC”) real estate operations.  On October 5, 1998, IGC transferred to ACPT the common shares of four subsidiaries that collectively comprised the majority of the principal real estate operations and assets of IGC.  In exchange, ACPT issued to IGC 5,207,954 Common Shares of ACPT, all of which were distributed to the partners of IGC.  We believe that we have qualified and been taxable as a partnership for U.S. federal income tax purposes since October 5, 1998.  Our executive offices are located at 222 Smallwood Village Center, St. Charles, Maryland, 20602, phone number (301) 843-8600.  Our Common Shares currently are listed on the New York Stock Exchange AMEX, or “NYSE Amex,” under the symbol “APO.”  We currently have no preferred shares outstanding.

FCP Fund I, L.P.

Federal Capital Partners is a Washington, .D.C.-based real estate investment company  that owns and manages a portfolio of multi-family office, industrial and retail properties in the Mid-Atlantic region, including through FCP Fund I, L.P., its equity fund, which we sometimes refer to in this proxy statement as “FCP.”  FCP’s executive offices are located at c/o Federal Capital Partners, 1000 Potomac Street, Suite 120, Washington, D.C. 20007, phone number (202) 333-6030.

 FCP/ACPT Acquisition Company, Inc.

FCP/ACPT Acquisition Company, Inc., which we sometimes refer to in the proxy statement as “Merger Sub,” is a Maryland corporation and indirect subsidiary of FCP formed for the sole purpose of effecting the Merger.  Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement.  Merger Sub’s executive offices are located at c/o Federal Capital Partners, 1000 Potomac Street, Suite 120, Washington, D.C. 20007, phone number (202) 333-6030.

 General Description of the Merger

 Overview

The Merger Agreement provides for the Merger of Merger Sub with and into our Company.  Our Company will be the Surviving Entity in the Merger and will be a subsidiary of FCP.

We expect the Merger to occur as soon as practicable after our shareholders approve the Merger and the Declaration of Trust Amendment and the satisfaction or waiver of all other conditions to closing under the Merger Agreement.  The Merger will be completed when the articles of merger have been accepted for record by the SDAT in accordance with Maryland law, or such later time as we and Merger Sub may agree and designate in the articles of merger (not to exceed 30 days from the time the articles of merger are accepted for record).  We currently anticipate closing the Merger late in the fourth quarter of 2009 or early in the first quarter of 2010.

 Merger Consideration to be Received by Holders of Our Common Shares

As of the effective time of the Merger, holders of our Common Shares will have no further ownership interest in the Surviving Entity.  Instead, each holder of our outstanding Common Shares immediately prior to the effective time of the Merger will be entitled to receive $7.75 in cash per share, without interest.  However, the

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Merger Consideration is subject to adjustment for certain dividend payments, if any (as described in this proxy statement).  At this time, we do not expect to make any dividends or other distributions that would impact the Merger Consideration.

As of the effective time of the Merger, each of our Common Shares that is owned by us, by any of our subsidiaries or by FCP, Merger Sub or any of their subsidiaries, other than shares held on behalf of third parties, will be cancelled and retired and will cease to exist.  No payment will be made for any such cancelled shares.

Merger Consideration to be Received by Holders of Restricted Shares and Share Appreciation Rights

In the Merger, each unvested restricted common share of our Company that, by its terms, vests automatically upon the consummation of the Merger will fully vest in accordance with its terms and be considered an outstanding Common Share for all purposes, including the right to receive the Merger Consideration.  Each unvested restricted common share of our Company that, by its terms, does not vest in connection with a change of control, such as the Merger, will be cancelled and retired for no additional consideration.

Additionally, in the Merger, each of the outstanding share appreciation rights will be cancelled and in lieu thereof, each holder will be entitled to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the base price per Common Share underlying such share appreciation right multiplied by (ii) the number of Common Shares subject to such share appreciation right.  For more information on these rights and privileges, see the section captioned “The Merger—Interests of Our Trustees, Executive Officers and Other Persons in the Mergers” on page 36 of this proxy statement.

 Merger Vote Requirement

Pursuant to the Merger Agreement, the affirmative vote of the holders of two-thirds of our outstanding Common Shares entitled to vote at the special meeting is required to approve the Merger.  Common shares not voted at the special meeting will have the same effect as a vote against the Merger.

FCP and Merger Sub have entered into a voting agreement with the Wilson Family Shareholders who hold an aggregate of 2,650,720 of our Common Shares (which represents 47% of our outstanding fully diluted Common Shares).  Pursuant to the voting agreement, the Wilson Family Shareholders have agreed to vote their Common Shares in favor of the Merger and the Declaration of Trust Amendment.  The Wilson Family Shareholders have agreed to vote against certain matters that would impact our ability to timely complete the Merger as proposed herein.  In addition, other trustees and officers of our Company who own an aggregate of 416,949 of our Common Shares (representing 7.4% of our outstanding fully diluted Common Shares) have indicated that they will vote their shares in favor of the Merger and the Declaration of Trust Amendment.

FCP has advised us that it has entered into an arrangement with Mr. Isaac who, together with certain related persons and affiliates, beneficially owns an aggregate of 865,329 of our Common Shares (representing 15.4% of our outstanding fully diluted Common Shares), pursuant to which Mr. Isaac and substantially all of such related persons and affiliates would make a passive indirect investment in the Surviving Entity of the Merger immediately after the closing of the Merger and agree to vote 829,529 of the Common Shares they they own  (representing 14.8% of our outstanding fully diluted Common Shares) in favor of the Merger and the Declaration of Trust Amendment at the special meeting.  These Common Shares, combined with the Common Shares owned by the Wilson Family Shareholders and our other trustees and executive officers, comprise, in the aggregate, 3,897,198 of our Common Shares (representing 69% of our outstanding fully diluted Common Shares), and represent a sufficient number of votes required to approve the Merger and the Declaration of Trust Amendment at the special meeting.

 Background of the Merger

In October 2008, following a change in senior management, we began exploring strategic alternatives in an effort to identify a course of action that would create shareholder value and position our Company to raise additional capital for growth.  In November 2008, the Company engaged FBR to assist the Company in analyzing potential strategic and structural alternatives. Between November 2008 and March 2009, the Company, with the assistance of FBR, reviewed its corporate and capital structure and their tax implications.  Based on this review, the Company concluded that, although the Company had originally been structured so as to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes, the Company was not able to qualify as a REIT due in part to

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the heavy concentration of ownership of the Company’s Common Shares among a small number of shareholders. In February 2009, the Board of Trustees met to consider the results of this review and concluded that its current corporate and capital structure was inefficient from a tax perspective and was adversely affecting the trading prices of its Common Shares.  As a consequence of this review, the Board of Trustees determined to consider three potential alternatives for the Company:

1)           a recapitalization pursuant to which the Company would issue shares of two new classes of tracking stock in exchange for existing Company Common Shares, with one class of shares of the new tracking stock tracking the financial performance of the Company’s multifamily apartment business and the other class of shares of tracking stock tracking the financial performance of the Company’s land and development business.  In connection with the recapitalization, the Company would also seek to cause ARPT to qualify as a REIT.  This alternative would allow the Company to raise additional capital through the issuance of tracking shares that tracked the financial performance of the Company’s apartment business and, if the Company could cause American Rental Property Trust to qualify as a REIT, would enable the Company to operate ARPT in a more tax-efficient manner.

2)           a recapitalization pursuant to which the Company would either cause ARPT to qualify as a REIT, or cause the Company to qualify as a REIT and move the Company’s land and development business into a taxable REIT subsidiary.

3)           voluntarily delisting and deregistering (“Going Dark”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a result of which the Common Shares would begin to trade in the over-the-counter market.  This strategy would reduce ongoing costs of being a public company, estimated to be between $1.1 and $2.2 million annually, but continue to require the Company to provide certain quarterly information to shareholders.

REIT qualification, under any of these alternatives, was deemed to be important for tax efficiency since this would allow the Company to avoid paying corporate tax on its REIT taxable earnings to the extent such earnings are distributed to shareholders.  REIT qualification could only be achieved, however, by raising additional equity capital to dilute the ownership percentage of the Wilson Family Shareholders or by having the Wilson Family Shareholders sell down their positions in order to satisfy certain REIT ownership tests.

At the February 2009 Board meeting, the Board authorized FBR to contact both financial and strategic investors in order to assess their level of interest in a potential strategic investment in the Company in light of the three alternatives under consideration.  At the direction of the Board, FBR contacted 42 potential strategic and financial investors, of which five expressed an interest in exploring a potential transaction with the Company.  However, none of the parties whom FBR contacted ultimately made an investment in the Company.  At a Board meeting in April 2009, the Board, with the assistance of FBR, reviewed the feedback received from the potential financial and strategic investors contacted by FBR.  After reviewing this feedback, at the Board’s request, the Company’s Chief Executive Officer, with the assistance of FBR, held face-to-face meetings with certain of the Company’s existing significant minority shareholders in order to solicit the views of those shareholders with respect to the Company and the alternative strategies being considered by the Company.

The feedback received in these discussions was that:

•	the Company was too small to remain a public company,

•	the Company needed to implement a more tax-efficient corporate and capital structure, presumably by qualifying all or a portion of its business as a REIT,

•
the tracking stock idea was not appealing given that the Company would probably not be able to completely insulate its apartment business from the liabilities associated with its land development business and would add complexity to the Company’s corporate and tax structures;

•
none of the potential investors was interested in making a minority investment in a small public company that was both inefficient from a tax standpoint and controlled by an existing majority shareholder; and

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•	current significant minority shareholders opposed Going Dark as long as the Company continued to be controlled by a majority shareholder.

As of the result of this feedback, the Board of Trustees did not authorize management of the Company to actively pursue any of the alternatives discussed above.

In May 2009, a party approached the Wilson Family Shareholders on an unsolicited basis about the possibility of acquiring the Wilson Family Shareholders’ shares in the Company for a price of $7.00 per share.  The Wilson Family Shareholders declined this offer.

In June 2009, J. Michael Wilson, the Company’s Chairman, informed the Board that the Wilson Family Shareholders were willing to sell at least 50% of their Company Common Shares in order to address the ownership issues raised by the minority shareholders and potential investors.  The Board was receptive to the Wilson Family Shareholders pursuing this strategy, so long as the sale was to an investor or group of investors that would be willing to invest additional capital in the Company or facilitate an alternative strategy to create shareholder value.  Mr. Wilson expressed a desire to engage FBR to assist the Wilson Family Shareholders in locating a buyer or buyers for the Wilson Family Shareholders shares.  The Wilson Family believed FBR would be best suited to help them locate potential purchasers of their shares because of FBR’s familiarity with the Company and its assets and structure gained in the course of its engagement as a financial advisor to the Company in connection with the Company’s consideration of strategic alternatives.  At the request of the Wilson Family, the Board determined to suspend its engagement of FBR in order to allow FBR to assist the Wilson Family Shareholders with respect to the sale of their shares.

In June 2009, FBR was engaged by the Wilson Family Shareholders to assist them in connection with a potential sale of the Wilson Family Shareholders shares.  At the direction of the Wilson Family Shareholders, FBR contacted 25 potential financial and strategic investors.  Of those 25 potential investors, 14 signed confidentiality agreements and performed due diligence and three ultimately submitted proposals to purchase the Wilson Family Shareholders’ Common Shares as discussed below.

During this process, FBR received feedback that was similar to the feedback received from potential investors and existing shareholders during the earlier meetings held in March, April and May 2009, and it became apparent that none of the parties contacted were interested in acquiring a significant minority interest in the Company.  Accordingly, the Wilson Family Shareholders determined that their best course of action was to sell their entire stake in the Company and, at the direction of the Wilson Family Shareholders, FBR began contacting potential purchasers of their entire interest. In July and August 2009, three of the parties that FBR contacted on behalf of the Wilson Family Shareholders submitted non-binding indications of interest to acquire the Wilson Family Shareholders’ shares for proposed purchase prices ranging from $6.00 per share to $7.75 per share.  The highest price expressed by one of the initial bidders, which we refer to as Bidder A, was subject to a financing contingency.  FCP, which had already performed a significant amount of due diligence on the Company, submitted a non-binding indication of interest of $7.15 per share with no financing contingency.  The lowest bid of $6.00 per share was submitted by a group of high net worth individuals, which we refer to collectively as Bidder B.  Both FCP and Bidder B also indicated in their indications of interest that any purchase by them of the Wilson Family Shareholders’ shares would be conditioned on their ability to buy out the remaining Company shareholders through a subsequent tender offer or other subsequent purchase transaction and/or to cause the Company to delist its Common Shares from any national securities exchange and deregister the Company under the Exchange Act (i.e., “Go Dark”).  Based on its demonstrated ability and willingness to work towards consummating a transaction expeditiously, its reputation, the professionalism demonstrated by its representatives and the fact that it had performed a significant amount of due diligence in the Company and that its offer was not subject to any financing contingency, the Wilson Family Shareholders believed that FCP seemed to be the most likely of the three bidders to be able to complete the purchase of their interest in the Company on an expedited basis.  After numerous discussions, the Wilson Family Shareholders determined that they would accept FCP’s offer if FCP would increase the price to $7.50 per share.  FCP agreed to the $7.50 per share price, subject to a meeting with the Board of Trustees to describe FCP’s strategic plans for the Company following such purchase of the Wilson Family Shareholders’ shares to gauge the level of support that it would receive from the Board regarding its plans for the Company.

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In late August 2009, subsequent to the Wilsons’ entering into exclusive negotiations with FCP, the Company received, on an unsolicited basis, a non-binding indication of interest from a private real estate investment fund, which we refer to as Company A, to acquire the Company for a price of $8.00 per share, subject to due diligence and negotiation of definitive documents.

In response to FCP’s request to meet with the Board of Trustees, on September 1, 2009, the Board of Trustees met with representatives from FCP.  These representatives from FCP discussed their strategic plans for the Company, including their interest to acquire the remaining outstanding Common Shares of the Company following its purchase of the Wilson Family Shareholders shares.

After meeting with FCP, the Board discussed FCP’s proposal to acquire the Wilson Family Shareholders shares and its strategic plans for the Company and also to consider the unsolicited proposal that it had received from Company A to acquire the Company for a price of $8.00 per share as described above.  The Board concluded that FCP’s proposal to the Wilson Family Shareholders was only the first step of a proposed series of related transactions to ultimately acquire the entire Company and determined to view the FCP proposal to the Wilson Family Shareholders as a proposal to acquire the entire Company.

In light of the Board’s views regarding the Company’s prospects as a standalone business and FCP’s stated intention to acquire the entire Company, the Board determined that it would be advisable to engage in discussions with FCP about acquiring the Company in a single transaction, rather than permitting FCP to acquire the Wilson Family Shareholders’ shares without a firm commitment or obligation to purchase the outstanding Common Shares of the minority shareholders.  The Board also expressed concern regarding the effect on the minority shareholders if the Company were to Go Dark.

After further deliberation, at its September 1, 2009 meeting, the Board directed FBR to invite FCP to make a proposal to acquire the Company at a price higher than $7.50 per share and informed FCP that its approval of any acquisition of the Company by FCP would be conditioned upon being able to conduct a post-signing market check.

The FCP representatives returned to meet with the Board of Trustees later in the day on September 1, 2009, and outlined a proposal to acquire the Company in an all-cash merger for a price of $7.75 per share, with no financing contingency, subject to a 21-day “go-shop” arrangement that would commence after execution of a definitive agreement and, upon the occurrence of certain events, reciprocal termination fees of $1.75 million.  The Board also discussed the proposal by Company A and the fact that Company A had not performed a meaningful due diligence investigation of the Company.

On September 2, 2009, the Board Trustees met to consider FCP’s proposal and to consider again the proposal from Company A.  At that meeting representatives of the Company’s counsel suggested that the Board consider forming a Special Committee of independent and disinterested trustees to evaluate FCP’s proposal and the other strategic alternatives available to the Company.  On September 2, 2009, the Board established a Special Committee of Trustees, referred to as the “Special Committee,” comprised of the Company’s five independent and disinterested trustees and the Special Committee determined to engage a financial advisor and independent counsel.

On September 3, 2009, the Special Committee met again to discuss the engagement of a financial advisor and counsel.  After extensive discussion, the Special Committee determined that it would be in the best interests of the Company to engage FBR as the Special Committee’s financial advisor.  The Special Committee members considered the prior relationships between FBR and the Company and the then current relationship between FBR and the Wilson Family Shareholders and the risk that those relationships would impair FBR’s ability to provide independent financial advice to the Special Committee.  The Special Committee also considered the extensive experience and knowledge gained by FBR from working with the Company and the fact that FBR had already assisted the Wilson Family Shareholders in identifying potential parties that could be interested in acquiring all or a majority of the outstanding shares owned by the Wilson Family Shareholders.  The Special Committee considered the additional cost and potential delay that would likely be incurred if the Special Committee engaged a new financial advisor that would have to spend significant amounts of time becoming familiar with the Company and the parties most likely to be interested in acquiring the Company.  Following those deliberations, the Special Committee concluded that the interests of the Company and its shareholders, including those shareholders unaffiliated with the Wilson Family Shareholders, would be best served if FBR were engaged as the Special Committee’s financial advisor, provided FBR entered into agreements with (i) members of the Wilson Family Shareholders terminating the engagement agreement between FBR and the Wilson Family Shareholders and confirming that FBR would not be

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entitled to any fees under the terms of FBR’s engagement by the Wilson Family Shareholders whether or not any sale transaction occurred after the date of such termination and (ii) the Company terminating the engagement between FBR and the Company and confirming that FBR would not be entitled to any additional fees under the terms of FBR’s engagement by the Company regardless of whether a sale transaction occurred after the date of such termination.  The Special Committee further determined that Hunton & Williams LLP (“Hunton & Williams”), the Company’s counsel, should continue to be involved, as company counsel, in the process relating to the strategic alternatives available to the Company given its institutional knowledge about the Company and lack of other conflicts, but that the Special Committee would also need its own independent counsel.  After extensive discussion with representatives from FBR and Hunton & Williams, the Special Committee engaged FBR as its financial advisor and determined to engage Venable LLP (“Venable”) as the Special Committee’s independent counsel, subject to interviewing representatives from Venable and negotiating the terms of Venable’s engagement.

On September 4, 2009, the Special Committee met again to discuss the communications received from Ross Levin, one of the Company’s trustees, regarding the process being undertaken by the Special Committee and Mr. Levin’s belief that Paul Isaac, Mr. Levin’s employer and the beneficial owner of approximately 11% of the Company’s outstanding Common Shares at the time, may have an interest in submitting a proposal to acquire the Company on terms more favorable than the terms proposed by FCP.  Mr. Levin had indicated that he believed Mr. Isaac may have an interest in acquiring the Company at the September 1, 2009 Board meeting as well, but when asked whether he had any specific knowledge that Mr. Isaac was interested in making a proposal to acquire the Company, Mr. Levin said that he did not, but that he believed the Company should undertake a more open process to sell the Company rather than first entering into an agreement in principle with FCP that contained an exclusive negotiating provision and then undertaking a market check of that transaction after entering into a definitive agreement with FCP.  The Special Committee also considered the fact that FCP had indicated that it would cease to engage in further discussions with the Company unless the Company agreed to negotiate with FCP on an exclusive basis for a reasonable period of time with a view towards entering into a definitive agreement with an appropriate market check after execution of a definitive agreement.  Although the Special Committee considered carefully Mr. Levin's recommendations regarding the Company's review of strategic alternatives, the Special Committee determined that the Company's shareholders would be best served by negotiating initially on an exclusive basis with FCP.  As a result, on September 13, 2009, the Special Committee approved and entered into a non-binding term sheet with FCP that contained a binding agreement to negotiate with FCP on an exclusive basis until September 23, 2009.  This term sheet with FCP provided for the merger of the Company with FCP for cash consideration of $7.75 per share, a 21-day go-shop arrangement following execution of a definitive merger agreement and a mutual break-up fee of $1.75 million.

On September 8, 2009, Ross Levin resigned as a trustee of the Company.  In his resignation letter, Mr. Levin objected to the Company’s strategy of pursuing negotiation of a merger on an exclusive basis with one potential buyer rather than having a more open auction-like process.

On September 9, 2009, the Board of Trustees met to discuss Mr. Levin’s resignation and the Company’s obligation to announce his resignation in a Current Report on Form 8-K.  The Board and its advisors also discussed the need, in light of Mr. Levin’s resignation, to announce the fact that the Board had formed the Special Committee to explore strategic alternatives, including a possible sale of the Company. On September 14, 2009, the Company filed a Current Report on Form 8-K announcing Mr. Levin’s resignation, the formation of the Special Committee and the execution of a non-binding indication of interest containing an exclusive negotiating agreement.

On September 10, 2009, the Special Committee held a telephonic meeting at which it reviewed the status of discussions with FCP with the assistance of its legal and financial advisors.

At a meeting of the Special Committee held on September 11, 2009, the Special Committee reviewed the prior processes undertaken by the Company and the Wilson Family Shareholders, including the strategic alternatives previously considered by the Company, and the efforts of the Wilson Family Shareholders to solicit the purchase of all or a significant portion of their Common Shares.  In addition, the Special Committee considered a request from FCP for the Company to reimburse up to $1 million in FCP’s transaction related expenses in the event the Company was to enter into a definitive agreement relating to the acquisition of 50% or more of the Company’s Common Shares or assets with a party other than FCP.  The Special Committee directed its chairman, with the assistance of its legal and financial advisors, to negotiate terms of a cost reimbursement agreement as well as certain other proposed terms of a transaction with FCP, including the duration of the go-shop period, termination fees and the vote required for shareholders to approve the transaction.

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Later in the evening on September 11, 2009, the Special Committee held another meeting to discuss the status of negotiations with FCP regarding certain proposed transaction terms and FCP’s expense reimbursement request.  The Special Committee authorized approval of a cost reimbursement agreement in which the Company would reimburse FCP up to $300,000 in transaction related expenses incurred from September 8, 2009 forward in the event that the Company was to enter into a definitive agreement relating to the acquisition of 50% or more of the Company’s Common Shares or assets with a party other than FCP within 180 days from the end of the exclusivity period.  On September 25, 2009, the terms of this cost reimbursement agreement were generally subsumed in the terms of the Merger Agreement.

At a meeting of the Special Committee on September 18, 2009, the Special Committee discussed proposed terms of the Merger Agreement with the assistance of its legal and financial advisors.  In addition, the Special Committee reviewed how the post-signing market check would work, including the parties that would be contacted during the go-shop period and the due diligence materials that would be available to qualified bidders in an online data room.  The Special Committee also discussed a letter sent to the Company’s trustees from counsel to one of the Company’s shareholders regarding the scope of the process undertaken by the Company and requesting certain due diligence materials.  The Special Committee directed its legal advisors to respond by letter to such shareholder’s counsel.  In that response, the Special Committee’s legal advisors informed such shareholder’s counsel that the Special Committee acknowledged receipt of the letter and would consider the letter promptly and carefully.

During the following weeks, the Special Committee, with the assistance of its legal  and financial advisors and the Company’s outside legal counsel, continued to negotiate the terms and conditions of the draft Merger Agreement with FCP and its counsel.  In particular, the Special Committee, in an effort to ensure that the terms of the Merger Agreement would not preclude other potential bidders from submitting proposals that might be superior during the go-shop period, negotiated a longer go-shop period of 30 days and a reduced break-up fee if we terminate the Merger Agreement in favor a superior proposal (as defined in the Merger Agreement) during the go-shop period or otherwise from a bidder identified during the go-shop period with whom negotiations or discussions were continuing at the end of the go-shop period.  In addition, in an effort to ensure that the Company’s minority shareholders have a meaningful vote with respect to the proposed Merger, the Special Committee negotiated a super-majority shareholder approval provision, which requires approval of the holders of two-thirds of the Company’s outstanding Common Shares, notwithstanding the fact that only a majority vote is required under Maryland law and the Company’s Declaration of Trust.

On September 22, 2009, the Special Committee met to discuss the proposed terms of the draft Merger Agreement and to consider whether to propose extending the exclusive negotiating period with FCP beyond September 23, 2009.  The Special Committee reserved judgment on the issue of extending the exclusivity period.

At a meeting of the Special Committee on September 23, 2009, Venable reviewed the duties of trustees under applicable law and certain proposed terms of the transaction with FCP.   The Special Committee discussed at length the strategic review process and the potential effects on the Company’s minority shareholders in the event that the Wilson Family Shareholders were to sell their shares to a third party.  Later in the evening on September 23, 2009, the Special Committee held another meeting to review the status of the negotiations with FCP with the assistance of its legal and financial advisors.  The Special Committee also reviewed the strategic alternative process previously conducted by the Company, and the efforts of the Wilson Family Shareholders to solicit the purchase of all or a significant portion of their Common Shares.  The Special Committee approved an extension of the exclusivity period with FCP in order to provide the Special Committee further time to consider the proposed terms of a transaction with FCP and to enable both parties to continue to negotiate remaining open issues.

On September 24, 2009, the Company filed a Current Report on Form 8-K announcing an extension of the exclusive negotiating period with FCP until September 30, 2009.

On September 25, 2009, the Special Committee met in executive session with Venable, during which Venable reviewed the duties of trustees under applicable law and members of the Special Committee reconfirmed their independence.  At the invitation of the Special Committee, representatives from FBR and Hunton & Williams participated in a portion of the meeting, along with Matthew Martin, the Company’s Chief Financial Officer.  Hunton & Williams reviewed in detail the terms of the proposed Merger Agreement. The Special Committee also reviewed the strategic alternatives previously considered by the Company, and the efforts of the Wilson Family Shareholders to solicit the purchase of all or a significant portion of their Common Shares.  At the request of the Special Committee FBR then reviewed its financial analysis of the Company and the proposed merger and delivered

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its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of FBR’s written opinion dated the same date), to the effect that, as of September 25, 2009, the per share Merger Consideration of $7.75 to be received the Unaffiliated Holders in the proposed Merger pursuant to the Merger Agreement was fair to such Unaffiliated Holders from a financial point of view.  The Special Committee discussed at length the foregoing matters.  The Special Committee then unanimously determined (i) that the sale of the Company is the best strategic alternative available to the Company, (ii) that the proposed definitive Merger Agreement with FCP and Merger Sub and the transactions contemplated thereby and the Declaration of Trust Amendment are advisable and in the best interests of the Company, (iii) to recommend that the Board of Trustees determine that the Merger, on the terms set forth in the Merger Agreement, and the Declaration of Trust Amendment are advisable and in the best interests of the Company and (iv) to recommend that the Board of Trustees direct that each of the Merger and the Declaration of Trust Amendment be submitted to the shareholders of the Company for their approval and that the Board of Trustees recommend that the shareholders of the Company approve the Merger and the Declaration of Trust Amendment.

At a meeting of the Board of Trustees immediately following the Special Committee meeting, the chairman of the Special Committee reported to the Board of Trustees that the Special Committee had unanimously determined to recommend that the Board of Trustees approve the proposed Merger between the Company and Merger Sub pursuant to the terms of the Merger Agreement and the Declaration of Trust Amendment.  The Special Committee then recommended that the Board of Trustees (a) approve the proposed Merger with Merger Sub pursuant to the terms of the Merger Agreement and the Declaration of Trust Amendment and (b) recommend to the shareholders of the Company approval of the Merger pursuant to the terms of the Merger Agreement and the Declaration of Trust Amendment.  The Board of Trustees (other than Messrs. Wilson and Griessel, who abstained from deliberating or voting), having considered the recommendation of the Special Committee regarding the proposed Merger with Merger Sub, the terms of the Merger, alternatives to the Merger and the risks and benefits of the Merger, in addition to various other factors, including the opinion of FBR, then (i) determined that the Merger with Merger Sub and the transactions contemplated by the proposed Merger Agreement with FCP and Merger Sub and the Declaration of Trust Amendment are in the best interests of the Company, (ii) approved the Merger with Merger Sub and the transactions contemplated by the proposed Merger Agreement and the Declaration of Trust Amendment and (iii) resolved to recommend that the shareholders of the Company vote FOR approval of the Merger and FOR approval of the Declaration of Trust Amendment at a special meeting of shareholders to be held for such purposes.

Following this meeting, the Merger Agreement was finalized and executed on September 25, 2009.  On the evening of September 25, 2009, the Company issued a press release announcing that it had entered into the Merger Agreement with FCP and Merger Sub.  In addition, on September 25, 2009, the Wilson Family Shareholders entered into a voting agreement with FCP and Merger Sub.  On September 28, 2009, the Company filed a Current Report on Form 8-K reporting that it had entered into the Merger Agreement and the Wilson Family Shareholders had entered into a voting agreement with FCP and Merger Sub.

At the Special Committee’s request, representatives of FBR promptly began contacting parties to solicit their interest in acquiring the Company. Representatives of FBR contacted 57 parties, including public and private real estate companies, institutional investors and significant minority shareholders of the Company, in order to determine whether they would be interested in submitting an acquisition proposal to the Company.

At the Special Committee’s request, FBR requested that all parties that had indicated an interest in submitting an acquisition proposal and that had executed confidentiality agreements with the Company, or were in the process of negotiating the same, submit written proposals to acquire the Company along with any proposed revisions to a draft form of merger agreement previously provided on behalf of the Special Committee by 12:00 pm, Eastern time, on October 23, 2009, in order to provide an opportunity to review and negotiate improvements to any proposal received prior to the close of the go-shop period.  As of the end of the go-shop period on October 28, 2009, ten potential bidders had executed confidentiality agreements with the Company and had been provided access to the data room.  As of October 28, 2009, other than FCP, no potential bidder had submitted an acquisition proposal to acquire the Company.

On each of September 30, October 1, October 2 and October 6, 2009, Mr. Isaac filed a Statement of Changes in Beneficial Ownership on Form 4 disclosing that, between September 28, 2009 and October 2, 2009, he had acquired, indirectly through one of his controlled entities, an aggregate of 146,392 of our Common Shares in open market transactions.

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On October 7, 2009, Mr. Isaac filed an amendment to his Schedule 13D disclosing the acquisition of an aggregate of 146,392 of our Common Shares in open market transactions, as previously disclosed on his Statements of Changes in Beneficial Ownership on Form 4 described above, increasing the total number of our Common Shares that he beneficially owns to 865,329 shares.  In the amendment to his Schedule 13D, Mr. Isaac disclosed that he is continuing to review the proposed Merger that we had announced on September 25, 2009 and his alternatives with respect to his investment in light of the pending Merger.

We were informed by FCP that, on October 1, 2009, representatives from FCP met with Mr. Isaac at the request of Mr. Isaac and without any solicitation from, or any initiation on the part of, FCP or any of its representatives.  At this meeting, Mr. Isaac informed the representatives of FCP that he was considering his alternatives with respect to his investment in the Company and expressed his interest in possibly participating in the transaction on the buy-side with FCP.  Representatives of FCP informed Mr. Isaac at this meeting that they did not wish to take any action that would jeopardize the Merger or otherwise be viewed as being unfavorable to the shareholders of the Company, but that they would consider his request.

After careful consideration by its principals, on October 9, 2009, representatives of FCP informed Mr. Isaac that it would be willing to consider, on a non-binding basis, a passive investment by Mr. Isaac and certain of his related and affiliated persons.  Subsequently, the parties and their respective representatives engaged in a number of follow-up discussions regarding the viability of such a transaction and the possible terms of such arrangement.  On October 15, 2009, FCP informed the Special Committee that it was considering a possible arrangement whereby Mr. Isaac and substantially all of his related persons and affiliates would make a passive indirect investment in the Surviving Entity.

On October 16, 2009, the Special Committee met to discuss the possible arrangement that Mr. Isaac and FCP were discussing and the impact of such an arrangement on the Company and the Merger.

On November 10, 2009, FCP entered into a voting agreement and a purchase agreement pursuant to which Mr. Isaac and substantially all of his related persons and affiliates would make a cash capital contribution in exchange for a passive indirect investment in the Surviving Entity.  In addition, Mr. Isaac and such related persons and affiliates have agreed to vote in favor of the Merger and the Declaration of Trust.  The material terms of such arrangement are more fully described under “—Voting and Passive Investment Arrangement with Paul J. Isaac.”

FCP has informed us that, prior to the meeting on October 1, 2009, which the parties held at Mr. Isaac’s request, neither it nor any of its affiliates had had any prior discussions or meetings with Mr. Isaac or any of his related and affiliated persons, nor had it contemplated or considered initiating any such discussions or meetings, regarding the Merger, the Declaration of Trust Amendment or any of the other transactions contemplated by the Merger Agreement, or any possible investment by Mr. Isaac and any of his related and affiliated persons in the Surviving Entity.  In addition, no discussions regarding such potential investment were held between FCP, on one hand, and Mr. Isaac and any of his related and affiliated persons, on the other hand, after such meeting on October 1, 2009 and prior to October 9, 2009, when FCP informed Mr. Isaac that it would consider a passive investment by Mr. Isaac and certain of his related and affiliated persons.

 Recommendation of the Special Committee and Our Board of Trustees

Our Board of Trustees recommends that holders of our Common Shares vote FOR approval of the Merger, FOR approval of the Declaration of Trust Amendment and FOR any proposal to adjourn the Special Meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve both the Merger and the Declaration of Trust Amendment.  At a meeting held on September 25, 2009, the Special Committee unanimously recommended the Board of Trustees determine that the Merger, on the terms set forth in the Merger Agreement, and the Declaration of Trust Amendment, are advisable and in the best interests of the Company.  The Board of Trustees, at a meeting held on September 25, 2009, approved the execution of the Merger Agreement and declared the Merger Agreement and the Declaration of Trust Amendment advisable and in the best interests of the Company and further determined to recommend that our shareholders vote FOR approval of the Merger and FOR approval of the Declaration of Trust Amendment.  The two members of our Board of Trustees who are not independent and disinterested, Stephen K. Griessel and J. Michael Wilson, abstained from this vote.  All other members of the Board of Trustees voted in favor of declaring the Merger Agreement and the Declaration of

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Trust Amendment advisable and determining to recommend that our shareholders vote FOR approval the Merger and FOR approval of the Declaration of Trust Amendment. The approval of our Board of Trustees was made based on the recommendation of the Special Committee and after the careful consideration of a variety of business, financial and other factors and consultation with its advisors.

 Reasons for the Merger

In deciding to approve the Merger on the terms set forth in the Merger Agreement, our Board of Trustees and the Special Committee considered a number of factors, both potentially positive and potentially negative, with respect to the Merger and the other transactions contemplated by the Merger Agreement.

Some of the potentially positive factors that our Board of Trustees and the Special Committee considered include:

•
Premium—the Merger Consideration represents a significant premium over the market price of our Common Shares prior to the Company’s announcement on September 14, 2009, that it had formed a Special Committee to explore strategic alternatives, including a possible sale of the Company. The Merger Consideration represents:

•
a $1.13, or 17%, premium over the closing price of our Common Shares on September 14, 2009, the last trading day before we announced that we were considering various strategic alternatives, including a possible sale of the Company;

•	a $0.90, or 13%, premium over the volume weighted average closing price of our Common Shares for the 10-trading day period ending September 14, 2009;

•	a $1.60, or 26%, premium over the volume weighted average closing price of our Common Shares for the 30-trading day period ending September 14, 2009;

•	a $1.62, or 26%, premium over the volume weighted average closing price of our Common Shares for the 60-trading day period ending September 14, 2009;

•	a $1.21, or 18%, premium over the volume weighted average closing price of our Common Shares for the 90-trading day period ending September 14, 2009; and

•	a $3.39, or 78%, premium over the volume weighted average closing price of our Common Shares for the 180-trading day period ending September 14, 2009.

•
the financial analysis reviewed and discussed with the Special Committee by representatives of FBR, as well as the oral opinion of FBR to the Special Committee on September 25, 2009 (which was subsequently confirmed in writing by delivery of FBR’s written opinion dated the same date) with respect to the fairness, from a financial point of view, to the Unaffiliated Holders of the per share Merger Consideration to be received by the Unaffiliated Holders in the proposed Merger pursuant to the Merger Agreement;

•	the high probability that the Merger would be completed based on, among other things, the lack of any financing condition and the substantial financial resources of FCP;

•
the fact that our Common Shares have historically traded with very low volume on the NYSE Amex and that the Merger will create immediate liquidity for all of our shareholders.  The average daily trading volume of our Common Shares on the NYSE Amex during the 180-trading day period prior to our announcement on September 14, 2009, that we had formed a Special Committee to explore strategic alternatives, including a possible sale of the Company, was 2,812 shares;

•
the fact that most of the U.S. income producing multi-family properties have a low tax basis that would likely result in a large tax liability for the Company if such assets were sold and that such tax liability would not be incurred as a result of the Merger;

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•
knowing that the Wilson Family Shareholders, who beneficially own 47% of the Company’s outstanding fully diluted Common Shares, planned to sell their shares to a third party in a privately negotiated sale transaction, the Board and Special Committee considered the fact that the Merger would ensure that our minority shareholders would be treated the same as our majority shareholders, including sharing in a control premium, whereas a private sale by the majority shareholders of control to a third party would likely lead to a tender offer by such third party for the remaining minority shares, or another business combination transaction in which the Company’s minority shareholders would be forced to sell their shares, at a lower price per share than the price at which the Wilson Family Shareholders sold their shares or could result in such third party seeking to delist and deregister our Common Shares in an effort to reduce our overhead, but with the incidental effect of further reducing the liquidity of the our Common Shares and the market price of our Common Shares; and

•	the fact that the Merger would be subject to a market check through the “go-shop” and “fiduciary out” provisions contained in the Merger Agreement.

Reasons Against the Merger

Some of the potentially negative factors that our Board of Trustees and the Special Committee considered include:

•
the fact that the Merger negotiations occurred at a time when the economy was still in a recessionary phase and the commercial real estate and housing markets had not yet begun to improve materially relative to the bear real estate markets witnessed in recent months;

•
the fact that the Company’s liquidity position had improved recently as a result of the sale of the Company’s Puerto Rico apartment portfolio and repayment of a significant amount of Company debt, thus giving the Company the financial stability to remain solvent and operate independently until a possible upturn in the real estate markets;

•	the fact that an all cash merger results in taxable transaction;

•	the Merger would preclude shareholders from participating in the future performance of the Company;

•	the Merger would create a significant disruption to the operation of the Company’s business;

•
the significant costs incurred in connection with negotiating and entering into the Merger Agreement and completing the Merger and the fact that the Merger would require payment of substantial fees if the Merger is not consummated under certain circumstances;

•	the Merger will trigger the vesting of the unvested restricted Common Shares of our Company held by our Chief Executive Officer and the cash-out of the SARs held by one of our independent trustees;

•	the Merger Agreement imposes restrictions on the Company’s conduct of its business; and

•	the obligation to pay a termination fee could have the effect of dissuading other potential bidders from submitting an acquisition proposal for the Company.

In view of the wide variety of factors considered by our Board of Trustees and the Special Committee, our Board of Trustees and the Special Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered.  Our Board of Trustees’ recommendation is based on the totality of the information presented to and considered by it.  After taking into consideration the factors set forth above together with other factors, including those described in “The Merger—Reasons for the Merger” on page 30, our Board of Trustees and the Committee determined that the potential benefits of the Merger substantially outweigh the potential detriments associated with the Merger.

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Opinion of the Special Committee’s Financial Advisor

On September 25, 2009, FBR rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of FBR’s written opinion dated the same date) to the effect that, as of September 25, 2009, the Per Share Merger Consideration to be received by the Unaffiliated Holders in the proposed Merger pursuant to the Merger Agreement was fair to such Unaffiliated Holders from a financial point of view.

FBR’s opinion was directed to the Special Committee and only addressed the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by the Unaffiliated Holders, in the proposed Merger pursuant to the Merger Agreement, and did not address any other aspect or implication of the proposed Merger. The summary of FBR’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Exhibit C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by FBR in preparing its opinion. However, neither FBR’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any security holder as to how such security holder should act or vote with respect to any matter relating to the Merger.

In arriving at its opinion, FBR:

•	reviewed a draft, dated September 24, 2009, of the Merger Agreement and certain related documents;

•	reviewed certain publicly available business and financial information relating to the Company and the industries in which the Company operates;

•
reviewed certain other business, financial and other information relating to the Company, including financial forecasts for the Company provided to or discussed with FBR by the management of the Company;

•	met with certain members of the management of the Company to discuss the business and prospects of the Company and the Merger;

•
reviewed certain financial and share trading data and information for the Company and compared that data and information with corresponding data and information for companies with publicly traded securities that FBR deemed relevant;

•
reviewed certain financial terms of the proposed Merger and compared those terms with the financial terms of certain other business combinations and other transactions which have recently been effected or announced; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that FBR deemed relevant.

In connection with FBR’s review, FBR did not independently verify any of the foregoing information and FBR assumed and relied upon such information being complete and accurate in all material respects. With respect to the financial forecasts provided or discussed with FBR by the Company that FBR used in its analyses, management of the Company advised FBR, and FBR assumed, that such forecasts were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and FBR expressed no view and assumed no responsibility for the assumptions, estimates and judgments on which such forecasts were based. FBR also assumed, with the Special Committee’s consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Merger and that the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. FBR also assumed, with the Special Committee’s consent, that

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the Merger Agreement, when executed by the parties thereto, would conform to the draft reviewed by FBR in all respects material to FBR’s analyses.

FBR’s opinion addressed only the fairness, from a financial point of view, to the Unaffiliated Holders of the Per Share Merger Consideration to be received by the Unaffiliated Holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection with the Merger or otherwise or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, trustees, directors or employees of any party to the Merger, or class of such persons, relative to the Per Share Merger Consideration or otherwise. The issuance of FBR’s opinion was approved by an authorized internal committee of FBR.

FBR’s opinion was necessarily based upon information made available to FBR as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on such date and upon certain assumptions regarding such financial, economic, market and other conditions which are currently subject to unusual volatility and which, if different than assumed, could have a material impact on FBR’s analyses or opinion. FBR’s opinion did not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to the Company or any other party to the Merger, nor did it address the underlying business decision of the Special Committee or the Board of Trustees of the Company to proceed with the Merger. Furthermore, in connection with FBR’s opinion, FBR was not requested to make, and did not make, any physical inspection or independent appraisal of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party, nor was FBR provided with any such appraisal. The Special Committee advised FBR, and for purposes of FBR’s analyses and its opinion FBR assumed, that the Company does not qualify as a REIT for tax purposes and that the Company has been unsuccessful in pursuing alternative transactions that would permit it to qualify as a REIT.

FBR’s opinion was provided for the information of the Special Committee and the Board of Trustees of the Company in connection with their consideration of the Merger and should not be construed as creating any fiduciary duty on the part of FBR to the Special Committee, the Board of Trustees of the Company, the Company, any security holder of the Company or any other party. FBR’s opinion does not constitute advice or a recommendation to any investor or security holder of the Company or any other person as to how such investor, security holder or other person should vote or act on any matter relating to the proposed Merger or otherwise.

In preparing its opinion to the Special Committee, FBR performed a variety of analyses, including those described below. The summary of FBR’s valuation analyses is not a complete description of the analyses underlying FBR’s opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither FBR’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. FBR arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, FBR believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, FBR considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or asset used in FBR’s analyses for comparative purposes is identical to the Company, its business or assets or the proposed transaction. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, FBR did not make separate or quantifiable judgments regarding individual analyses. The implied valuation reference ranges and other valuation metrics indicated by FBR’s analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the Company’s control and the control of FBR. Much of the information used in, and accordingly the results of, FBR’s analyses are inherently subject to substantial uncertainty.

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FBR’s opinion and analyses were provided to the Special Committee and the Board of Trustees of the Company in connection with their consideration of the proposed Merger and were among many factors considered by the Special Committee and the Board of Trustees of the Company in evaluating the proposed Merger. Neither FBR’s opinion nor its analyses were determinative of the Per Share Merger Consideration or of the views of the Special Committee or the Board of Trustees of the Company with respect to the proposed Merger.

The following is a summary of the material valuation analyses performed in connection with the preparation of FBR’s opinion rendered to the Special Committee on September 25, 2009. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of FBR’s analyses.

For purposes of its analyses, FBR reviewed a number of financial metrics including:

Enterprise Value – generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its restricted units, outstanding options, warrants and other convertible securities) plus the value of its minority interests plus the amount of its net debt (the amount of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet) as of a specified date.

EBITDA – generally the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period.

Unless the context indicates otherwise, common stock prices for the selected companies used in the Selected Companies Analysis described below were as of September 24, 2009, the last trading day for such shares prior to public announcement of the proposed Merger.

Enterprise Level Selected Companies Analysis

FBR considered certain financial data for the Company and selected multifamily real estate investment companies with publicly traded equity securities including Enterprise Value as a multiple of estimated 2010 EBITDA.

The selected companies were selected because they had publicly traded equity securities and were deemed to be similar to the Company in one or more respects including the nature of their business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to select the selected companies and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. FBR identified a sufficient number of companies for purposes of its analysis but may not have included all companies that might be deemed comparable to the Company. The selected multifamily real estate investment companies were:

Equity Residential
Apartment Investment and Management Company
UDR, Inc.
Home Properties Inc.
Essex Property Trust, Inc.
BRE Properties Inc.
Mid-America Real Estate Corporation
Associated Estates Realty Corporation

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The selected companies analysis indicated the following:

Multiple Description	High	Low	Median	Mean

Enterprise Value as a multiple of:
2010E EBITDA	18.2x	12.7x	17.0x	16.3x

FBR applied multiple ranges based on the selected companies analysis to corresponding financial data for the Company provided by the Company’s management.  The entity level selected companies analysis indicated an implied valuation reference range per Common Share of $3.53 to $6.33, as compared to the Per Share Merger Consideration of $7.75.

Asset Level Analyses

FBR also separately analyzed the Company’s U.S. income producing assets; Puerto Rican income producing assets; U.S. non-income producing assets; and Puerto Rican non-income producing assets.

U.S. Income Producing Assets.  FBR analyzed the Company’s U.S. income producing multifamily properties (i) using the capitalization rates indicated by sales of comparable multifamily properties as reported by REIS Inc. and (ii) based on the range of sales prices for units in comparable properties is as reported by Reis Inc.  FBR’s analysis indicated an implied aggregate valuation reference range for the Company’s U.S. income producing assets of approximately ($14.822) million to $5.040 million or ($2.64) to $0.90 per Common Share. Numbers in parentheses indicate negative amounts.  FBR’s analysis took into account the tax liability likely to be incurred by the Company as a result of a sale of the U.S. income producing multi-family properties based on information provided by the Company regarding the Company’s low tax basis in those assets.

Puerto Rican Income Producing Assets.  FBR analyzed the Company’s Puerto Rican income producing assets based on the projected net operating income and future distributions expected to be generated by such assets as provided by management of the Company.  FBR’s analysis indicated an implied aggregate valuation reference range for the Company’s Puerto Rican income producing assets of approximately $7.174 million to $8.603 million or $1.28 to $1.53 per Common Share.

U.S. Non-Income Producing Assets.  FBR analyzed the Company’s U.S. non-income producing assets based on information provided by management of the Company including bids previously received by the Company with respect to certain of those assets; an analysis of the cash flows expected to be generated by certain properties (taking into account the costs to develop and sales rates for such properties), as well as publicly available information regarding sales of certain properties. FBR’s analysis indicated an implied aggregate valuation reference range for the Company’s U.S. non-income producing assets of approximately $23.225 million to $32.306 million or $4.13 to $5.75 per Common Share.

Puerto Rican Non-Income Producing Assets.  FBR analyzed the Company’s Puerto Rican non-income producing assets based on information provided by management of the Company including information on prior sales of certain properties; projected costs to develop certain unfinished properties; and market quotes provided to the Company by local real estate brokers. FBR’s analysis indicated an implied aggregate valuation reference range for the Company’s Puerto Rican income producing assets of approximately $3.555 million to $8.149 million or $0.63 to $1.45 per Common Share.

FBR calculated an implied aggregate valuation reference range for the Company’s Common Shares by summing the implied valuation reference ranges per Common Share for the U.S. income producing assets; the Puerto Rican income producing assets; the U.S. non-income producing assets; and the Puerto Rican non-income producing assets based on the foregoing analyses and subtracting corporate adjustments of ($1.89) to ($1.70) per

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Common Share for general and administrative expenses, working capital and other costs expected to be incurred in realizing such values based on estimates and other information provided by management of the Company. Numbers in parentheses indicate costs or amounts to be subtracted.  The asset level analyses indicated an implied valuation reference range per Common Share of $1.51 to $7.93, as compared to the Per Share Merger Consideration of $7.75.

Other Considerations

Implied Premiums and Premiums Paid

FBR also noted the implied premium of the Per Share Merger Consideration relative to historical trading prices of Common Shares was (12%) based on the closing price of Common Shares one-day prior to September 25, 2009 (the date the proposed Merger was publicly announced); 41% based on the closing price of Common Shares thirty trading days prior to September 25, 2009; 17% based on the closing price of Common Shares on September 14, 2009 (the last trading day before the Company publicly announced that it was considering various strategic alternatives); and 34% based on the closing price of Common Shares thirty trading days prior to September 14, 2009. FBR also noted that the average premium paid in selected acquisitions of companies in the real estate industry with publicly traded equity securities was 16% based on the closing price of the acquired company’s shares one day prior to the public announcement of the proposed transaction and 17% based on the closing price of the acquired company’s shares thirty trading days prior to the public announcement of the proposed transaction. Numbers in parentheses indicate negative numbers.

Other Matters

Pursuant to an engagement letter dated September 4, 2009, the Special Committee retained FBR as its financial advisor in connection with, among other things, the proposed Merger. The Special Committee engaged FBR based on FBR’s qualifications, experience and reputation as an internationally recognized investment banking and financial advisory firm. FBR will receive a fee for its services, a significant portion of which is contingent upon the consummation of the Merger. FBR also became entitled to receive a fee upon the rendering of its opinion which is not contingent upon the consummation of the Merger.  In addition, the Company has agreed to indemnify FBR and certain related parties for certain liabilities and other items arising out of or related to its engagement.

From time to time, FBR and its affiliates have in the past provided investment banking and other financial advice and services to the Company and certain of its affiliates, including members of the Wilson Family Shareholders and certain of their affiliates for which FBR and its affiliates have received compensation, including, during the last two years, having acted as financial advisor to the Company in connection with a potential reorganization of the Company (which we refer to as the Company Engagement) and, following the suspension and modification of that engagement, financial advisor to certain members of the Wilson Family Shareholders in connection with the potential sale of all or a material portion of the Common Shares held by the Wilson Family Shareholders (which we refer to as the Wilson Family Shareholders Engagement). In accordance with the Merger Agreement, FBR was also requested to solicit third party indications of interest in acquiring all or any part of the Company for a prescribed period following the execution of the Merger Agreement.  In addition, FBR and its affiliates may in the future provide investment banking and financial advice and services to the Company, FCP and certain of their respective affiliates for which FBR and its affiliates would expect to receive compensation. FBR is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, FBR and its affiliates may acquire, hold or sell, for FBR’s and its affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, FCP, affiliates of the Wilson Family Shareholders and certain of their respective affiliates, as well as provide investment banking and other financial services to such companies and persons. The Special Committee was aware that FBR had previously entered into the Company Engagement, which was suspended prior to FBR entering into the Wilson Family Shareholders Engagement. The Special Committee was also aware that, prior to being engaged by the Special Committee, FBR entered into agreements with (i) certain of the Wilson Family Shareholders terminating the engagement period under the Wilson Family Shareholders Engagement and confirming that FBR would not be entitled to any fees under the terms of the Wilson Family Shareholders Engagement whether or not any sale transaction occurred after the date of such termination and (ii) the Company terminating the engagement period under the Company Engagement and confirming that FBR would not be entitled to any additional fees under the terms of the Company Engagement regardless of whether a sale transaction occurred after the date of such termination. Pursuant to the terms of FBR’s engagement by the Special Committee, the fee that became payable by

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the Company to FBR upon the rendering of FBR’s opinion and certain fees previously paid by the Company to FBR pursuant to the Company Engagement are creditable against the fee payable by the Company to FBR upon consummation of the Merger.

 Interests of Our Trustees, Executive Officers and Other Persons in the Mergers

In considering the recommendation of our Board of Trustees in connection with the Merger, holders of our Common Shares should be aware that, as described below, each of our executive officers and trustees and certain other persons have interests in, and will receive benefits from, the Merger that differ from, or are in addition to, and therefore may conflict with, the interests of our shareholders generally.  These additional interests are described below, to the extent material.  As noted above, two members of our Board of Trustees who are not independent and disinterested, Stephen K. Griessel and J. Michael Wilson, abstained from voting on the Merger.  In addition, the number of our Common Shares beneficially owned by our trustees and executive officers and holders of greater than 5% of our outstanding Common Shares, as of November 9, 2009, appears below under the section captioned “Principal and Management Shareholders of Our Company” on page 65.  Our Board of Trustees was aware of these interests and considered them in approving the Merger and the other transactions contemplated by the Merger Agreement and the Declaration of Trust Amendment.

Restricted Shares.  In the Merger, each unvested restricted common share of the Company that, by its terms, vests automatically upon the consummation of the Merger will fully vest in accordance with its terms and be considered an outstanding Common Share for all purposes, including the right to receive the Merger Consideration.  The following table sets forth the number of restricted Common Shares held by our executive officers and our non-management trustees as of the date of this proxy statement, all of which will be vested and will be considered an outstanding Common Share for all purposes, including the right to receive the Merger Consideration, immediately prior to the Merger.  On September 9, 2009, we awarded 363,743 restricted Common Shares to Stephen K. Griessel, our Chief Executive Officer.  This award was made pursuant to the Amended and Restated Employment Agreement, dated May 14, 2009, by and among Mr. Griessel, the Company and ARPT.  Of the 363,743 restricted Common Shares covered by the award, 72,748 shares vested on September 30, 2009.  In addition, under the award agreement relating to these restricted shares, any unvested shares will vest upon a change in control of our Company.  As a result, the 290,995 shares that are currently subject to vesting restrictions will become fully vested prior to the effective time of the Merger.  In addition, our other trustees own an aggregate of 22,970 restricted shares that will vest prior to the effective time of the Merger in accordance with the terms of the award agreements relating to these shares.

Trustees and Executive Officers:	Number of Restricted Shares	Value of Restricted Shares($)

Stephen K. Griessel	290,995	$2,255,211
Donald J. Halldin	4,594	$35,604
Michael E. Williamson	4,594	$35,604
Thomas E. Green	4,594	$35,604
Antonio Ginorio	4,594	$35,604
Thomas J. Shafer	4,594	$35,604

Agreement with Stephen K. Griessel.  On May 12, 2009, Stephen K. Griessel, our Chief Executive Officer, executed an agreement with Interstate Business Corporation (“IBC”), an entity affiliated with J. Michael Wilson, the Chairman of our Board of Trustees, pursuant to which a total of 185,550 of our Common Shares owned by IBC will be transferred in annual installments from IBC to a trust established by IBC for the sole and exclusive benefit of Mr. Griessel.  IBC will retain legal title to all Common Shares held by the trust and the trustee of the trust will be instructed to vote such Common Shares in the manner IBC votes the other Common Shares that it owns.  IBC also agreed to make payments to Mr. Griessel in amounts equal to all dividends and distributions made with respect to the Common Shares held by the trust.  On the earlier of April 30, 2011 or a change of control of our Company, all Common Shares held by the trust will be transferred to Mr. Griessel and IBC will transfer directly to Mr. Griessel the amount of Common Shares required to make the total number of Common Shares transferred to Mr. Griessel pursuant to the agreement equal to 185,550.  Upon the consummation of the Merger, a total of 185,550 of our Common Shares will be transferred from IBC and/or the trust to Mr. Griessel pursuant to the terms of the agreement

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and Mr. Griessel will be entitled to receive the same per share Merger Consideration in exchange for such 185,550 Common Shares as all other holders of our Common Shares under the terms of the Merger Agreement.

Share Appreciation Rights.   In the Merger, each of the outstanding share appreciation rights will be cancelled and in lieu thereof, each holder will be entitled to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the base price per Common Share underlying such share appreciation right multiplied by (ii) the number of Common Shares subject to such share appreciation right.  None of our trustees and executive officers owns any share appreciation rights and only one of our trustees, Mr. Antonio Ginorio, owns share appreciation rights.  The following table sets forth the number of share appreciation rights held by our trustees and executive officers as of the date of this proxy statement and the value to be received for such rights in connection with the Merger.

Trustees and Executive Officers:	Number of Share Appreciation Rights	Value of Share Appreciation Rights ($)

Antonio Ginorio	10,000	$37,500

Indemnification and Insurance.  The Merger Agreement provides that, following the Merger, FCP and the Surviving Entity will indemnify and hold harmless any person who is a trustee or executive officer of our Company or any of our subsidiaries to the fullest extent allowed by applicable law and advance to such persons the expenses incurred in connection with claims relating to such parties’ duties or service as an officer, trustee, director, employee, agent or fiduciary of our Company and its subsidiaries.  The Merger Agreement further provides that the Surviving Entity will (i) maintain the current policies of trustees’ and officers’ liability insurance maintained by us or our subsidiaries for a period of six years following the closing of the Merger and (ii) maintain for a period of six years after the effective time of the Merger, provisions in the Surviving Entity’s charter and bylaws regarding (a) exculpation from liability for money damages for trustees, directors and officers, (b) indemnification for trustees, directors, officers and employees and (c) advance of expenses related to claims against such trustees, directors, officers and employees.  For a more complete discussion of these provisions of the Merger Agreement, see the section captioned “The Merger Agreement—Indemnification; Trustee and Officer Insurance” on page 55 of this proxy statement.

Special Committee Compensation.  The trustees who serve on the Special Committee are entitled to receive a retainer of $25,000 each for their service on the Special Committee, with the Chairman receiving an additional retainer of $40,000 for his service as Chairman of the Special Committee and the Vice Chairman receiving an additional retainer of $20,000 for his service as Vice Chairman.  Such compensation is not conditioned upon the completion of any transaction, including the Merger.

Voting by Our Trustees and Executive Officers

As of the record date, our trustees and executive officers, excluding J. Michael Wilson, beneficially owned an aggregate of 416,949 Common Shares, representing, in the aggregate, approximately 7.4% of the voting power of our Common Shares entitled to vote at the special meeting.  Our executive officers and trustees other than J. Michael Wilson have informed us that they intend to vote the Common Shares that they beneficially own in favor of the approval of the Merger and the Declaration of Trust Amendment, and for the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

Voting and Passive Investment Arrangement with Paul J. Isaac

We have been informed by FCP that, subsequent to the announcement of the execution of the Merger Agreement, representatives of FCP met with Paul J. Isaac, who, together with certain of his related and affiliated persons (whom we refer to as the “Isaac Group”), beneficially owns an aggregate of 865,329 of our Common Shares (which represents 15.4% of our outstanding Common Shares as of the record date), on October 1, 2009, at the request of Mr. Isaac and without any solicitation from, or any initiation on the part of, FCP or any of its representatives.  At this meeting, Mr. Isaac informed the representatives of FCP that he was considering his alternatives with respect to his investment in the Company and expressed his interest in possibly participating in the

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transaction on the buy-side with FCP.  Representatives of FCP informed Mr. Isaac at this meeting that they did not wish to take any action that would jeopardize the Merger or otherwise be viewed as being unfavorable to the shareholders of the Company, but that they would consider his request.

Mr. Ross Levin, an employee of one of the entities that is controlled by Mr. Isaac, had been one of our trustees until his resignation on September 8, 2009, as more fully described in this proxy statement under the section entitled “—Background of the Merger.”  On October 7, 2009, Mr. Isaac filed an amendment to his Schedule 13D pursuant to which he disclosed that one of the entities controlled by him had purchased an aggregate of 146,392 common shares in open market transactions between September 28, 2009 and October 2, 2009.

After careful consideration by its principals, on October 9, 2009, representatives of FCP informed Mr. Isaac that it would be willing to consider, on a non-binding basis, a passive investment by Mr. Isaac and the Isaac Group.  Subsequently, the parties and their respective representatives engaged in a number of follow-up discussions regarding the viability of such a transaction and the possible terms of such arrangement.  We have been informed by FCP that, on November 10, 2009, FCP, Mr. Isaac and substantially all of the members of the Isaac Group entered into a purchase agreement and a voting agreement in connection with such passive investment by Mr. Isaac and such members of the Isaac Group in the Surviving Entity, the material terms of which are described below.

FCP has informed us that, prior to the meeting on October 1, 2009 that the parties held at Mr. Isaac’s request, neither it nor any of its affiliates had had any prior discussions or meetings with Mr. Isaac or any member of the Isaac Group, nor had it contemplated or considered initiating any such discussions or meetings, regarding the Merger, the Declaration of Trust Amendment or any of the other transactions contemplated by the Merger Agreement, or any possible investment by Mr. Isaac and the Isaac Group in the Surviving Entity.  In addition, no discussions regarding such potential investment were held between FCP, on one hand, and Mr. Isaac and the Isaac Group, on the other hand, after such meeting on October 1, 2009 and prior to October 9, 2009, when FCP informed Mr. Isaac that it would consider a passive investment by Mr. Isaac and the Isaac Group.

Mr. Isaac’s Investment

Pursuant to the terms of a purchase agreement entered into on November 10, 2009 by and among FCP, Mr. Isaac and substantially all, but not all, of the members of the Isaac Group that own an aggregate of 829,529 of our Common Shares (which represents 14.8% of our outstanding common shares as of the record date) (the “Interested Isaac Group”), immediately after the effective time of the Merger, Mr. Isaac and the Interested Isaac Group would make, through a newly formed entity, a capital contribution in cash of an amount equal to 27.5% of the sum of the aggregate Merger Consideration that FCP has agreed to pay to our common shareholders pursuant to the Merger Agreement and all transaction and closing costs, fees and expenses to be incurred by FCP in connection with the Merger.  In exchange for such capital contribution, the newly formed investment vehicle controlled by Mr. Isaac and the Interested Isaac Group would receive a 27.8% passive, limited partnership interest in a limited partnership to be formed through which FCP intends to own substantially all of its interest in the Surviving Entity.  FCP would own the remaining 72.2% interest in the new limited partnership as the sole general partner with sole and exclusive control over the management of such limited partnership and the Surviving Entity.  Mr. Isaac would not be entitled to appoint or designate any members of the Board of Trustees of the Surviving Entity or have any control or involvement in the management of the business and affairs of the newly formed limited partnership or the Surviving Entity.  Instead, the investment vehicle through which Mr. Isaac and the Interested Isaac Group would make their investment in the newly formed limited partnership would be a passive investor with certain limited rights that are intended to protect its investment.  As a limited partner, the Isaac Group investment vehicle would receive cash distributions to the extent that FCP, as the general partner, determines that amounts are available for distributions.

We understand that the consummation of the investment transaction described above by Mr. Isaac and the Interested Isaac Group is conditioned on, among other things, the consummation of the Merger and other customary closing conditions.  In addition, we have been informed that, in the event the purchase agreement related to such arrangement is terminated in accordance with its terms, Mr. Isaac and the Interested Isaac Group would be obligated to refrain from supporting, initiating or being involved in a competing acquisition proposal for a period of 60 calendar days from the date of such termination.

We also understand that the proposed transaction would not affect the rights of Mr. Isaac and the Interested Isaac Group to receive the Merger Consideration at the time of the Merger with all other common shareholders, and

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that all of our Common Shares that are owned by Mr. Isaac and the Interested Isaac Group would be cashed-out along with all other outstanding Common Shares at the effective time of the Merger.

Isaac Voting Agreement

In addition to the purchase agreement related to the investment transaction described above, we have been informed that, on November 10, 2009, FCP, Merger Sub, Mr. Isaac and the Interested Isaac Group entered into a voting agreement.  Pursuant to the voting agreement, Mr. Isaac and the Interested Isaac Group have agreed to vote in favor of the Merger and each transaction contemplated by the Merger Agreement, including the Declaration of Trust Amendment.  In addition, Mr. Isaac and the Interested Isaac Group have agreed to vote against certain matters that would impact our ability to timely complete the Merger.  We also understand that Mr. Isaac and the Interested Isaac Group will continue to be bound by the voting agreement for 60 calendar days following the termination of the Merger Agreement by us to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the Merger Agreement, as well as 60 calendar days following the termination of the purchase agreement described above.

Regulatory Approvals

No material federal or state regulatory approvals are required to be obtained by us or other parties to the Merger Agreement in connection with the Merger.  To effect the Merger, however, articles of merger must be filed by Merger Sub and us with the SDAT and must be accepted for record by the SDAT.

Litigation Related to the Merger

On October 2, 2009, Pennsylvania Avenue Funds, a purported Company shareholder, filed a class action complaint in the Circuit Court for Charles County, Maryland, against the Company, our Board of Trustees and FCP.  The complaint alleges that our trustees breached their fiduciary duties in connection with the Merger.  The complaint further alleges that FCP aided and abetted those breaches of fiduciary duties.  The complaint seeks to enjoin consummation of the Merger and also seeks attorneys’ fees and expenses.

On October 23, 2009, Joseph M. Sullivan, a purported Company shareholder, filed a class action complaint in the Circuit Court for Charles County, Maryland, against the Company, our Board of Trustees, FCP and Merger Sub. The complaint alleges that our trustees breached their fiduciary duties in connection with the Merger.  The complaint further alleges that FCP and Merger Sub aided and abetted those breaches of fiduciary duties.  The complaint seeks to enjoin consummation of the Merger and also seeks attorneys’ fees and expenses.

We intend to defend these actions vigorously.  However, even if these lawsuits are determined to be without merit, they may potentially delay or, if the delay is substantial enough, prevent the consummation of the Merger by March 31, 2010, potentially prevent the closing of the Merger.

Delisting and Deregistration of our Common Shares

If the Merger is completed, our Common Shares will no longer be listed on the NYSE Amex and will be deregistered under the Exchange Act.

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THE MERGER AGREEMENT

The following is a summary of selected material provisions of the Merger Agreement. This summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated by reference in its entirety and attached to this proxy statement as Exhibit A. We urge you to read carefully the Merger Agreement in its entirety as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The Merger Agreement has been attached to this proxy statement to provide you with information regarding its terms. It is not intended to provide any other factual information about American Community Properties Trust or the other parties to the Merger Agreement.  Information about our Company can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at http://www.sec.gov.

The Merger Agreement contains representations and warranties made by and to the parties to the Merger Agreement as of specific dates. The statements embodied in those representations and warranties were made solely for purposes of the contract between FCP, Merger Sub and us and may be subject to important qualifications and limitations agreed to by FCP, Merger Sub and us in connection with negotiating its terms. In addition, certain representations and warranties are subject to contractual standards of materiality that may be different from what may be viewed as material to shareholders. The representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

 The Merger

If the Merger is approved by our shareholders and all other conditions to the Merger are satisfied or waived, Merger Sub, an indirect subsidiary of FCP, will be merged with and into us, and we will continue as the Surviving Entity following the Merger.

The closing date of the Merger will be no later than the second (or in certain limited circumstances, the fifth) business day after all of the closing conditions set forth in the Merger Agreement are satisfied or waived by our Company, FCP or Merger Sub, as applicable.  The Merger will become effective when the articles of merger have been accepted by the SDAT in accordance with Maryland law, or such later time (not to exceed 30 days from the date the articles of merger are accepted for record by the SDAT) as the parties to the Merger Agreement may agree and designate in the articles of Merger.

We and FCP are working to complete the Merger as quickly as possible. Because completion of the Merger is subject to certain conditions that are beyond the control of FCP and us, we cannot predict the exact timing of the closing. At this time, we expect that the Merger will close either late in the fourth quarter of 2009 or early in the first quarter of 2010 if, at the special meeting of our shareholders, our shareholders approve the Merger and the Declaration of Trust Amendment, and all other conditions are either satisfied or waived.

 Organizational Documents

In connection with the Merger, at the effective time, the Declaration of Trust of our Company will be amended and restated in its entirety in accordance with a form provided by FCP as a schedule to the Merger Agreement, and such amended and restated Declaration of Trust will be the Declaration of Trust of the Surviving Entity.  The bylaws of Merger Sub, as in effect immediately prior to the effective time of the Merger, will be adopted by the Surviving Entity as the bylaws of the Surviving Entity following the Merger.  If both the proposal to approve the Merger and the proposal to approve the Declaration of Trust Amendment are approved by our common shareholders, we will amend our Declaration of Trust to give effect to the Declaration of Trust Amendment prior to the effective time.  In the unlikely event that the Declaration of Trust Amendment is approved, but the Merger is not approved, our Board of Trustees may elect not to file the Declaration of Trust Amendment with the SDAT.

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 Effective Time and Closing

The Merger will become effective upon the acceptance of the articles of merger for record by SDAT or such later time agreed to by us and the other parties and designated in the articles of merger, not to exceed 30 days from the date the articles of merger are accepted for record by SDAT.  Such time is referred to in this proxy statement as the “effective time of the Merger” or “effective time.”

Unless the Merger Agreement is terminated in accordance with its terms, the closing of the Merger will take place as promptly as practicable, but in no event later than the second business day (or, in the event the last condition of the Merger to be satisfied is the condition that relates to a certain matter related to our subsidiary, ARPT, as more fully discussed in this proxy statement, no later than the fifth business day) after all of the conditions of the closing of the Merger are satisfied or appropriately waived.

 Trustees and Officers

The directors of Merger Sub immediately prior to the effective time will be the trustees of the Surviving Entity.  The officers of the Surviving Entity immediately after effective time will be those individuals who are designated by FCP prior to the effective time.

 Merger Consideration to be Received by Holders of Our Common Shares, Restricted Common Shares and SARs

Each of our Common Shares (other than shares owned by us or our subsidiaries or FCP, Merger Sub or any of their subsidiaries) issued and outstanding immediately prior to the effective time will be converted into the right to receive $7.75 in cash, without interest.  In the event that, after September 25, 2009 but prior to the effective time of the Merger, the number of Common Shares issued and outstanding changes due to a stock dividend, subdivision, stock split, reclassification, recapitalization combination, or share exchange, an appropriate adjustment to the Merger Consideration will be made.  However, such transactions are prohibited by the Merger Agreement without the written consent of FCP.  In addition, the Merger Consideration is subject to adjustment for certain dividend payments, if any.  At this time, we do not expect to make any dividends or other distributions that would impact the Merger Consideration and such payments are prohibited by the Merger Agreement without the written consent of FCP.

In the Merger, each unvested restricted common share of our Company that, by its terms, vests automatically upon the consummation of the Merger will fully vest in accordance with its terms and be considered an outstanding Common Share for all purposes, including the right to receive the Merger Consideration of $7.75 per Common Share.  Each of our unvested restricted Common Shares that, by its terms, does not vest in connection with a change of control, such as the Merger, shall be cancelled and retired for no additional consideration.  Additionally, in the Merger, each of the outstanding share appreciation rights will be cancelled and in lieu thereof, each holder will  receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the base price per Common Share underlying such share appreciation right multiplied by (ii) the number of Common Shares subject to such share appreciation right.

 Payment Procedures

At or prior to the effective time of the Merger, FCP will deposit cash with an exchange agent in the amount of the aggregate Merger Consideration payable to holders of our Common Shares, restricted shares and share appreciation rights.  As soon as practicable after the effective time of the Merger, a letter of transmittal will be sent to each of our shareholders as of the record date that will include instructions on how our shareholders may exchange their shares for the cash consideration they will receive in the Merger.  The exchange  agent will pay our former shareholders, upon receiving the surrender of a shareholder’s share certificate, if applicable, and upon delivery of a properly completed letter of transmittal, the Merger Consideration they are entitled to receive, net of any applicable withholding tax.  No interest will be paid or accrue on any cash payable upon surrender of any share certificate.  The  exchange agent will also pay the holders of the share appreciation rights the share appreciation right consideration described above after the effective time of the Merger.

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 Available Funds

FCP has represented to us in the Merger Agreement that it currently has and will have, on the closing date, cash sufficient to pay the Merger Consideration and to satisfy the obligations of FCP and Merger Sub in connection with the Merger and any other transaction contemplated by the Merger Agreement and any and all fees and expenses in connection with the Merger.

 Our Representations and Warranties

We have made certain customary representations and warranties to FCP and Merger Sub, subject to the exceptions disclosed in the Merger Agreement and the disclosure letter in connection with the Merger Agreement and subject to customary qualifications for materiality.  These representations and warranties terminate at the effective time of the Merger and relate to, among other things:

•	corporate and partnership matters, including due organization and qualification and good standing;

•	our current capitalization and debt and outstanding restricted stock and share appreciation rights;

•	authority of the Company to execute and deliver the Merger Agreement;

•	the determination, approval and recommendation of the Special Committee and the Board of Trustees;

•
absence of conflicts with, or violations of, organizational documents, applicable laws or other obligations or agreements as a result of the Merger and governmental filings, and consents necessary to complete the Merger;

•	compliance with applicable law and possession of applicable permits;

•	the timely filing and accuracy of SEC reports and financial statements and compliance with the Sarbanes-Oxley Act of 2002, the Exchange Act and NYSE Amex requirements;

•	the absence of certain changes and events that have resulted or would reasonably be expected to result in a material adverse effect with respect to us;

•	the absence of litigation or orders against us;

•	our employee benefit plans;

•	labor matters affecting us and our employees;

•	the accuracy of information contained in this proxy statement regarding us;

•	our properties, leases and related title insurance matters;

•	our intellectual property;

•	tax matters affecting us and our subsidiaries and properties;

•	environmental matters affecting us and our subsidiaries and properties;

•	our material contracts;

•	our insurance;

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•	related party transactions involving us and our subsidiaries;

•	the applicability of certain takeover and business combination statutes to us;

•	broker’s fees payable in connection with the Merger;

•	the opinion of our financial advisor;

•	our and our subsidiaries’ status as an investment company under the Investment Company Act of 1940, as amended; and

•	accounting and disclosure controls.

 Representations and Warranties of the Other Parties to the Merger Agreement

FCP and Merger Sub have made certain representations and warranties to us that terminate at the effective time of the Merger.  These representations and warranties relate to, among other things:

•	corporate and partnership matters, including due organization and qualification and good standing;

•	authority of FCP and Merger Sub to execute and deliver the Merger Agreement;

•
absence of conflicts with, or violations of, organizational documents, applicable laws or other obligations or agreements as a result of the Merger and governmental filings, and consents necessary to complete the Merger;

•	litigation;

•	available funds sufficient to pay the Merger Consideration and to satisfy other obligations in connection with the Merger and the other transactions contemplated by the Merger Agreement;

•	ownership, prior activities and the sole purpose of Merger Sub;

•	ownership of our Common Shares; and

•	accuracy of information contained in this proxy statement regarding FCP and Merger Sub.

 Covenants Regarding Conduct of Our Business

During the period from September 25, 2009 to the earlier of the closing date of the Merger or termination of the Merger Agreement, we have agreed that we and each of our subsidiaries will not, except (i) as set forth in our disclosure letter given to FCP by us in connection with the Merger Agreement, (ii) as consented to in writing by FCP, which consent is not to be unreasonably withheld, or (iii) as expressly contemplated or permitted by the Merger Agreement:

•
conduct our business other than in the ordinary course consistent with past practice or fail to  use our commercially reasonable efforts to preserve our business organization,  maintain our status as a partnership for tax purposes, maintain our current regulatory authorizations, permits and licenses, keep available the services of our officers, managers and employees and preserve  our current relationships with lessees and other persons with which we  have significant business relations;.

•	authorize, issue, sell, repurchase or redeem our subsidiaries or our securities;

44

•
pay or declare dividends, except for dividends required by our Declaration of Trust (in which case the Merger Consideration will be reduced dollar for dollar by the amount of such dividends) and dividends from our subsidiaries to us or our subsidiaries, or adjust, split, combine, redeem, reclassify or purchase any of our equity interests or those of our subsidiaries;

•
except as required by one of our benefit plans, increase the compensation or benefits payable to any of our trustees, employees, consultants, directors or officers (other than reasonable increases in accordance with past practice, including increases resulting from the annual performance reviews of Matthew M. Martin and Stephen K. Griessel), grant any new severance rights, enter into any new employment agreements, establish, adopt or enter into any compensation plan, amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any of our benefit plans;

•	acquire all or any portion of the assets, business, properties or shares of stock or other securities of any entity or person;;

•
create, incur or assume any indebtedness or assume, guarantee or endorse the obligations of any person or entity, except (i) in the ordinary course pursuant to our existing credit facilities, not to exceed $1 million in the aggregate, and (ii) the indebtedness listed on the disclosure letter delivered to FCP in connection with the Merger Agreement;

•	pre-pay any long-term indebtedness, except in the ordinary course of business consistent with past practice and in accordance with the its terms;

•	pay, discharge or satisfy any claims, liabilities or obligations, except in the ordinary course of business consistent with past practice and in accordance with their terms;

•
make or authorize any capital expenditures, in excess of $250,000 individually or $500,000 in the aggregate, except for (i) expenditures disclosed in our disclosure letter or (ii) expenditures in the ordinary course of business in order to own, maintain and operate our properties in working order;

•	amend any provision of any organizational document of the Company or our subsidiaries;

•	materially change any of the accounting principles or practices, subject to certain limited exceptions;

•
enter into or terminate any material contract, or modify, amend, fail to comply with or waive compliance with or breaches under, in any material respect, a material contract, except as listed on our disclosure letter;

•
waive, release, assign, settle or compromise any material claim or litigation, except those involving only the payment of monetary damages not exceeding $100,000 individually or $250,000 in the aggregate;

•	make any tax election or settle or compromise any liability for taxes in excess of $25,000, except as required by law or necessary to maintain our status as a partnership for tax purposes;

•	fail to comply in any material respect with applicable laws, including the filing of SEC reports;

•
enter into any new material line of business or change our material operating policies, except as required by law, or form or dissolve any entity or commence or cease the operation of any material business;

•
enter into any new lease (including renewals) for in excess of 10,000 square feet at any of our properties, except in connection with a right of a tenant under an existing tenant lease or as disclosed in our disclosure letter;

•	terminate or materially modify or amend any tenant lease that relates to in excess of 10,000 square feet, except in connection with a right of a tenant under an existing tenant lease;

45

•	amend any term of any of our securities or the securities of our subsidiaries;

•	sell or otherwise dispose of, or subject to any lien, any of our properties, except for pending sales disclosed to FCP or as otherwise set forth in our disclosure letter;

•	sell, lease, mortgage, subject to a lien or otherwise dispose of any of our personal or intangible property in excess of $100,000 individually or $250,000 in the aggregate;

•	except as set forth in our disclosure letter, enter into or otherwise modify any agreement or arrangement with our employees, officers, trustees, partners, directors and affiliates;

•	fail to use commercially reasonable efforts to comply or remain in compliance with all material terms of any agreement relating to any of our or our subsidiaries indebtedness;

•	adopt a plan of complete or partial liquidation or dissolution or adopt resolutions providing for or authorizing such liquidation or dissolution;

•	fail to maintain or replace existing insurance policies for us and each of our subsidiaries and our properties, assets and businesses;

•	authorize, enter into any agreement or commit to do any of the foregoing;

•	take any action that would interfere with or delay the consummation of the Merger; or

•
take any action that is intended or reasonably likely to result in (i) any of the representations and warranties set forth in the Merger Agreement becoming untrue in any material respect, or (ii) any of the conditions to the Merger not being satisfied.

 Other Covenants

We and the other parties to the Merger Agreement have agreed to various covenants regarding general matters.  Some of these covenants are mutual, while others have been made either only by us or only by FCP and/or Merger Sub.

The mutual covenants regarding general matters include, but are not limited to:

•	cooperating to prepare and file this proxy statement;

•
using commercially reasonable efforts to take all action necessary to effect the Merger, and to cooperate to obtain any necessary permits, consents and approvals from third parties, and to defend against any litigation or judicial action brought in conjunction with the Merger Agreement;

•	cooperating with respect to any press releases or announcements concerning the transactions contemplated by the Merger Agreement;

•	using commercially reasonable efforts to cause our Common Shares to be delisted from the NYSE Amex and deregistered under the Exchange Act; and

•	cooperating in the preparation, execution and filing of all transfer tax related documentation.

The covenants regarding general matters that we have made include, but are not limited to:

•	preparing and filing this proxy statement with the SEC and all other required filings and to use our reasonable efforts to have this proxy statement cleared by the SEC;

46

•	holding a meeting of our shareholders to vote on the Merger and the Declaration of Trust Amendment;

•
including the recommendation of our Board of Trustees that holders of our Common Shares approve the Merger, the amendment to our Declaration of Trust and the other transactions contemplated by the Merger Agreement at the meeting of our shareholders and using all other reasonable efforts to obtain shareholder approval;

•	obtaining and delivering to FCP at the closing of the Merger the resignations of our and our subsidiaries trustees and directors, as applicable, as designated by FCP

•
providing FCP and its representatives with reasonable access to our and our subsidiaries’ facilities, offices, properties, books, records, contracts, commitments, officers, employees, accountants, counsel and other representatives and providing copies of all SEC reports and all other information concerning our business as may be reasonably requested;

•	operating in such a manner as to permit us to continue to qualify as a partnership for U.S. federal income tax purposes until the effective time;

•	preparing and timely filing all tax returns for taxes in excess of $25,000 in a manner consistent with past practice and in accordance with applicable laws;

•	fully and timely paying all taxes due and payable by us;

•	properly reserving for all taxes payable by us and our subsidiaries that accrue prior to the effective time of the Merger;

•
delivering to FCP within 30 days of the execution of the Merger Agreement, but not later than 20 days prior to the effective time, a written determination of the accumulated, as well as estimated current, earnings and profits of ARPT and causing ARPT to distribute at least five business days prior to the effective time certain inter-company receivables to us (but only after we have obtained the approval of our shareholders for the Merger and the Declaration of Trust Amendment and certain third party consents);

•
promptly notifying FCP of (i) any communication from a third party alleging that the consent of such third party is required in connection with the transactions contemplated by the Merger Agreement, (ii) any communication from a governmental authority in connection with the transactions contemplated by the Merger Agreement, (iii) any material actions threatened or commenced against or otherwise affecting us that are related to the transactions contemplated by the Merger Agreement or (iv) any effect, event, development or change that causes or is reasonably likely to cause a condition to closing not to be satisfied; and

•
providing all relevant information and access to our tax advisors necessary for FCP’s tax advisors to determine whether there is a substantial risk that we have not qualified as a partnership for tax purposes for any period commencing with our taxable year ended December 31, 1998.

The covenants regarding general matters that FCP and/or Merger Sub have made include, but are not limited to:

•
promptly notifying us of (i) any communication from a third party alleging that the consent of such third party is required in connection with the transactions contemplated by the Merger Agreement, (ii) any communication from a governmental authority in connection with the transactions contemplated by the Merger Agreement, (iii) any material actions threatened or commenced against or otherwise affecting FCP or Merger Sub that are related to the transactions contemplated by the Merger Agreement or (iv) any effect, event, development or change that causes or is reasonably likely to cause a condition to closing not to be satisfied.

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 Solicitation of Other Offers

From the date of the Merger Agreement (September 25, 2009) until 11:59 p.m., Eastern Standard Time, on October 28, 2009 (which we refer to as the “go-shop period”), we were permitted to initiate, solicit and encourage acquisition proposals (including by way of providing access to non-public information pursuant to confidentiality agreements), and participate in discussions or negotiations with respect to acquisition proposals or otherwise cooperate with or assist or participate in, or facilitate any such discussions or negotiations.  We were required to have promptly provided to FCP and Merger Sub any material non-public information concerning us or our subsidiaries that was provided to any person given such access which had not been previously provided to FCP or Merger Sub.

Within two business days after receiving an acquisition proposal during the go-shop period that our Board of Trustees or the Special Committee believed in good faith, after consultation with outside legal counsel and our financial advisor, constituted or was reasonably likely to lead to a superior proposal, we were required to notify FCP in writing of the identity of each person who had made such an acquisition proposal.  We were also required to provide FCP a written summary of each such acquisition proposal within two business days.

After the end of the go-shop period, we have agreed not to:

•	initiate, solicit or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal;

•
initiate, enter into, engage in, continue, or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person relating to, any acquisition proposal;

•	withdraw the recommendation of the Board of Trustees;

•	approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any acquisition proposal;

•
enter into any agreement in principle, arrangement, understanding, contract or agreement providing for, or relating to, an acquisition proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Merger or any of the transactions contemplated by the Merger Agreement;

•
exempt any person from the restrictions contained in any state “business combination,” takeover or similar laws or otherwise cause such restrictions not to apply to any Person or to any Acquisition Proposal;

•	exempt any person from the ownership limitations and restrictions contained in Article IV of the Company’s Declaration of Trust or cause such limitations and restrictions not to apply; or

•
release any person from or fail to enforce any standstill agreement or similar obligation to the Company and its subsidiaries other than the automatic termination of standstill obligations pursuant to the terms of agreements as in effect as of the date hereof, by virtue of the execution and announcement of the Merger Agreement.

Notwithstanding these restrictions, after the go-shop period, we are permitted to continue discussions and provide non-public information to any party that made a bona fide written acquisition proposal prior to the end of the go-shop period, that our Board of Trustees or the Special Committee determines, as of the end of the go-shop period, in good faith, after consultation with outside legal counsel and our financial advisor, constitutes or is reasonably likely to lead to a superior proposal.

However, we must otherwise immediately cease or cause to be terminated discussions except as permitted below and cause any confidential information provided or made available to be returned or destroyed.  At any time

48

after the date of the Merger Agreement and prior to the approval of the Merger Agreement by our shareholders, we are permitted to furnish information with respect to the Company and our subsidiaries to any person making an acquisition proposal and to participate in discussions or negotiations with the person making the acquisition proposal, so long as, in the case of a person with whom we did not have ongoing negotiations or discussions at the end of the go-shop period, such acquisition proposal was a written bona fide acquisition proposal that was not solicited, encouraged, facilitated by us or otherwise obtained in violation of the Merger Agreement.  In addition, our Board of Trustees or the Special Committee must determine in good faith, after consultation with outside legal counsel and our financial advisor, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal or that failure to take such action, in light of the acquisition proposal and the terms of this Merger Agreement, would be inconsistent with the trustees’ duties under applicable law.

From and after October 28, 2009, we must notify FCP in writing within 48 hours if we receive any acquisition proposal, including in such notice the material terms of the acquisition proposal, and shall keep FCP apprised as to the status and any material developments concerning the same on a current basis (and in any event no later than 36 hours after the occurrence of such developments).  In addition, from and after October 28, 2009, we must notify FCP orally and in writing if we determine to begin providing information or to engage in negotiations concerning an acquisition proposal not later than 24 hours after making such determination.

An “acquisition proposal” means any proposal or offer for, whether in one transaction or a series of related transactions, any (i) Merger, consolidation, share exchange, business combination or similar transaction involving us or any of our significant subsidiaries, (ii) sale or other disposition, directly or indirectly, by Merger, consolidation, share exchange, business combination or any similar transaction, of any of our assets or our subsidiaries’ assets representing 20% or more of our consolidated assets, (iii) issue, sale or other disposition by us or any of our subsidiaries of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with our outstanding voting securities, (iv) tender offer or exchange offer in which any person or group shall acquire beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the votes associated with our Common Shares, (v) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to us, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions.

A “superior proposal” means any bona fide written acquisition proposal that we did not solicit in violation of the Merger Agreement (i) that relates to more than 60% of the voting power of our Common Shares or our assets and our subsidiaries’ assets, taken as a whole, (ii) which our Board of Trustees or the Special Committee determines in its good faith judgment (after consultation with its financial advisor and after taking into account all of the terms and conditions of the acquisition proposal) to be more favorable to our shareholders (in their capacities as shareholders) than the Merger, (iii) the material conditions to the consummation of which are all reasonably capable of being satisfied in the judgment of our Board of Trustees or the Special Committee, and (iv) for which financing, to the extent required, is then committed or, in the judgment of our Board of Trustees or the Special Committee, is reasonably likely to be available.

Recommendation Withdrawal / Termination in Connection with a Superior Proposal

The Merger Agreement requires us to call, give notice of, convene and hold a meeting of our shareholders to approve the Merger and the Declaration of Trust Amendment. In this regard, our Board of Trustees resolved to recommend that our shareholders approve the Merger and the Declaration of Trust Amendment. However, if our Board of Trustees or the Special Committee determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the trustees’ duties under applicable law, the Board of Trustees or the Special Committee may, at any time prior to the approval of the Merger Agreement by our shareholders:

•	withhold, withdraw, modify, change or qualify in a manner adverse to FCP in any material respect, or publicly propose to withdraw, its recommendation; or

•	fail to include its recommendation in this proxy statement; or

•	knowingly take any other action or knowingly make any other public statement that is inconsistent in any material respect with such recommendation; or

49

•
terminate the Merger Agreement and enter into a definitive agreement with respect to an acquisition proposal that constitutes a superior proposal, after giving effect to all of the adjustments which may be offered by FCP; provided, that we are not entitled to terminate the Merger Agreement in accordance with this bullet unless we have concurrently paid to FCP the applicable termination fee and expenses as described in further detail in “— Termination Payments and Expenses” beginning on page 54.

In the event that a superior proposal has been made (or any material revision of a superior proposal has been made), we are not allowed to take any of the actions in bullets 1-4 above unless:

•
we shall have provided prior written notice to FCP and Merger Sub, at least three (3) business days in advance, of our intention to take any of the actions in bullets 1-4 above with respect to such superior proposal, which notice shall specify the material terms and conditions of such superior proposal (including the identity of the party making such superior proposal); and

•
prior to effecting any of the actions in bullets 1-4 above, we shall have, and shall have caused our financial and legal advisors to, during the requisite 3-business day period, negotiate with FCP and Merger Sub in good faith (to the extent FCP and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement so that the transactions contemplated thereby are more favorable to our shareholders than the superior proposal.

To the extent our Board of Trustees or the Special Committee proposes to take the foregoing actions with regard to its recommendation, it may only do so if we have not intentionally or materially breached our obligations under certain solicitation provisions of the Merger Agreement.

We are not prohibited by the Merger Agreement from complying with our disclosure obligations under U.S. federal or state law with regard to an acquisition proposal, including taking and disclosing to our shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) under the Exchange Act.

 Employee Benefits

Each of our employees who are employees immediately prior to the effective time of the Merger will continue to be an employee of the Surviving Entity immediately after the effective time of the Merger.  To the extent that the Surviving Entity or any affiliate thereof maintains any health, welfare, retirement or paid-time-off benefit plan in which any employee of the Surviving Entity participates after the effective time of the Merger, the Surviving Entity shall cause such plan to recognize the prior service of each such employee with us and our affiliates prior to the effective time as employment with the Surviving Entity and its affiliates for purposes of eligibility and benefit entitlement (and, in the case of severance or paid time off benefits, benefit accrual) under such plans of the Surviving Entity.  In addition, FCP has agreed to waive pre-existing condition exclusions, waiting periods and certain other requirements and to provide credit for co-payments and deductibles paid in the plan year immediately preceding the effective time of the Merger.

 Conditions to the Merger

The Merger will be completed only if the conditions specified in the Merger Agreement are either satisfied or waived.  Some of the conditions are mutual, meaning that if the condition is not satisfied, none of the parties would be obligated to close the Merger.  Those conditions that are not mutual are in favor of either FCP or Merger Sub, on the one hand, or our Company, on the other hand, meaning that, if the condition is not satisfied, the party could waive the condition, to the extent legally permissible, and the other party would remain obligated to close.

The mutual conditions for completion of the Merger are:

•	approval of both the Merger and the Declaration of Trust Amendment by our shareholders; and

50

•	absence of any action by any governmental authority in the United States that would make the Merger illegal or otherwise restrict, prevent or prohibit consummation of the Merger.

Our obligation to effect the Merger is subject to the satisfaction or waiver of various conditions that include the following:

•
the representations and warranties of FCP and Merger Sub being true and correct as of the date of the Merger Agreement and as of the closing date of the Merger (except to the extent the representation or warranty is expressly limited by its terms to another date), except where the failure of such representations and warranties to be true and correct, without giving effect to any materiality or material adverse effect qualifier, does not or would not have, individually or in the aggregate, an FCP material adverse effect;

•
each of FCP and Merger Sub having performed in all material respects all obligations or complied with, in all material respects, all agreements and covenants required to be performed by it under the Merger Agreement on or prior to the closing time of the Merger; and

•	delivery by FCP of an executed officer certificate as to the satisfaction of these conditions.

FCP’s and Merger Sub’s obligation to effect the Merger is subject to the satisfaction or waiver of various conditions that include the following:

•
the representations and warranties of our Company being true and correct as of the date of the Merger Agreement and as of the closing date of the Merger (except to the extent the representation or warranty is expressly limited by its terms to another date), except where the failure of such representations and warranties to be true and correct, without giving effect to any materiality or material adverse effect qualifier, does not or would not reasonably be likely to have, individually or in the aggregate, a material adverse effect;

•	the representations and warranties of our Company concerning capitalization, debt and authority relative to the Merger Agreement being true and correct in all material respects;

•
the representations and warranties of our Company concerning the operation of our business in the ordinary course, the absence of a material adverse effect and the validity of our status since our taxable year ended December 31, 1998 as a partnership for tax purposes being true and correct in all respects as of the date of the Merger Agreement and as of the closing date of the Merger;

•
our Company having performed in all material respects all obligations or complied with, in all material respects, all agreements and covenants required to be performed by it under the Merger Agreement on or prior to the closing time of the Merger;

•	delivery by us of an executed officer certificate as to the satisfaction of these conditions;

•	our compliance in all respects with our covenants regarding the earnings and profits of ARPT, including the distribution by ARPT of inter-company obligations in accordance with the Merger Agreement;

•
if FCP’s tax advisors determine that, in their judgment, there is a greater than 25% possibility that we have not qualified to be taxed as a partnership for tax purposes for any taxable period commencing with the taxable year ended December 31, 1998 and deliver a notice describing the technical issue leading to such determination, the delivery within 10 days of receiving such notice of a tax opinion addressed to us from legal counsel satisfactory to FCP to the effect that the technical issues raised by FCP should not have caused us to be treated as an association taxable as a corporation under the Internal Revenue Code for the taxable years commencing with our taxable year ended December 31, 1998;

•	the receipt of certain third party consents; and

51

•	the absence of a material adverse effect to our Company.

Certain of the above conditions, such as the requirement for shareholder approval, cannot be waived under applicable law.  We, FCP and Merger Sub reserve the right to waive other conditions to the Merger.  We cannot be certain when (or if) the conditions to the Merger will be satisfied or waived or that the Merger will be completed.  We expect to complete the Merger as promptly as practicable after all the conditions have been satisfied or waived.

 Definition of Material Adverse Effect

Under the Merger Agreement, “material adverse effect,” as it applies to our Company, means any event, fact, development, circumstance, change or effect that individually or in the aggregate is or is reasonably likely to be materially adverse to the assets, business, prospects, condition (financial or otherwise) or results of operations of our Company and our subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to constitute a “material adverse effect”:

•
any event, fact, development, circumstance, change or effect arising out of or resulting from changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates (except to the extent such event, fact, development, circumstance, change or effect affects us and our subsidiaries in a disproportionate manner as compared to other persons or participants in the industries in which we and our subsidiaries conduct our business);

•	the commencement or escalation of a war or armed hostilities or the occurrence of acts of terrorism or sabotage;

•
any changes in general economic, legal, regulatory or political conditions in the geographic regions in which we and our subsidiaries operate (except to the extent such event, fact, development, circumstance, change or effect affects us and our subsidiaries in a disproportionate manner as compared to other persons or participants in the industries in which we and our subsidiaries conduct our business and that operate in the geographic regions affected by such event, fact, development, circumstance, change or effect);

•	the consummation or anticipation of the Merger or the announcement of the execution of the Merger Agreement;

•	the compliance with the terms of, or the taking of any action required by, the Merger Agreement;

•	earthquakes, hurricanes or other natural disasters;

•	any failure of us to complete the sale of all or any of our properties located in Baltimore, Maryland; or

•	changes in law or accounting principles generally accepted in the United States of America.

We have agreed that, with respect to our representations regarding the absence of conflicts with, or violations of, organizational documents, applicable laws or other obligations or agreements as a result of the Merger and governmental filings and consents necessary to complete the Merger, the exceptions in bullets 4 and 5 above shall not apply.

We and FCP have agreed that the mere fact of a decrease in the market price of our Common Shares shall not, in and of itself, be considered a material adverse effect, but any event, fact, development or circumstance relating to the assets, business, prospects, condition or results of operations of the Company and its subsidiaries that causes such decrease shall be considered in determining whether there has been a material adverse effect.

52

Under the Merger Agreement, “FCP material adverse effect,” means any event, fact, development, circumstance, change or effect that would reasonably be expected to prevent, or materially hinder, FCP and the Merger Sub from being able to consummate the Merger.

 Termination

The Merger Agreement may be terminated prior to the Merger effective time:

•	by mutual written consent of FCP and us;

•	by either FCP or us, if:

•	our shareholders do not approve the Merger or the Declaration of Trust Amendment;

•
any governmental authority with authority over such matters takes any action that is final and non-appealable that permanently restrains, enjoins or otherwise prohibits the consummation of the Merger, provided that the terminating party uses reasonable best efforts oppose such action or to have the action vacated or made inapplicable to the Merger; or

•
the Merger is not completed on or before March 31, 2010, unless the failure to complete the Merger by this date is the result of any action or inaction under the Merger Agreement by the terminating party;

•	by FCP, if:

•	prior to the special meeting of our shareholders to approve the Merger and the Declaration of Trust Amendment, our Board of Trustees or the Special Committee:

•	withholds, withdraws, modifies, changes or qualifies in a manner adverse to FCP in any material respect, or publicly propose to withdraw, its recommendation;

•	fails to include its recommendation in this proxy statement;

•	knowingly takes any other action or knowingly makes any other public statement that is inconsistent in any material respect with such recommendation;

•	publicly proposes to effect any of the foregoing;

•	our Board of Trustees or the Special Committee approves or recommends (or resolves to approve or recommend) an acquisition proposal other than the Merger to our shareholders;

•
we breach any representation or warranty or fail to perform any covenant or agreement contained in the Merger Agreement that prevents satisfaction of the conditions to FCP’s obligation to close the Merger, and the breach or failure is incapable of being cured by March 31, 2010 or, if capable of being cured by such date, we have not commenced to cure the breach or failure within 10 business days of receiving written notice of the breach or failure from FCP and have not diligently pursued such cure to completion thereafter; provided, however, that FCP is not then also in material breach of its representations, warranties, covenants or agreements such as would cause a condition to closing to not be satisfied.

•	by us, if:

•
FCP breaches any representation or warranty or fails to perform any covenant or agreement contained in the Merger Agreement that prevents satisfaction of the conditions to our obligation to close the Merger, and the breach or failure is incapable of being cured by March 31, 2010 or, if

53

capable of being cured by such date, FCP has not commenced to cure the breach or failure within 10 business days of receiving written notice of the breach or failure from us and has not diligently pursued such cure to completion thereafter; provided, however, that we are not then also in material breach of our representations, warranties, covenants or agreements such as would cause a condition to closing to not be satisfied.

•
prior to approval of the Merger by our shareholders, our Board of Trustees has withdrawn its recommendation and/or approved and authorized us to enter into a definitive agreement with respect to a superior proposal, but only if (i) we have not materially breached any of our obligations under the solicitation provisions of the Merger Agreement, (ii) our Board of Trustees or the Special Committee has determined in good faith that the definitive agreement constitutes a superior proposal and has determined in good faith, after consultation with outside legal counsel, that failure to enter into the competing agreement would be inconsistent with the trustees’ duties under applicable law, (iii) we have provided FCP written notice of our intention to enter the competing agreement, (iv) we have complied with the other requirements for approving a superior proposal as discussed above under the caption “—Recommendation Withdrawal / Termination in Connection with a Superior Proposal” beginning on page 49; and (v) concurrently with such termination, we have paid FCP the applicable termination fee and certain of its Merger expenses as described under the caption “— Termination Payments and Expenses” beginning on page 54.

 Termination Payments and Expenses

The Merger Agreement provides that we are obligated to pay FCP an amount equal to $1.75 million as a termination payment and up to $300,000 of its Merger expenses incurred since September 3, 2009 if the Merger Agreement is terminated by FCP, if, except as set forth below:

•	prior to the special meeting of our shareholders to approve the Merger and the Declaration of Trust Amendment, our Board of Trustees or the Special Committee:

•	withholds, withdraws, modifies, changes or qualifies in a manner adverse to FCP in any material respect, or publicly propose to withdraw, its recommendation;

•	fails to include its recommendation in this proxy statement;

•	knowingly takes any other action or knowingly makes any other public statement that is inconsistent in any material respect with such recommendation;

•	publicly proposes to effect any of the foregoing;

•	our Board of Trustees or the Special Committee approves or recommends (or resolves to approve or recommend) an acquisition proposal other than the Merger to our shareholders; or

•
we breach any representation or warranty or fail to perform any covenant or agreement contained in the Merger Agreement that prevents satisfaction of the conditions to FCP’s obligation to close the Merger, and the breach or failure is incapable of being cured by March 31, 2010 or, if capable of being cured by such date, we have not commenced to cure the breach or failure within 10 business days of receiving written notice of the breach or failure from FCP and have not diligently pursued such cure to completion thereafter; provided, however, that FCP is not then also in material breach of its representations, warranties, covenants or agreements such as would cause a condition to closing to not be satisfied.

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In addition, we are obligated to pay FCP an amount equal to $1.75 million as a termination payment and up to $300,000 of its Merger expenses incurred since September 3, 2009 if the Merger Agreement is terminated by us because our Board of Trustees has approved and authorized us to enter into a definitive agreement with respect to a superior proposal subject to the conditions described in, and in accordance with, the Merger Agreement.

Notwithstanding the above, the Merger Agreement provides that we are obligated to pay FCP an amount equal to $1.45 million as a termination payment and up to $300,000 of its Merger expenses incurred since September 3, 2009 if the Merger Agreement is terminated by us because our Board of Trustees or the Special Committee has approved and authorized us to enter into a definitive agreement with respect to a superior proposal during the go-shop period or otherwise from a party identified during the go-shop period and who submitted, during the go-shop period, an acquisition proposal that our Board of Trustees or the Special Committee determined, as of the end of the go-shop period, in good faith, after consultation with outside legal counsel and the Special Committee’s financial advisor, constituted or was reasonably likely to lead to a superior proposal.

The Merger Agreement provides that we are obligated to reimburse FCP for up to $600,000 of its expenses incurred since September 3, 2009 if the Merger Agreement is terminated by either FCP or us in the event that our shareholders vote to not approve the Merger or the amendment to our Declaration of Trust at the special shareholder meeting.  In addition, if:  (a) prior to the special meeting of shareholders, an acquisition proposal shall have been publicly announced or made known and not otherwise withdrawn, and (b) concurrently with such termination or within 12 months thereafter, we enter into an agreement with respect to an acquisition proposal or any acquisition proposal is consummated, whether or not on the same terms originally proposed, we would be obligated to pay FCP a fee upon the consummation of such acquisition proposal equal to $1.45 million in addition to the expense reimbursement described in the preceding sentence.

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FCP has agreed to pay us an amount equal to $1.45 million as a termination payment and up to $300,000 of our Merger expenses incurred since September 3, 2009 if the Merger Agreement is terminated by us in the event that FCP breaches any representation or warranty or fails to perform any covenant or agreement contained in the Merger Agreement that prevents satisfaction of the conditions to our obligation to close the Merger, and the breach or failure is incapable of being cured by March 31, 2010 or, if capable of being cured by such date, FCP has not commenced to cure the breach or failure within 10 business days of receiving written notice of the breach or failure from us and has not diligently pursued such cure to completion thereafter; provided, however, that we are not then also in material breach of our representations, warranties, covenants or agreements such as would cause a condition to closing to not be satisfied.  Notwithstanding the foregoing, if we terminate the Merger Agreement for any such breach by FCP or Merger Sub within 5 business days prior to the effective time of the Merger, then FCP would be required to pay to us a $5 million termination payment and up to $300,000 of our Merger expenses incurred since September 3, 2009.

Our right to receive payment of the fees and expenses described in this section from FCP shall be our sole and exclusive remedy against FCP, Merger Sub and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, affiliates or agents for the loss suffered as a result of the failure of the Merger to be consummated, and upon payment of such amounts, none of FCP, Merger Sub or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, affiliates or agents shall have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions thereby.  FCP’s right to receive payment of the fees and expenses described in this section from us shall be the sole and exclusive remedy of FCP and Merger Sub against us and our subsidiaries and any of our respective former, current, or future general or limited partners, shareholders, managers, members, directors, officers, affiliates or agents for the loss suffered as a result of the failure of the Merger to be consummated, and upon payment of such amounts, none of the us or our subsidiaries or any of our respective former, current, or future general or limited partners, shareholders, managers, members, directors, officers, affiliates or agents shall have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby.  Neither us nor FCP is expressly entitled to seek specific performance of the other’s obligations under the Merger Agreement.

 Amendment of the Merger Agreement

The parties may amend the Merger Agreement, but after our shareholders have approved the Merger, no such amendment will be made that by law or pursuant to the rules of the NYSE Amex requires further approval by our shareholders without obtaining such approval.

 Indemnification; Trustee and Officer Insurance

Our Company will be the Surviving Entity in the Merger and, along with FCP, will provide exculpation and indemnification to the fullest extent authorized or permitted by applicable law for each person who as of the date of the Merger Agreement or during the period from the date of the Merger Agreement through the closing date of the Merger, served as an executive officer, trustee, director or fiduciary of our Company or any of our subsidiaries (referred to in this proxy statement as the “indemnified parties”) in connection with any claims and any judgments, fines, penalties and amounts paid in settlement resulting therefrom.  In addition, FCP and the Surviving Entity will promptly pay on behalf of or, within 30 days after any request for advancement, advance to each indemnified party, to the fullest extent permitted by applicable law, any expenses incurred in defending, serving as a witness with respect to or otherwise participating in any claim in advance of the final disposition of such claim.  The indemnification and advancement obligations of FCP and the Surviving Entity pursuant to the Merger Agreement will extend to acts or omissions occurring at or before the closing time and any claim relating thereto, and all rights to indemnification and advancement contained in the Merger Agreement shall continue with respect to an indemnified party even after such indemnified party ceases to be a trustee, director, executive officer or fiduciary of us or our subsidiaries.

The Merger Agreement provides that all rights to indemnification and exculpation existing in favor of the present and former trustees, directors, officers, employees or fiduciaries of our Company and our subsidiaries provided for in our and our subsidiaries’ organizational documents will continue in full force and effect for a period of six (6) years from the closing date of the Merger.  The Merger Agreement also requires that the Surviving Entity

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maintain in effect, for a period of six years after the effective time of the Merger, our current directors’ and officers’ liability policies; provided, however, that the Surviving Entity may instead substitute policies of at least the same amounts and containing other terms and conditions which are, in the aggregate, not less advantageous to the insured persons.  This requirement is subject to a maximum cost per year of coverage of 300% of the annual premiums we paid for such insurance prior to the date we signed the Merger Agreement.  If the cost per year of insurance coverage exceeds such maximum amount, the Surviving Entity must obtain as much comparable insurance as possible for an annual premium equal to 300% of the annual premiums we paid prior to the date we signed the Merger Agreement.

The obligations described above regarding trustees’, directors’ and officers’ indemnification and exculpation and directors’ and officers’ insurance must be assumed by any successor entity to the Surviving Entity.

 Litigation Relating to the Merger

On October 2, 2009, Pennsylvania Avenue Funds, a purported Company shareholder, filed a class action complaint in the Circuit Court for Charles County, Maryland, against the Company, our Board of Trustees and FCP.  The complaint alleges that our trustees breached their fiduciary duties in connection with the Merger.  The complaint further alleges that FCP aided and abetted those breaches of fiduciary duties.  The complaint seeks to enjoin consummation of the Merger and also seeks attorneys’ fees and expenses.

On October 23, 2009, Joseph M. Sullivan, a purported Company shareholder, filed a class action complaint in the Circuit Court for Charles County, Maryland, against the Company, our Board of Trustees, FCP and Merger Sub. The complaint alleges that our trustees breached their fiduciary duties in connection with the Merger.  The complaint further alleges that FCP and Merger Sub aided and abetted those breaches of fiduciary duties.  The complaint seeks to enjoin consummation of the Merger and also seeks attorneys’ fees and expenses.

We intend to defend these actions vigorously.  However, even if these lawsuits are determined to be without merit, they may potentially delay or, if the delay is substantial enough, prevent the consummation of the Merger by March 31, 2010, potentially prevent the closing of the Merger.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences to holders of our Common Shares of:

•	the E&P Distribution; and

•	the Merger.

This summary is based on current law and is for general information only.  This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.  We have not requested, and do not plan to request, any rulings from the Internal Revenue Service (the “IRS”) concerning the tax consequences of the E&P Distribution and the Merger, and the statements in this proxy statement are not binding on the IRS or any court.  We can provide no assurance that the tax consequences described in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This summary assumes that our Common Shares are held as a capital asset within the meaning of Code Section 1221 and does not address all tax consequences that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules.  In addition, except as noted below, this summary does not address the tax consequences for special classes of holders of our Common Shares, including, for example:

•	banks and other financial institutions;

•	insurance companies;

•	tax-exempt entities;

•	REIT;

•	regulated investment companies;

•	subchapter S corporations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons whose functional currency is not the U.S. dollar;

•
persons holding our Common Shares as part of a hedging or conversion transaction, as part of a “straddle” or a constructive sale, or otherwise part of any integrated transaction for U.S. federal income tax purposes;

•	certain U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	persons who acquired our Common Shares through the exercise of employee stock options or warrants or otherwise as compensation;

•	persons that are properly classified as a partnership or otherwise as a pass-through entity under the Code; and

•	non-U.S. holders, as defined below.

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This summary also does not discuss any state, local, foreign tax considerations, or other any tax considerations other than U.S. federal income tax considerations.

If any entity that is treated as a partnership for U.S. federal tax purposes holds our Common Shares, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity.  If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal tax purposes and that entity holds our Common Shares, you should consult your tax advisor.

As noted above, this discussion does not address any tax consequences to persons that are non-U.S. holders.  However, special tax considerations with respect to the E&P Distribution and the merger may apply to a holder of our Common Shares that itself is a U.S. partnership, limited liability company, or other entity which is treated as a partnership for U.S. federal income tax purposes, but which has non-U.S. persons as partners or members.  Accordingly, any shareholder that is treated as a partnership for U.S. federal income tax purposes, and whose partners or members include non-U.S. persons, should consult with its own tax advisor regarding any special U.S. tax consequences to it and its partners or members that may result from the E&P Distribution and the Merger.

Consequences of the Merger and the E&P Distribution to U.S. Holders of Our Common Shares

This summary does not address any tax consequences to any person (including their affiliates, subsidiaries, and related parties) that acquires or holds any interest in the Company or its subsidiaries (whether directly or indirectly) following the effective time of the Merger.  Such persons should consult their own respective tax advisors regarding any U.S. federal income and other tax consequences to them that may result from the E&P Distribution and the Merger in their specific circumstances.

For purposes of this section, a “U.S. holder” means a beneficial owner of our Common Shares that is for U.S. federal income tax purposes one of the following:

•	a citizen or resident of the United States;

•
a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust (A) the administration of which is subject to the primary supervision of a United States court, if one or more United States persons have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of our Common Shares that is not a U.S. holder as described in the bullets above or a partnership for U.S. federal income tax purposes.

We have elected to be taxed as a partnership for U.S. federal income tax purposes and believe that we have qualified and been taxable as a partnership since our date of formation.  Specifically, we believe that we are classified as a “publicly traded partnership” or “PTP” under Code Section 7704.  A PTP is taxable as a corporation unless it satisfies a special “90% qualifying income exception” under Code Section 7704(c).  Under that exception, a PTP is not subject to corporate-level tax if 90% or more of its gross income each year has consisted of dividends, interest, “rents from real property” (as that term is defined for purposes of the U.S. federal income tax rules governing REITs, with certain modifications), gain from the sale or other disposition of real property, and certain other types of income.  This entire discussion assumes that we are treated as a PTP that is taxable as a partnership (and not a corporation) for U.S. federal income tax purposes.  If we have failed to satisfy the 90% qualifying income exception and are, as a result, treated as a corporation, the U.S. federal income tax consequences of the E&P Distribution and the Merger to U.S. holders likely would be substantially different from that described herein.  In the

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event that we are treated as a corporation for U.S. federal income tax purposes, it is, however, unlikely that the consequences would be less favorable to U.S. holders.

Consequences of the E&P Distribution to U.S. Holders of Our Common Shares

U.S. holders will be required to take into account as dividend income their distributive share of that portion of the E&P Distribution that constitutes a dividend for U.S. federal income tax purposes.  The E&P Distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent it does not exceed ARPT’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes).  We estimate that ARPT’s current and accumulated earnings and profits will be approximately $__ per share.  There is substantial uncertainty under current law regarding whether the dividend portion of the E&P Distribution will be treated as “qualified dividend income.”  We intend to report the dividend portion of the E&P Distribution as “qualified dividend income,” but no assurance can be provided that the IRS will not successfully challenge that treatment.  Qualified dividend income allocated to a U.S. holder, taxed at individual rates, generally will be subject to taxation at the 15% maximum rate applicable to long-term capital gain.  If the dividend portion of the E&P Distribution is not qualified dividend income, it will be treated as ordinary income for U.S. holders taxed at individual rates.  U.S. holders should consult their tax advisors regarding the treatment of the dividend portion of the E&P Distribution as qualified dividend income.

To the extent that the E&P Distribution exceeds ARPT’s current and accumulated earnings and profits, the E&P Distribution will first reduce our adjusted basis in the stock of ARPT, and will thereafter be treated as gain from the sale of our interest in ARPT.  Because our adjusted tax basis in the stock of ARPT is very small or zero, the E&P Distribution, to the extent it exceeds ARPT’s current and accumulated earnings and profits, generally will be treated as gain from the sale of our interest in ARPT.  Any such gain generally will be treated as long-term capital gain.  As a general matter, the maximum U.S. federal income tax rate on net long-term capital gain applicable to U.S. holders, taxed at individual rates, currently is 15%.

We estimate that the E&P Distribution will be $__ per share, approximately $__ per share of which will be dividend income and approximately $__ per share of which will be long term capital gain.

           Consequences of the Merger to U.S. Holders of Our Common Shares

For U.S. federal income tax purposes, the Merger will be treated, with respect to each U.S. holder, as a sale of Common Shares.  Each such holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition and such holder’s adjusted tax basis in its Common Shares.  For these purposes, the amount realized by a U.S. holder in connection with the Merger generally will the sum of:

•	the Merger Consideration (i.e., the cash received, including any amount withheld under applicable tax law); and

•	the amount of our liabilities allocated to the Common Shares sold.

For purposes of this calculation, a U.S. holder’s adjusted tax basis in its Common Shares will be increased by any income allocated by us to such holder in connection with the E&P Distribution.  We do not have any significant liabilities.

Generally, any gain or loss recognized by a U.S. holder on the disposition of the Common Shares in connection with the Merger will be capital gain or loss.  However, any portion of a U.S. holder’s amount realized on the disposition that is attributable to our “unrealized receivables,” or “inventory items,” in each case as defined in Code Section 751, generally will give rise to ordinary income or loss.  “Unrealized receivables” include stock in our Puerto Rico subsidiary to the extent of the lower of the appreciation of value of that stock and the amount of earnings and profits accumulated by our Puerto Rico subsidiary which have not been previously subject to U.S. tax.  The amount of unrealized receivables (and thus ordinary income) recognized by a U.S. holder will depend upon how long it has held our Common Shares.  For U.S. holders that have held our Common Shares since our formation in 1998, we estimate that the amount of “unrealized receivables” that will give rise to income will be between $1.91 and $2.98 per share.  However, it is possible that the actual numbers could differ from these estimates.  The amount of ordinary income may exceed the net taxable gain, if any, that a U.S. holder otherwise would realize on the disposition of our Common Shares in connection with the Merger.  This ordinary income will be recognized in any

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event.  Thus, a U.S. holder may recognize both ordinary income and a capital loss on the disposition of our Common Shares in connection with the Merger.

For U.S. holders taxed at individual rates, net capital gain from the sale of an asset held one year or less is subject to tax at the applicable rate for ordinary income.  For these types of U.S. holders, the maximum rate of tax on the net capital gain from a sale or exchange or a capital asset held for more than one year generally is 15%.  Capital losses may be used to offset ordinary income only to a limited extent.

In addition to the possibility of recognizing ordinary income under Code Section 751, a portion of any long-term gain recognized by a U.S. holder taxed at individual rates in connection with its disposition of our Common Shares in the Merger may be characterized as unrecaptured Code Section 1250 gain and subject to an increased capital gain tax rate of 25%.  Our assets do not currently have unrecaptured Section 1250 gain associated with them, so that a U.S. holder should not expect to recognize Section 1250 capital gain in connection with the Merger. The amount of a U.S. holder’s long-term capital gain (after the application of Code Section 751 as described above) that is not taxed at the increased rate for Section 1250 capital gain will be taxed at regular long-term capital gain rates.

Accordingly, any gain on the sale of Common Shares held for more than one year could be treated partly as gain from the sale of a long-term capital assets subject to a 15% tax rate and partly as ordinary income to the extent attributable to “unrealized receivables.”  Each U.S. holder should consult with its own tax advisor regarding the application of the ordinary income tax rates to a sale of our Common Shares.

FIRPTA Withholding

To prevent U.S. federal income tax withholding under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), currently at a rate of 10%, each U.S. holder is required to complete a FIRPTA affidavit stating that it is not a non-U.S. holder.  Non-U.S. holders generally are subject to U.S. federal income tax (including withholding) under FIRPTA.  U.S. federal income tax withheld under FIRPTA does not constitute a tax in addition to tax otherwise applicable, either under FIRPTA or otherwise, but rather generally is creditable against a holder’s underlying U.S. federal income tax liability.  The application of FIRPTA is complicated, and non-U.S. holders are urged to consult their tax advisors regarding the application of FIRPTA (including withholding) in each holder’s circumstances in connection with the Merger.

Reportable Transactions

If a holder of our Common Shares recognizes a loss as a result of a transaction with respect to our Common Shares (including in connection with the Merger) of at least (i) $2,000,000 or more in a single taxable year or $4,000,000 or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10,000,000 or more in a single taxable year or $20,000,000 or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, such holder may be required to file a disclosure statement with the IRS on Form 8886.  The fact that a loss is reportable under these Treasury Regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Holders should consult their tax advisors to determine the applicability of these Treasury Regulations in light of their individual circumstances.

Information Reporting and Backup Withholding

Backup withholding, presently at a rate of 28%, and information reporting may apply to the Merger Consideration received pursuant to the exchange of our Common Shares in the merger.  Backup withholding generally will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8; or

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•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax.  It generally may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is properly and  timely furnished to the IRS.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE E&P DISTRIBUTION AND THE MERGER. THEREFORE, HOLDERS OF OUR COMMON SHARES ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE E&P DISTRIBUTION AND THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

 Recommendation of Our Board of Trustees

Our Board of Trustees recommends that holders of our Common Shares vote FOR approval of the Merger.

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DECLARATION OF TRUST AMENDMENT—PROPOSAL 2

Proposed Amendment

You are also being asked to consider and vote upon an amendment to our Declaration of Trust to cause Section 5.3.3 to be of no operation or effect.  This amendment would suspend the requirement that we make a minimum distribution to our shareholders in connection with distributions of net taxable income.  The amendment would render such section inapplicable for the fiscal year ending December 31, 2009 and subsequent thereto, unless the Merger Agreement is terminated and our Board of Trustees makes a public announcement that Section 5.3.3 will thereafter be operative and in effect.  Our Board of Trustees approved the Declaration of Trust Amendment and is recommending that our common shareholders vote to approve Proposal 2 because the Merger Consideration to which we, FCP and Merger Sub agreed under the Merger Agreement was premised on the mutual understanding that no distributions of any kind would be made by us with respect to our Common Shares in the future so long as the Merger Agreement remains in effect.  The Merger Agreement provides that if we make any distributions with respect to our Common Shares, the Merger Consideration will be reduced accordingly.  We urge you to read carefully the Declaration of Trust Amendment, which is incorporated by reference in its entirety and attached to this proxy statement as Exhibit B.  If the special meeting occurs prior to December 31, 2009, and if both the Merger and the Declaration of Trust Amendment are approved by our shareholders, we expect to file the Declaration of Trust Amendment with the SDAT as soon as practicable after such approval, and on or prior to December 31, 2009, even if the closing of the Merger does not occur until after December 31, 2009.  In the unlikely event that the Declaration of Trust Amendment is approved, but the Merger is not approved, our Board of Trustees may elect not to file the Declaration of Trust Amendment with the SDAT.

Vote Required

Approval of the Declaration of Trust Amendment requires the affirmative vote of the holders of two-thirds of our Common Shares that are issued and outstanding on the record date.

 Recommendation of Our Board of Trustees

Our Board of Trustees recommends that holders of our Common Shares vote FOR approval of the Declaration of Trust Amendment.

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ADJOURNMENTS AND POSTPONEMENTS OF THE SPECIAL MEETING

 Proposal for Adjournments- Proposal 3

We are asking our common shareholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the Merger or the Declaration of Trust Amendment.  Under Maryland law and our Bylaws, the affirmative vote of a majority of the votes cast at the special meeting is required to adjourn the special meeting.  The special meeting may be adjourned from time to time to a date not more than 120 days after the original record date without notice other than announcement at such meeting.  For purposes of the vote to approve any adjournment of the special meeting, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Recommendation of our Board of Trustees

Our Board of Trustees recommends that you vote “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the Merger or the Declaration of Trust Amendment.

 Postponements

At any time prior to convening the special meeting, our Board of Trustees may postpone the special meeting for any reason without the approval of our shareholders. If the special meeting is postponed, we will provide at least ten days’ notice of the new date of the special meeting.

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MARKET PRICE OF OUR COMMON SHARES

Our Common Shares of beneficial interest, par value $0.01 per share, are traded on the NYSE AMEX under the symbol “APO.”  As of the close of business on    ●   , 2009, which is the record date for the special meeting, there were common shareholders of record.  The following table sets forth the high and low closing prices of our Common Shares as reported on the NYSE AMEX (rounded to the nearest cent) and the dividends paid per Common Share for each quarterly period for the past two years and for the first, second, third and fourth quarterly periods (through November 6, 2009) of the fiscal year ending December 31, 2009.

		Price Range of ACPT Shares		Dividends
	Quarter	High	Low	Declared

2009	Fourth	$8.55	$7.35	$-
	Third	8.77	5.50	-
	Second	9.09	5.20	-
	First	5.39	3.41	-

2008	Fourth	$10.20	$3.10	$0.10
	Third	14.25	10.20	-
	Second	19.01	13.45	-
	First	20.00	14.50	-

2007	Fourth	$25.75	$17.50	$-
	Third	27.59	19.22	0.10
	Second	20.33	18.58	0.10
	First	19.47	17.64	0.10

On September 14, 2009, the last trading day before we announced that we were considering various strategic alternatives, including a possible sale of the Company, the closing price of our Common Shares on the NYSE Amex was $6.62 per share.  On November 9, 2009, the closing price of our Common Shares on the NYSE Amex was $7.40 per share.  You are encouraged to obtain current market quotations for our Common Shares.

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PRINCIPAL AND MANAGEMENT SHAREHOLDERS

As of November 9, 2009, there were 5,622,660 of our Common Shares outstanding.

The following table sets forth information, as of November 9, 2009, regarding our Common Shares owned of record or known by us to be owned beneficially by:

•	each person beneficially owning 5% or more of our outstanding Common Shares;

•	each trustee of our Company;

•	our Chief Executive Officer and each of the four other most highly paid executive officers of our Company; and

•	the trustees and executive officers of our Company as a group.

The number of our Common Shares “beneficially owned” by each shareholder is determined under rules of the SEC regarding the beneficial ownership of securities. Under the SEC rules, beneficial ownership of our Common Shares includes any shares as to which the person or entity has sole or shared voting power or investment power.

Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person or entity has sole voting and investment power.  The address for each of our trustees and executive officers listed below is:  c/o American Community Properties Trust, 222 Smallwood Village Center, St. Charles, Maryland, 20602.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
5% Holders:
The Wilson Group (1) 222 Smallwood Village Center St. Charles, MD 20602	2,650,720	47.1%
Interstate Business Corporation (1)(2)(3) 222 Smallwood Village Center St. Charles, MD 20602	1,549,976	27.6%
Wilson Securities Corporation (1)(2)(3) 222 Smallwood Village Center St. Charles, MD 20602	586,101	10.4%
Paul J. Isaac (4) 75 Prospect Avenue Larchmont, New York 10538	865,329	15.4%
Leeward Capital, L.P. (5) One California Street, Suite 300 San Francisco, CA 94111	288,000	5.1%

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Trustees and Executive Officers:
J. Michael Wilson (1)(3)(6)	107,747	1.9%
Stephen K. Griessel	363,743	6.5%
Thomas J. Shafer	18,841	*
Antonio Ginorio	14,841	*
Donald J. Halldin	6,508	*
Michael Williamson	6,508	*
Thomas E. Green	6,508	*
Matthew M. Martin	--	--
Jorge Garcia	--	--
Mark MacFarland	--	--
Harry Chalstrom	100	*
All trustees and executive officers as a group (11 persons)(6)	524,796	9.3%

*Less than one percent.

(1)
As reported in a Schedule 13D/A filed April 15, 2008, the Wilson Group is comprised of James J. Wilson and his wife, Barbara A. Wilson; their six children, J. Michael Wilson (Chairman of ACPT), Thomas B. Wilson, Kevin J. Wilson, Elizabeth W. Weber, Mary P. Wilson and Brian J. Wilson; Interstate Business Corporation; Wilson Securities Corporation; and Wilson Family Limited Partnership.  The Wilson Group, collectively, has voting and dispositive control through direct and indirect ownership of 47.1% of ACPT's outstanding shares as reflected in the Wilson Group's Schedule 13D.  The members of the group periodically meet to discuss matters relating to their ownership of ACPT and may from time to time act together with respect to the voting or disposition of Common Shares.  However, there is no formal arrangement among the members of the group in regard to their voting and dispositive voting rights and, accordingly, the group members may not always act together with respect to the Common Shares.

(2)	Interstate Business Corporation and Wilson Securities Corporation are owned by the Wilson Family Shareholders, including J. Michael Wilson

(3)	These persons are members of the Wilson Group and their shares are also included with the Wilson Group.

(4)
Based on a Schedule 13D/A filed October 7, 2009, Paul J. Isaac directly owns 73,450 shares and has beneficial ownership of 791,879 shares that are directly owned by: (i) Isaac Brothers L.L.C. (220,200 shares), (ii) Arbiter Partners L.P. (484,329 shares), (iii) Karen Isaac (wife) and 4 grandchildren (70,100), (iv) Isaac Grandchildren’s Trust (12,250 shares), (v) Marjorie S. Isaac u/w/o Irving H. Isaac Marital Trust (5,000 shares).

(5)	Based on a Schedule 13D filed on December 2, 2008, Leeward Capital, L.P. has beneficial ownership of 288,000 shares.

(6)
Includes 21,350 shares attributable to ACPT shares held by the Wilson Family Limited Partnership.  J. Michael Wilson is a General Partner of the Wilson Family Limited Partnership.  The management and control of the business and affairs of the partnership are vested jointly in the General Partners, thus J. Michael Wilson shares voting and dispositive power over Common Shares owned by the Wilson Family Limited Partnership.

67

DISSENTERS’ RIGHTS OF APPRAISAL

We are organized as a real estate investment trust under Maryland law. Under the Maryland REIT Law, because our Common Shares were listed on the NYSE Amex on the record date for determining shareholders entitled to vote at the special meeting, our common shareholders who object to the Merger do not have any appraisal rights or dissenters' rights in connection with the Merger.

OTHER MATTERS

We currently know of no other business that will be presented for consideration at the special meeting. Nevertheless, the enclosed proxy card confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that our Board of Trustees does not know of at this time, if such matters are presented within a reasonable time before proxy solicitation. If any of these matters are presented at the special meeting, then the proxy agents named in the enclosed proxy card will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

SHAREHOLDER PROPOSALS

If we complete the Merger, the Company will not have public shareholders and there will be no public participation in any future meeting of shareholders.  If we do not complete the Merger when currently anticipated, we intend to hold our next annual meeting in June 2010 or shortly thereafter.  If the Merger is not completed for any reason, under SEC rules, shareholders intending to submit proposals for presentation at our 2010 Annual Meeting of Shareholders must have submitted their proposals in writing, and we must have received these proposals at our executive offices on or before February 3, 2010 for inclusion in our proxy statement and the form of proxy relating to our 2010 Annual Meeting.

Although shareholder proposals received by us after February 3, 2010 will not be included in our proxy statement or proxy card for the 2010 Annual Meeting of Shareholders, shareholder proposals may be included in the agenda for the 2010 Annual Meeting of Shareholders if properly submitted in accordance with our Bylaws. Our Bylaws currently provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given in writing to our Secretary not later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting nor earlier than the 60th day prior to the first anniversary of the date the preceding year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to the provisions of the Bylaws must be delivered in writing via personal delivery or United States certified mail, postage prepaid to our Secretary c/o American Community Properties Trust, 222 Smallwood Village Center, St. Charles, Maryland, 20602, Attn: Secretary, not earlier than March 5, 2010, and not later than April 4, 2010.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC under the Exchange Act.  You may read and obtain copies of this information in person or by mail from the Public Reference Section of the SEC, 100 F Street N.E., Room 1580, Washington, DC 20549, at prescribed rates.  You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.

The SEC also maintains an Internet website that contains annual, quarterly and current reports, proxy statements and other information about issuers like our Company, which file electronically with the SEC.  The address of that site is http://www.sec.gov.  You may also retrieve this information from our website at www.acptrust.com.  Information contained on our website is not incorporated in or made a part of this proxy statement.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction.  You should rely only on the information in this document.  We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.  The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

69

EXHIBIT A

Agreement and Plan of Merger

Executed Version

AGREEMENT AND PLAN OF MERGER

DATED AS OF SEPTEMBER 25, 2009

AMONG

FCP FUND I, L.P.

FCP/ACPT ACQUISITION COMPANY, INC.

AND

AMERICAN COMMUNITY PROPERTIES TRUST

TABLE OF CONTENTS

Page
ARTICLE 1. CERTAIN DEFINITIONS	1

1.01	Certain Definitions	1

ARTICLE 2. THE MERGER	10

2.01	The Merger	10
2.02	Effective Time; Closing	11
2.03	Tax Treatment of the Merger	12

ARTICLE 3. CONSIDERATION; EXCHANGE PROCEDURES	12

3.01	Conversion of Shares	12
3.02	Exchange Procedures; Exchange Agent	12
3.03	Share Appreciation Rights; Restricted Stock	14
3.04	Adjustments	15
3.05	Withholding Taxes	15

ARTICLE 4. Conduct of the Parties Pending Closing	16

4.01	Conduct of Business by the Company	16
4.02	Conduct of All Parties	20

ARTICLE 5. REPRESENTATIONS AND WARRANTIES	20

5.01	Disclosure Letter	20
5.02	Representations and Warranties of the Company	20
5.03	Representations and Warranties of Acquiror and Merger Subsidiary	42

ARTICLE 6. COVENANTS	45

6.01	Company Shareholders Meeting	45
6.02	Proxy Statement	46
6.03	Access to Information; Confidentiality	47
6.04	Acquisition Proposals; Solicitation	47
6.05	Further Action; Commercially Reasonable Efforts	53
6.06	Public Announcements	54
6.07	Exculpation, Indemnification and Insurance	54
6.08	Employee Benefit Matters	57
6.09	Transfer Taxes	58
6.10	Tax Matters	58

i

ARTICLE 7. CONDITIONS TO CONSUMMATION OF THE MERGER	62

7.01	Conditions to the Obligations of Each Party	62
7.02	Conditions to the Obligations of Acquiror and Merger Subsidiary	62
7.03	Conditions to the Obligations of the Company	63

ARTICLE 8. TERMINATION	64

8.01	Termination	64
8.02	Effect of Termination	65
8.03	Fees and Expenses	65

ARTICLE 9. General Provisions	67

9.01	Non Survival of Representations and Warranties	67
9.02	Notices	67
9.03	Severability	68
9.04	Amendment	68
9.05	Entire Agreement; Assignment	69
9.06	Parties in Interest	69
9.07	Governing Law	69
9.08	Waiver of Jury Trial	69
9.09	Waiver	69
9.10	Headings	70
9.11	Counterparts	70
9.12	Mutual Drafting	70

ii

AGREEMENT AND PLAN OF MERGER, dated as of September 25, 2009 (this “Agreement”), among FCP Fund I, L.P., a Delaware limited partnership (“Acquiror”), FCP/ACPT Acquisition Company, Inc., a Maryland corporation and an indirect subsidiary of Acquiror (“Merger Subsidiary”), and American Community Properties Trust, a Maryland real estate investment trust (the “Company”).

RECITALS

WHEREAS, the parties wish to effect a business combination through a merger of Merger Subsidiary with and into the Company (the “Merger”) on the terms and subject to the conditions set forth in this Agreement with the Company continuing as the Surviving Company and an indirect subsidiary of Acquiror;

WHEREAS, the Board of Trustees of the Company has approved this Agreement and the Merger and the other transactions contemplated herein and declared that the Merger and the other transactions contemplated herein are advisable and in the best interests of the Company and its shareholders, on the terms and subject to the conditions set forth herein;

WHEREAS, Acquiror, as the majority shareholder of Merger Subsidiary, has approved this Agreement and the Merger and declared that this Agreement and the Merger are advisable on the terms and subject to the conditions set forth herein; and

WHEREAS, simultaneously with the execution and delivery of this Agreement, each of Acquiror, Merger Subsidiary and the Wilson Family Shareholders have executed and delivered a voting agreement (the “Voting Agreement”), pursuant to which each of the Wilson Family Shareholders has agreed to take specified actions in furtherance of the Merger; and

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to such transactions.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1.

CERTAIN DEFINITIONS

1.01  Certain Definitions

The following terms are used in this Agreement with the meanings set forth below:

“Acquiror” has the meaning set forth in the preamble to this Agreement.

“Acquiror Material Adverse Effect” means any event, fact, development, circumstance, change or effect that would reasonably be expected to prevent, or materially hinder, Acquiror or Merger Subsidiary from being able to consummate the Merger and the other transactions contemplated by this Agreement.

“Acquiror Termination Fee” means $1,450,000; provided, that, such amount shall be $5,000,000 if the Company terminates this Agreement pursuant to Section 8.01(d)(i) within five (5) Business Days prior to the Effective Time.

“Acquisition Proposal” has the meaning set forth in Section 6.04(b).

“Action” means any claim, action, suit, proceeding, arbitration, mediation or other investigation.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.  For purposes of the immediately preceding sentence and the definition of “Subsidiary” in this Section 1.01, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Permits” has the meaning set forth in Section 5.02(e).

“Articles of Merger” has the meaning set forth in Section 2.02(b).

“Benefit Plans” has the meaning set forth in Section 5.02(i).

“Blue Sky Laws” has the meaning set forth in Section 5.02(d)(ii).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of New York are authorized or obligated by Law to close.

“Certificate” means any certificate which immediately prior to the Effective Time represented Company Common Shares.

“Claim” has the meaning set forth in Section 6.07(a).

“Closing” and “Closing Date” have the meanings set forth in Section 2.02(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

 “Company Board” means the Board of Trustees of the Company.

“Company Bylaws” means the Amended and Restated Bylaws of the Company, as amended, as in effect on the date hereof.

“Company Charter” means the Amended and Restated Declaration of Trust of the Company, as amended, as in effect on the date hereof.

“Company Charter Amendment” means the proposed amendment to amend the Company Charter to eliminate Section 5.3.3 of the Company Charter and to make such section inapplicable for the year ending December 31, 2009 and for any subsequent year prior to, or including, the year in which the Merger is consummated.

“Company Charter Amendment Approval” has the meaning set forth in Section 5.02(c)(iv).

 “Company Common Shares” means the common shares of beneficial interest of the Company, par value $0.01 per share.

“Company Expenses” means all documented, out-of-pocket expenses incurred by the Company from and after September 3, 2009, in connection with the Transaction up to a maximum of $300,000.

“Company Indemnified Parties” has the meaning set forth in Section 6.07(a).

“Company Leases” has the meaning set forth in Section 5.02(l)(vii).

“Company Material Adverse Effect” means any event, fact, development, circumstance, change or effect that, individually or in the aggregate with all other events, facts, developments, circumstances, changes or effects, is or is reasonably likely to be materially adverse to the assets, business, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to constitute a “Company Material Adverse Effect”: (i) any event, fact, development, circumstance, change or effect arising out of or resulting from changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates (except to the extent such event, fact, development, circumstance, change or effect affects the Company and its Subsidiaries in a disproportionate manner as compared to other Persons or participants in the industries in which the Company and its Subsidiaries conduct their business), (ii) the commencement or escalation of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (iii) any changes in general economic, legal, regulatory or political conditions in the geographic regions in which the Company and its Subsidiaries operate (except to the extent such event, fact, development, circumstance, change or effect affects the Company and its Subsidiaries in a disproportionate manner as compared to other Persons or participants in the industries in which the Company and its Subsidiaries conduct their business and that operate in the geographic regions affected by such event, fact, development, circumstance, change or effect), (iv) the consummation or anticipation of the Merger or the announcement of the execution of this Agreement, (v) the compliance with the terms of, or the taking of any action required by, this Agreement, (vi) earthquakes, hurricanes or other natural disasters, (vii) any failure of the Company to complete the sale of all or any of its Properties located in Baltimore, Maryland, or (viii) changes in Law or GAAP.  Notwithstanding the foregoing, with respect to references to Company Material Adverse Effect in the representations set forth in Section 5.02(d), the exceptions set forth in clauses (iv) and (v) of this definition shall not apply.  The parties agree that the mere fact of a decrease in the market price of Company Common Shares shall not, in and of itself, constitute a Company Material Adverse Effect, but any event, fact, development, circumstance, change or effect relating to the assets, business, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, that causes such decrease shall be considered in determining whether there has been a Company Material Adverse Effect.

“Company Property” or “Company Properties” has the meaning set forth in Section 5.02(l).

“Company Special Committee” means the special committee of the Company Board formed to, among other things, consider strategic alternatives, including, without limitation, a possible change of control of the Company.

“Company Share Incentive Plan” means the Company’s 2009 Share Incentive Plan.

“Company Shareholder Approval” has the meaning set forth in Section 5.02(c)(iii).

“Company Shareholders Meeting” means a special meeting of the Company’s shareholders (including any adjournment or postponement thereof) to consider and vote upon the approval of the Merger, this Agreement and any other matter required to be approved by the Company’s shareholders for consummation of the Transaction.

“Company Title Insurance Policies” has the meaning set forth in Section 5.02(l)(v).

“Confidentiality Agreement” has the meaning set forth in Section 6.03(b).

“Consents” has the meaning set forth in Section 5.02(d).

“Constituent Documents” means the charter, articles of incorporation, certificate of incorporation or certificate of formation and bylaws of a corporation, the certificate of partnership and partnership agreement of a general or limited partnership, the certificate of formation and limited liability company agreement or operating agreement of a limited liability company, the declaration of trust, trust agreement and bylaws of a trust and the comparable formation and/or governing documents of other entities, including any agreements or arrangements governing the rights of members, shareholders or other holders of interests in any such entity, including shareholders agreements, voting agreements, registration rights agreements and similar agreements.

“Continuing Employee” has the meaning set forth in Section 6.08(a).

“Current Share Appreciation Rights” has the meaning set forth in Section 3.03(a).

“Disclosure Letter” has the meaning set forth in Section 5.01.

“Effective Time” has the meaning set forth in Section 2.02(b).

“Employee” has the meaning set forth in Section 6.08(a).

“Environmental Laws” means any United States federal, state or local Laws in existence on or before the date hereof relating to (i) pollution, protection, preservation or restoration of the environment, health, safety or natural resources (including, air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life, wetlands or any other natural resource); (ii) releases or threatened releases of Hazardous Substances; or (iii) the exposure to, or the manufacture, handling, transport, use, generation, recycling, treatment, storage or disposal of Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.02(a).

“Excluded Party” has the meaning set forth in Section 6.04(a)(iii).

“Expenses” has the meaning set forth in Section 6.07(a).

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Authority” means any domestic or foreign (including, without limitation, Puerto Rico) federal, state, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of any nature; or any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Hazardous Substance” means (i) those substances defined in or regulated under the following United States federal statutes and their state (and Puerto Rican) counterparts, as each may be amended from time to time, and all regulations thereunder: the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act and the Clean Air Act; (ii) petroleum and petroleum products or any derivative or by-product thereof, including crude oil and any fractions thereof; (iii) polychlorinated biphenyls, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead, radioactive material and radon; and (iv) any other contaminant, substance, material, pollutant or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“Intellectual Property” means all intellectual property owned or used by the Company and its Subsidiaries, including patents (including any continuations, divisionals, continuations-in-part, renewals and reissues), trademarks, trade names, service marks, logos, domain names and other indicators of source or origin, database rights, copyrights, copyrightable works, mask works, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), tangible or intangible proprietary information or material and all other intellectual property or proprietary rights, together with all goodwill symbolized by any of the foregoing, registrations and applications for the foregoing, and rights to sue for past infringement thereof.

“IRS” means the Internal Revenue Service.

“JV Entities” has the meaning set forth in Section 5.02(a)(v).

“knowledge of the Company” or “to the Company’s knowledge” means the actual knowledge of Stephen K. Griessel, Matthew M. Martin, Peggy Moore or any executive officer of the Company, but excluding J. Michael Wilson.

“Law” has the meaning set forth in Section 5.02(d).

“Letter of Transmittal” has the meaning set forth in Section 3.02(b).

“Liens” means any charge, mortgage, pledge, title defect, security interest, restriction, Claim, lien or encumbrance of any nature.

“Material Contracts” has the meaning set forth in Section 5.02(p)(i).

“Material Company Leases” has the meaning set forth in Section 5.02(l)(vii).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.03(a).

“Merger Subsidiary” has the meaning set forth in the preamble to this Agreement.

“MGCL” means the Maryland General Corporation Law or Title 8 of the Corporations and Associations Article of the Annotated Maryland Code, as applicable.

“No-Shop Period Start Date” means October 28, 2009.

“NYSE Amex” has the meaning set forth in Section 5.02(d)(ii).

“Other Filings” has the meaning set for in Section 6.02.

“Outside Date” has the meaning set forth in Section 8.01(b)(ii).

“Participation Agreements” has the meaning set forth in Section 5.02(l)(xii).

“Participation Party” has the meaning set forth in Section 5.02(l)(xii).

“Payment Fund” has the meaning set forth in Section 3.02(a).

“Permitted Liens” means (i) Liens for Taxes not yet delinquent and Liens for Taxes being contested in good faith and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP); (ii) inchoate mechanics’ and materialmen’s Liens for construction in progress; (iii) inchoate workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of the Company or any of its Subsidiaries; (iv) zoning restrictions, building codes, survey exceptions, utility easements, rights of way and similar Liens that are imposed by any Governmental Authority having jurisdiction thereon that are typical for the applicable property type and locality; (v) with respect to real property, any title exception disclosed in any Company title insurance policy provided or made available to Acquiror (whether material or immaterial), Liens and obligations arising under the Material Contracts (including but not limited to any Lien securing mortgage debt disclosed in the Disclosure Letter) relating to any Company Property or any Lien that does not interfere materially with the current use of such property (assuming its continued use in the manner in which it is currently used) or materially adversely affect the value or marketability of such property; (vi) easement agreements and all other matters disclosed on any Company title insurance policy provided to Acquiror; and (vii) matters that would be disclosed on current title reports or surveys that arise or have arisen in the ordinary course of business.

“Per Share Amount” has the meaning set forth in Section 3.01(a).

“Person” means any individual, bank, corporation, partnership, limited partnership, association, joint venture, joint-stock company, trust, limited liability company, unincorporated organization or person (including a “person” as defined in Section 13(d)(3) of the Exchange Act).

“Property Agreements” has the meaning set forth in Section 5.02(l)(iii).

“Property Restrictions” has the meaning set forth in Section 5.02(l)(ii).

“Proxy Statement” has the meaning set forth in Section 5.02(d)(ii).

“PTP Due Diligence Request” has the meaning set forth in Section 6.15(a).

“PTP Opinion” has the meaning set forth in Section 6.15(b).

“Recommendation” has the meaning set forth in Section 6.01.

“Recommendation Withdrawal” has the meaning set forth in Section 6.01.

“Rent Roll” has the meaning set forth in Section 5.02(l)(vii).

“Representative” has the meaning set forth in Section 6.04(a).

“Rights” has the meaning set forth in Section 5.02(b)(iii).

“SDAT” has the meaning set forth in Section 2.02(b).

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 5.02(f).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Share Appreciation Right Consideration” has the meaning set forth in Section 3.03(a).

“Share Appreciation Rights” has the meaning set forth in Section 5.02(b)(iii).

“Special Shareholder Approval” means the approval of this Agreement and the Merger by the affirmative vote of the holders of two-thirds of the issued and outstanding Company Common Shares.

“Special Termination Expenses” means all documented, out-of-pocket expenses incurred by Acquiror and its Affiliates from and after September 3, 2009, in connection with the Transaction up to a maximum of $600,000.

“Special Termination Fee” means $1,450,000.

“Subsidiary” means, with respect to any Person, (i) any other Person controlled by such Person, directly or indirectly, through one or more intermediaries, and (ii) any “significant subsidiary” of such Person as defined in Rule 1-02 of Regulation S-X promulgated by the SEC.

“Substantial Tax Issue” has the meaning set forth in Section 6.15(b).

“Superior Proposal” has the meaning set forth in Section 6.04(b).

“Surviving Company” has the meaning set forth in Section 2.01(a).

“Surviving Company Benefit Plans” has the meaning set forth in Section 6.08(b).

“Tax” or “Taxes” means any and all taxes, charges, fees, levies and other assessments, including income, gross receipts, excise, property, sales, withholding (including dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, windfall or other profits, capital stock, employment, worker’s compensation, unemployment or compensation taxes, fees and charges, including estimated, excise, ad valorem, stamp, value added, capital gains, duty or custom taxes, imposed by the United States or any government or taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto), whether or not disputed, imposed by any government or taxing authority.

“Tax Protection Agreements” has the meaning set forth in Section 5.02(n).

“Tax Returns” means any return, declaration, report, statement, claim for refund, transfer pricing report or other information required to be provided to a taxing authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to any taxing authority in connection with Taxes.

“Termination Date” has the meaning set forth in Section 8.01.

“Termination Expenses” means all documented, out-of-pocket expenses incurred by Acquiror and its Affiliates from and after September 3, 2009, in connection with the Transaction up to a maximum of $300,000.

“Termination Fee” means: (i) $1,450,000 in the event this Agreement is terminated by the Company prior to the Company Shareholder Meeting pursuant to the provisions of Section 8.01(d)(ii) and such termination is effected by the Company in order to accept a Superior Proposal with an Excluded Party; or (ii) $1,750,000 in the event this Agreement is terminated by the Company or Acquiror pursuant to any other applicable provision in Article VIII that by its terms requires payment of the Termination Fee.

“Transaction” means the Merger and any other transaction contemplated by this Agreement.

“Transfer Taxes” has the meaning set forth in Section 6.09.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“United States” means the United States of America, including all territories and possessions thereof (including Puerto Rico).

“Wilson Family Shareholders” means James J. Wilson, Barbara A. Wilson, Kevin J. Wilson, Elizabeth A. Wilson, Thomas B. Wilson, Mary P. Wilson, J. Michael Wilson, Brian J. Wilson,  Wilson Securities Corporation, Interstate Business Corporation, and/or Wilson Family Limited Partnership, including any of their respective Affiliates or family members, and each of their respective heirs, successors and assigns, that hold Company Common Shares.

ARTICLE 2.

THE MERGER

2.01    The Merger

(a)  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MGCL, at the Effective Time, Merger Subsidiary shall merge with and into the Company, the separate corporate existence of Merger Subsidiary shall cease and the Company shall survive and continue to exist as a Maryland real estate investment trust and as an indirect subsidiary of Acquiror (the Company, as the surviving company in the Merger, is sometimes referred to herein as the “Surviving Company”) with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger.

(b)  Name.  The name of the Surviving Company shall be “American Community Properties Trust”.

(c)     Charter and Bylaws.  At the Effective Time, the Declaration of Trust of the Company shall be amended to read in its entirety as set forth on Schedule 2.01(c) hereto and shall be the Declaration of Trust of the Surviving Company after the Effective Time, until thereafter amended in accordance with its terms and as provided in the MGCL.  Subject to compliance with Section 6.07(c) hereof, the bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Declaration of Trust of the Surviving Company and the MGCL, except that references in the bylaws to “FCP/ACPT Acquisition Company, Inc.” shall be changed to “American Community Properties Trust”.

(d)  Directors and Executive Officers of the Surviving Company.  The parties hereto shall take all actions necessary so that the trustees of the Surviving Company immediately after the Effective Time shall be the directors of Merger Subsidiary immediately prior to the Effective Time.  The parties hereto shall take all actions necessary so that the officers of the Surviving Company immediately after the Merger shall be those individuals who are designated by Aquiror prior to the Effective Time.

(e)  Effect of the Merger.  The effect of the Merger shall be as provided in the MGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

(f)  Additional Actions.  If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either Merger Subsidiary or the Company, or (ii) otherwise carry out the purposes of this Agreement, the Surviving Company and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of either Merger Subsidiary or the Company, all such proper deeds, bills of sale, assignments and assurances in law and to do, in the name and on behalf of either Merger Subsidiary or the Company, all acts necessary or proper to vest, perfect or confirm the Surviving Company’s right, title or interest in, to or under any of the rights, properties or assets of Merger Subsidiary or the Company and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Company are fully authorized in the name of the Surviving Company or otherwise to take any and all such action.

2.02  Effective Time; Closing

(a)  The closing of the Merger and the other transactions contemplated hereby (the “Closing”) shall take place as promptly as practicable (but in no event later than the second (2nd) Business Day or, in the event the last condition to be satisfied is the condition set forth in Section 7.02(f), no later than the fifth (5th) Business Day) after all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger) shall have been satisfied or waived by the party entitled to the benefit of the same, and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the “Closing Date”).  The Closing shall take place at the offices of Hunton & Williams LLP, 1900 K Street, N.W., Washington, D.C.  20006, or at such other place as the parties may mutually agree upon.  At the Closing, there shall be delivered to Acquiror and the Company the certificates and other documents required to be delivered under Article VII hereof.  For avoidance of doubt, the failure by a party to perform all of its obligations required to be performed in connection with the Closing shall be deemed to be a breach of a covenant by such party for purposes of Section 8.01(c)(ii) or Section 8.01(d)(i), as applicable.

(b)  At the Closing, the parties shall cause Articles of Merger (the “Articles of Merger”) to be duly executed and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) pursuant to the MGCL.  The Merger provided for herein shall become effective at such time as the Articles of Merger have been accepted for record by the SDAT, or such later time (not to exceed 30 days from the date the Articles of Merger are accepted for record by the SDAT) designated by the parties in the Articles of Merger, in accordance with the MGCL (the “Effective Time”).

2.03  Tax Treatment of the Merger.

  For federal income tax purposes, the Merger shall be treated, with respect to each holder of Company Common Shares, as a sale of the Company Common Shares by each holder of those Company Common Shares to Acquiror and/or any Subsidiary of Acquiror in exchange for the Merger Consideration received by such holder in the Merger.

ARTICLE 3.

CONSIDERATION; EXCHANGE PROCEDURES

3.01  Conversion of Shares.

 As of the Effective Time, by virtue of the Merger and without any action on the part of any holders of Company Common Shares, holders of any ownership interests in Merger Subsidiary or any other Person:

(a)  Except as set forth in Sections 3.01(b) and 3.01(c), each Company Common Share issued and outstanding immediately prior to the Effective Time shall be automatically converted into, and shall be canceled in exchange for, the right to receive a cash amount equal to $7.75, without interest (the “Per Share Amount”).

(b)  Each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time that is owned by Acquiror or by any Subsidiary of Acquiror, shall automatically be converted into and become one share of beneficial interest of the Surviving Company and shall constitute the only issued or outstanding shares of beneficial interest of the Surviving Company.

(c)  Each Company Common Share that is owned by the Company or any of its Subsidiaries, or by Acquiror, Merger Subsidiary or any other direct or indirect Subsidiary of Acquiror or Merger Subsidiary, shall, immediately prior to the Effective Time, automatically be cancelled and retired and shall cease to exist and no cash, stock or any other consideration shall be paid in exchange therefor.

3.02     Exchange Procedures; Exchange Agent

(a)  Exchange Agent.  Prior to the Effective Time, Acquiror shall appoint an institution reasonably acceptable to the Company to act as Exchange Agent (the “Exchange Agent”) in accordance with an agreement reasonably satisfactory to the Company to receive the funds necessary to make the payments contemplated by Sections 3.01(b) and 3.03(a) and Acquiror shall, at or prior to the Effective Time, deposit or cause to be deposited with the Exchange Agent, for the benefit of the holders of Company Common Shares for exchange in accordance with this Article III, cash in an amount sufficient to make payments of the Merger

Consideration (such aggregate cash consideration being deposited hereinafter referred to as the “Payment Fund”).  Acquiror shall cause the Exchange Agent to make, and the Exchange Agent shall make, payments out of the Payment Fund as provided for in this Article III and the Payment Fund shall not be used for any other purpose.  Any and all interest earned on cash deposited in the Payment Fund shall be paid to Surviving Company.

(b)    Exchange Procedures for Company Common Shares.  As soon as reasonably practicable after the Effective Time, the Surviving Company shall cause the Exchange Agent to mail to each Person who immediately prior to the Effective Time was a holder of record of Company Common Shares (other than Company Common Shares held by Acquiror, Merger Subsidiary or any Subsidiary of Acquiror or Merger Subsidiary immediately prior to the Effective Time) (i) a letter of transmittal (a “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title shall pass only upon delivery of the certificate or certificates (collectively, “Certificates”), which immediately prior to the Effective Time evidenced Company Common Shares, to the Exchange Agent and shall be in such form and have such other provisions as Acquiror may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Per Share Amount.  Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such Letter of Transmittal duly executed and completed in accordance with the instructions thereto, and such other customary documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor by check an amount in cash, without interest, equal to the Per Share Amount for each Company Common Share formerly evidenced by such Certificate.  Such payment of the Per Share Amount shall be sent to such holder by the Exchange Agent promptly after receipt by the Exchange Agent of such Certificate, together with such Letter of Transmittal duly executed and completed in accordance with the instructions thereto, and such other customary documents as may reasonably be required by the Exchange Agent, and the Company Common Shares formerly evidenced by such Certificate so surrendered shall forthwith be canceled.  The right of any shareholder to receive the Per Share Amount, shall be subject to and reduced by any applicable withholding obligation as set forth in Section 3.05.  No interest will be paid or will accrue on any cash payable upon the surrender of a Certificate.

(c)  No Further Ownership Rights in Shares.  Until surrendered as contemplated by this Article III, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Amount in respect of the Company Common Shares formerly evidenced by such Certificate as contemplated by this Section 3.02.  All cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Common Shares evidenced by such Certificates.  After the Effective Time, there shall be no further registration of transfers of Company Common Shares outstanding immediately prior to the Effective Time on the records of the Company, and if Certificates are presented to the Surviving Company, they shall be canceled and exchanged as provided for, and in accordance with the procedures set forth, in this Article III.

(d)  Unregistered Transfer of Stock.  If payment of the Per Share Amount is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and any other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Company that such Tax either has been paid or is not applicable.

(e)  Lost Certificates.  In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as the Surviving Company or the Exchange Agent may require as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Per Share Amount payable pursuant to this Article III.

(f)  Termination of Payment Fund.  Any portion of the Payment Fund that remains unclaimed by the former holders of Company Common Shares one year after the Effective Time shall be delivered to the Surviving Company.  Any such holders who have not complied with this Article III prior to that time shall thereafter look only to the Surviving Company for payment of the Per Share Amount (subject to abandoned property, escheat and similar Laws).  Any such portion of the Payment Fund remaining unclaimed by holders of Company Common Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Company free and clear of all claims or interest of any Persons previously entitled thereto.

(g)  No Liability.  None of Acquiror, Merger Subsidiary, the Company or the Exchange Agent, or any employee, officer, director, trustee, shareholder, partner, member, agent or Affiliate thereof, shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

3.03  Share Appreciation Rights; Restricted Stock

(a)  Each of the Share Appreciation Rights that are issued and outstanding as of immediately prior to the Effective Time (the “Current Share Appreciation Rights”), whether or not then vested or exercisable, shall be cancelled and in lieu thereof, the holder of each such Current Share Appreciation Right will be entitled to receive an amount in cash equal to the product of (i) the excess, if any, of the Per Share Amount over the base price per share of Company Common Shares under such Current Share Appreciation Right (but not less than zero) multiplied by (ii) the number of Company Common Shares subject to such Current Share Appreciation Right, without interest (the “Share Appreciation Right Consideration”).  The aggregate Share Appreciation Right Consideration payable to all holders of Current Share

Appreciation Rights together with the aggregate Per Share Amount payable to all holders of Company Common Shares is referred to herein as the “Merger Consideration.”

(b)  Restricted Shares.  At or immediately prior to the Effective Time, any Restricted Shares that, pursuant to the terms thereof, vest automatically upon the consummation of a change of control or similar transaction shall become fully vested in accordance with their terms, and each such Restricted Share shall be considered an outstanding Company Common Share for all purposes of this Agreement, including the right to receive the Per Share Amount.  Any Restricted Shares that, pursuant to the terms thereof, do not vest automatically upon the consummation of a change of control or similar transaction shall, immediately prior to the Effective Time, be cancelled and retired and no cash, stock or any other consideration shall be paid in exchange therefor.

(c)  Corporate Action. Prior to the Effective Time and subject to and conditional upon the occurrence of the Closing, the Company shall take such actions as it deems necessary or desirable to effectuate the provisions of this Section 3.03.

3.04  Adjustments

  Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the outstanding Company Common Shares shall be changed into a different number, class or series of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, stock split, combination or exchange of shares, then the Per Share Amount payable with respect thereto and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

3.05  Withholding Taxes

  Acquiror, the Exchange Agent, or the Surviving Company, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable in connection with the Merger to a holder of any Company Common Shares or Share Appreciation Rights any amounts required to be deducted and withheld under the Code, the Treasury Regulations, or any provision of state, local or foreign Tax Law and shall, to the extent so withheld, promptly pay or cause to be paid any such amounts to the appropriate Governmental Authority as required by applicable law.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company Common Shares or Share Appreciation Rights in respect of which such deduction and withholding was made.

ARTICLE 4.

CONDUCT OF THE PARTIES PENDING CLOSING

4.01  Conduct of Business by the Company

  From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to and in accordance with Article VIII, except as expressly contemplated or permitted by this Agreement or as disclosed in Section 4.01 of the Disclosure Letter, without the prior written consent of Acquiror, not to be unreasonably withheld, the Company will not, and will cause each of its Subsidiaries not to:

(a)      Ordinary Course.  Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course consistent with past practice or fail to use commercially reasonable efforts to preserve its business organization, maintain its status as a partnership for federal income taxation purposes, maintain its current regulatory authorizations, permits and licenses, keep available the present services of its officers, managers and employees and preserve the current relationships of the Company and its Subsidiaries with lessees and other persons with which the Company or its Subsidiaries have significant business relations.

(b)  Shares.  (i) Authorize for issuance, issue, sell, agree or commit to issue or sell, otherwise permit to become outstanding, dispose of or encumber or pledge, or authorize or propose the creation of (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares (or similar interests) of any class of beneficial interest of the Company or any of its Subsidiaries or any other securities or equity equivalents (including, without limitation, convertible securities, share appreciation rights, “phantom” share plans or share equivalents) or any Rights of any kind, other than the issuance of Company Common Shares in connection with (A) the vesting of any Share Appreciation Rights in accordance with the terms of such Share Appreciation Rights, or (B) the vesting of and lapse of restrictions on Restricted Shares, or (ii) repurchase, redeem or otherwise acquire any securities or equity equivalents of the Company.

(c)  Dividends; Etc.  (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of beneficial interest or other securities or equity interests of the Company or any of its Subsidiaries, other than (A) dividends or distributions that are required to be paid by the Company in order to comply with the requirements of the Company Charter; provided, that, in the event that the Company makes, declares, pays or sets aside for payment such required dividends or distributions, the Per Share Amount shall be reduced dollar for dollar by the per share amount of such dividends or distributions, and (B) dividends or distributions paid by any of the Subsidiaries of the Company so long as such dividends or distributions are only paid to the Company or any of its other wholly-owned Subsidiaries; or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any equity interests of the Company or any of its Subsidiaries.

(d)  Compensation; Employment Agreements; Etc.  Except as may be required by the terms of a Benefit Plan: (i) increase the compensation or benefits payable or to become payable to any trustee, director, officer, employee or consultant of the Company or any of its Subsidiaries (except for reasonable increases in the ordinary course of business consistent with past practices, including, but not limited to, increases that are approved by the Compensation Committee of the Company Board in connection with the annual performance reviews of Steven K. Griessel and Matthew M. Martin on October 1, 2009); (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any trustee, director, officer, employee or consultant of the Company or any Subsidiary of the Company, or establish, adopt, enter into or materially amend any collective bargaining, bonus, profit sharing, thrift, compensation, share option, restricted share, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any such trustee or officer; or (iii) except as contemplated by this Agreement, take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Benefit Plan.

(e)  Acquisitions.  Acquire (by merger, consolidation, acquisition of equity interests or assets, or any other business combination) all or any portion of the assets, business, properties or shares of stock or other securities of any corporation, partnership, limited liability company, joint venture or other business organization or any other Person.

(f)  Indebtedness.  (i) Create, assume or incur any indebtedness for borrowed money or issue any debt securities, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a wholly owned Subsidiary of the Company) for borrowed money, except (A) indebtedness for borrowed money incurred in the ordinary course of business pursuant to the existing credit facilities of the Company or its Subsidiaries, which borrowings shall not exceed $1,000,000 in the aggregate and (B) the Indebtedness listed in Section 4.01(f) of the Disclosure Letter; or (ii) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 4.01(f).

(g)  Debt Payment and Capital Expenditures.  (i) Except as disclosed in Section 4.01(g) of the Disclosure Letter, prepay any long-term debt (including, without limitation, prepayments or repayments of revolving credit facilities or other similar lines of credit and/or payments made in respect of any termination or settlement of any interest rate swap or other similar hedging instrument relating thereto), except in the ordinary course of business consistent with past practice and in accordance with their terms, or pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms or (ii) make or authorize any capital expenditures or commitments for capital expenditures in excess of $250,000 individually, or $500,000 in the aggregate, except for (A) expenditures disclosed in Section 4.01(g) of the Disclosure Letter or (B) expenditures in the ordinary course of business in order to own, operate and maintain the Company Properties in working order.

(h)  Constituent Documents.  Amend the Company Charter or the Company Bylaws or any other Constituent Documents of the Company, any Subsidiary of the Company or any JV Entity, except as may be required by this Agreement.

(i)  Accounting Methods.  Change in any material respect any of the accounting principles or practices used by it (except as required by GAAP or change in Law, or as recommended by the Company’s independent auditors, or pursuant to written instructions, comments or orders from the SEC, in which case the Company shall provide Acquiror with written notification).

(j)     Contracts.  Except as described in Section 4.01(j) of the Disclosure Letter, enter into or terminate any Material Contract or amend, modify, fail to comply with the terms of, or waive compliance with or any breaches under, in any material respect, any existing Material Contracts.

(k)  Claims.  Except as disclosed in Section 4.01(k) of the Disclosure Letter, waive, release, assign, settle or compromise any material claim or litigation, other than settlements involving only the payment of money damages that are not in excess of $100,000 individually, or $250,000 in the aggregate.

(l)  Tax Methods.  Without limitation of Section 6.10, make any election relating to Taxes (including any changes to tax accounting method or election relating to Tax accounting), or settle or compromise any liability for Taxes in excess of $25,000 unless in each case such action is required by law or necessary to preserve the status of the Company as a partnership under the Code (provided that in such events the Company shall notify Acquiror of such election and shall not fail to make such election in a timely manner).

(m)    Compliance with Law.  Fail to comply in any material respect with any applicable Laws wherever the Company’s or its Subsidiaries’ business is conducted, including the timely filing of all reports, forms or other documents with the SEC required under the Securities Act or the Exchange Act.

(n)      Operations.  Enter into any new material line of business or change its material operating policies except as required by Law, regulation or policies imposed by any Governmental Authority, or form or dissolve, or commence or cease the operations of, any material business or any corporation, partnership, joint venture, business association or other business organization or division thereof.

(o)      Company Leases.  Except in connection with a right being exercised by a tenant under an existing Company Lease or as disclosed in Section 4.01(o) of the Disclosure Letter, enter into any new lease (including renewals) for in excess of 10,000 square feet of net rentable area, or except in connection with a right being exercised by a tenant under an existing Company Lease, terminate or materially modify or amend any Company Lease that relates to in excess of 10,000 square feet of net rentable area.

(p)      Securities.  Amend any term of any outstanding security of the Company or any of its Subsidiaries.

(q)       Company Properties.  Sell or otherwise dispose of, or subject to any Lien (other than Permitted Liens existing as of the date of this Agreement), any Company Properties other than (i) pending sales of Company Properties pursuant to definitive agreements executed prior to the date hereof and identified on Section 4.01(q) of the Disclosure Letter or (ii) as otherwise disclosed in Section 4.01(q) of the Disclosure Letter.

(r)       Personal Property.  Sell, lease, mortgage, subject to Lien or otherwise dispose of, or agree to do any of the foregoing with respect to, any of the personal or intangible property of the Company or any of its Subsidiaries in excess of $100,000 individually or $250,000 in the aggregate.

(s)       Agreements with Affiliates.  Except as set forth in Section 4.01(s) of the Disclosure Letter and excluding matters covered by Section 4.01(d) above, enter into or otherwise modify any agreement or arrangement with Persons that are Affiliates of the Company or any of its Subsidiaries or, as of the date of this Agreement, are employees, officers, trustees, partners or directors of the Company or any of its Subsidiaries.

(t)       Debt Compliance.  Fail to use commercially reasonable efforts to comply or remain in compliance with all material terms and provisions of any agreement relating to any outstanding indebtedness of the Company or any of its Subsidiaries.

(u)     Liquidation.  Adopt a plan of complete or partial liquidation or dissolution or adopt resolutions providing for or authorizing such liquidation or dissolution.

(v)      Insurance.  Fail to maintain in full force and effect the existing insurance policies or to replace such insurance policies with comparable insurance policies covering the Company Properties or the Company, its Subsidiaries and their respective properties, assets and businesses.

(w)      Other Actions.  Authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

In connection with the continued operation of the Company and its Subsidiaries, the Company will confer in good faith on a regular and frequent basis with one or more representatives of Acquiror designated to the Company regarding operational matters and the general status of ongoing operations, and will notify Acquiror promptly of any event or occurrence that has had or may reasonably be expected to have a Company Material Adverse Effect or which could reasonably be expected to result in the Company being unable to deliver the certificates described in Section 7.02(c) of this Agreement.  The Company acknowledges that Acquiror does not and will not waive any rights it may have under this Agreement as a result of such consultation.

Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company from taking any action at any time or from time to time that in the reasonable judgment of the Company is reasonably necessary for the Company to maintain its qualification as a partnership under the Code for any period or portion thereof ending on or prior to the Effective Time; provided, however, that the Company shall have made a good faith effort to provide Acquiror with as much advance notice of such action as practicable and shall consider in good faith any comments or suggestions by Acquiror relating to such action.

4.02  Conduct of All Parties.

Each party hereto agrees that, from the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of the other parties hereto, such party shall not, and shall cause each of its Subsidiaries not to:

(a)       Interference or Delay.  Take, or cause to be taken, any action that would interfere with the consummation of the Merger and other transactions contemplated by this Agreement, or delay the consummation of such transactions.

(b)  Adverse Actions.  Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time or (y) any of the conditions to the Merger set forth in Article VII not being satisfied.

(c)  Commitments.  Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES

5.01  Disclosure Letter

Concurrently with the execution and delivery of this Agreement, the Company is delivering to Acquiror a Disclosure Letter with numbered sections corresponding to the relevant sections in this Agreement (the “Disclosure Letter”).  Any exception, qualification, limitation, document or other item described in any provision, subprovision, section or subsection of any Section of the Disclosure Letter with respect to a particular representation or warranty contained in Section 5.02 herein shall be deemed to be an exception or qualification with respect to all other representations or warranties contained in Section 5.02 herein to which the relevance of such item is reasonably apparent.  Nothing in the Disclosure Letter is intended to broaden the scope of any representation or warranty contained in Section 5.02 herein.

5.02     Representations and Warranties of the Company

The Company hereby represents and warrants to Acquiror and Merger Subsidiary that:

(a)  Existence; Good Standing; Authority; Subsidiaries.

(i)  The Company is a real estate investment trust duly organized, validly existing under the laws of the State of Maryland and in good standing with the SDAT.  The Company Charter is in effect.  The Company is duly qualified or licensed to do business as a foreign entity and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  The Company has all requisite trust power and authority to own, operate, lease and encumber its assets and properties and to carry on its business as now conducted.

(ii)  Section 5.02(a)(ii) of the Disclosure Letter sets forth: (i) each Subsidiary of the Company; (ii) the legal form of each Subsidiary of the Company, including the state of formation; and (iii) the identity and percentage ownership interest of each holder of any ownership or voting interest in each Subsidiary of the Company.

(iii)  Each material Subsidiary of the Company is a corporation, partnership, limited liability company, trust or other business association or entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.  Each material Subsidiary of the Company has all requisite corporate, limited partnership, limited liability company or similar power and authority to own, operate, lease and encumber its assets and properties and to carry on its business as now conducted.

(iv)  Each Subsidiary of the Company is duly qualified or licensed to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(v)  Section 5.02(a)(v) of the Disclosure Letter sets forth a correct and complete list of all Persons that are not Subsidiaries of the Company and in which the Company or any of its Subsidiaries has a direct or indirect voting or ownership interest (the “JV Entities”), together with the jurisdiction of organization of each JV Entity, the names of the other members, partners or other holders of ownership interests in each JV Entity and the respective percentage interests of each such member, partner or holder in each JV Entity.  Except for the Subsidiaries listed in Section 5.02(a)(ii) of the Disclosure Letter or as set forth in Section 5.02(a)(v) of the Disclosure Letter, the Company does not own, directly or indirectly, any material membership interest in, material amount of shares of stock or beneficial interest of, or other material ownership interest in, any Person.  The Company does not have any commitment or obligation to provide any material amount of funds to, make any material investment (in the form of a loan, capital contribution or otherwise) in, or acquire, directly or indirectly, any material membership interest in, material amount of shares of stock or beneficial interest of, or other material ownership interest in, any Person.

(vi) Except as set forth in Section 5.02(a)(vi) of the Disclosure Letter, all of the outstanding equity or voting securities or other interests of each of the Company’s Subsidiaries, and all of the outstanding equity or voting securities or other interests of each of the JV Entities that are owned directly or indirectly by the Company, (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) are not subject to (and were not issued in violation of) any preemptive right under any Law, or under the Constituent Documents of the applicable Subsidiary or JV Entity, and (iv) are owned by the Company or by one of its Subsidiaries, directly or indirectly, free and clear of all Liens, limitations and restrictions whatsoever (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law).

(vii)  The Company has previously made available to Acquiror true and complete copies of the Company Charter and the Company Bylaws, each as amended through the date hereof, as well as the Constituent Documents of each of the Company’s Subsidiaries and the JV Entities (and in each case, all amendments thereto) and all such documents are in full force and effect and no dissolution, revocation or forfeiture proceedings by or regarding the Company, any of its Subsidiaries or the JV Entities have been commenced.  The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of the Company Charter or Company Bylaws.  None of the Company’s Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of its respective Constituent Documents.  To the Company’s knowledge, none of the JV Entities is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of its respective Constituent Documents.

(b)  Capitalization; Debt.

(i)  The authorized capitalization of the Company consists of (A) 10,000,000 Company Common Shares, of which, as of September 24, 2009, 5,229,954 were issued and outstanding, and (B) 10,000,000 preferred shares, par value $0.01 per share, none of which are or have at any time been issued or outstanding.  750,000 Company Common Shares have been reserved for issuance as restricted shares pursuant to the Company Share Incentive Plan.  Of the 750,000 Company Common Shares reserved for issuance pursuant to the Company Share Incentive Plan, 391,751 Company Common Shares have been granted or approved for grant to officers and trustees of the Company as shares subject to the restrictions set forth in the Company Share Incentive Plan and the grant agreements related thereto (the “Restricted Shares”).  Section 5.02(b)(i) of the Disclosure Letter sets forth a true, complete and correct list of all vested and unvested Restricted Shares awarded by the Company or any of its Subsidiaries, including the name of the Person to whom such Restricted Shares were granted, the vesting periods for such Restricted Shares and other terms of the restrictions related thereto.  Other than the Restricted Shares, no Company Common Shares have been issued or are outstanding under the Company Share Incentive Plan.  There are no Company Common Shares reserved for issuance or required to be reserved for issuance other than the Restricted Shares issued pursuant to the Company Share Incentive Plan, as described above.  All issued and outstanding Company Common Shares are duly authorized, validly issued, fully paid and nonassessable, and are not subject to (and were not issued in violation of) any preemptive right under any Law (including the provisions of the MGCL), or under the Company Charter or the Company Bylaws.

(ii)  Section 5.02(b)(ii) of the Disclosure Letter sets forth a true and complete list of all secured and unsecured indebtedness of the Company and its Subsidiaries, including the instruments related thereto, their outstanding principal amounts as of August 31, 2009, interest rates and maturity dates.  The Company has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

(iii)  Section 5.02(b)(iii) of the Disclosure Letter sets forth a true and complete list of all outstanding share appreciation rights issued pursuant to the Company Share Incentive Plan, the Company’s Employees’ Share Incentive Plan and the Company’s Trustee Share Incentive Plan (the “Share Appreciation Rights”), including the name of the Person to whom such Share Appreciation Rights were granted, the number of shares subject to each Share Appreciation Right, the type of Share Appreciation Right and the per share exercise price or purchase price for each Share Appreciation Right.  Except for the Share Appreciation Rights, there are no options, warrants, calls, share appreciation rights, “phantom” shares, rights or warrants, subscription rights, restrictions, exercisable, exchangeable or convertible securities or other rights, contracts, agreements or commitments, contingent or otherwise (collectively, “Rights”) that obligate the Company to issue, transfer or sell any Company Common Shares or any investment that is convertible into or exercisable or exchangeable for any Rights or Company Common Shares.  The per share exercise price for each Share Appreciation Right is equal to or greater than the fair market value of the underlying Company Common Shares as of the date of the grant of such Share Appreciation Right.  The Company has not issued any dividend equivalent rights, performance awards or similar rights.  The Company has no commitment to redeem, repurchase or otherwise acquire any Company Common Shares or to pay any dividend or make any other distributions in respect of the Company Common Shares.  The Company Board has not declared any dividend or distribution with respect to the Company Common Shares the record or payment date of which is on or after the date of this Agreement.

(iv)  There are no Rights that obligate any Subsidiary of the Company to issue, transfer or sell any voting or equity interest or any investment that is convertible into or exercisable or exchangeable for any Rights or any voting or equity interest in any Subsidiary of the Company.  No Subsidiary of the Company has issued any dividend equivalent rights, performance awards or similar rights.

(v)  Except as set forth in Section 5.02(b)(v) of the Disclosure Letter, there are no voting trusts, proxies or other agreements or understandings to which the Company is a party with respect to the voting of any security of the Company or any Subsidiary of the Company, or which restrict the transfer of any such securities, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such securities or which restrict the transfer of such securities, except with respect to the Voting Agreement.

(vi)  Except as set forth in Section 5.02(b)(vi) of the Disclosure Letter, neither the Company nor any of its Subsidiaries is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act.

(c)  Authority Relative to this Agreement.

(i)  The Company has all necessary power and authority to execute and deliver this Agreement and all documents and agreements contemplated by this Agreement, to perform its obligations under this Agreement and, subject to the Company Shareholder Approval, the Special Shareholder Approval and the Company Charter Amendment Approval, to consummate the Merger, the Company Charter Amendment and the other transactions contemplated hereby.  The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger, the Company Charter Amendment and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary trust action on behalf of the Company and no other trust proceedings on the part of the Company or any of the Subsidiaries are necessary to authorize this Agreement or to consummate the Merger, the Company Charter Amendment and the other transactions contemplated hereby (other than, with respect to this Agreement, the Merger and the Company Charter Amendment, receipt of the Company Shareholder Approval, the Special Shareholder Approval and the Company Charter Amendment Approval).  This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by each of Acquiror and Merger Subsidiary, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(ii)  The Company Board has authorized the Company Special Committee to act on behalf of the Company Board with respect to the consideration and recommendation of this Agreement, the Merger, the Company Charter Amendment and the other transactions contemplated hereby to the Company Board.  The Company Special Committee has duly and validly authorized the execution and delivery of this Agreement, unanimously declared the Merger, the Company Charter Amendment and the transactions contemplated by this Agreement advisable and in the best interest of the Company, and approved (subject to receipt of the approval of the Company Board of the Merger, the Company Charter Amendment and the other transactions contemplated hereby and the Company Shareholder Approval, the Special

Shareholder Approval and the Company Charter Amendment Approval) the Merger, the Company Charter Amendment and the other transactions contemplated hereby.  The Company Board, upon the recommendation of the Company Special Committee, has duly and validly authorized the execution and delivery of this Agreement, declared the Merger, the Company Charter Amendment and the transactions contemplated by this Agreement advisable and in the best interest of the Company, and approved, subject to receipt of the Company Shareholder Approval, the Special Shareholder Approval and the Company Charter Amendment Approval, the Merger, the Company Charter Amendment and the other transactions contemplated hereby.  The Company Board has resolved to recommend that the holders of the Company Common Shares approve this Agreement, the Merger, the Company Charter Amendment and the transactions contemplated hereby, and directed that this Agreement, the Merger and the Company Charter Amendment be submitted to the shareholders of the Company for their approval to the extent required by Law and the Company Charter and Company Bylaws.

(iii)  The Merger requires the affirmative vote of a majority of all votes entitled to be cast by the holders of all outstanding Company Common Shares as of the record date for the Company Shareholders Meeting (the “Company Shareholder Approval”). The Company Shareholder Approval is the only vote of the holders of any class or series of shares of the Company necessary to approve the Merger, other than the Special Shareholder Approval required by this Agreement.

(iv)     The Company Charter Amendment requires the affirmative vote of two-thirds of all votes entitled to be cast by the holders of all outstanding Company Common Shares as of the record date for the Company Shareholders Meeting (the “Company Charter Amendment Approval”).  The Company Charter Amendment Approval is the only vote of the holders of any class or series of shares of the Company necessary to approve the Company Charter Amendment.

(d)  No Conflict; Required Filings and Consents.

(i)  Except as set forth in Section 5.02(d) of the Disclosure Letter, the execution and delivery by the Company of this Agreement and all documents and agreements contemplated by this Agreement does not, and the performance by the Company of its obligations hereunder and thereunder will not, (A) conflict with or violate the Company Charter, the Company Bylaws or the Constituent Documents of any of the Company’s Subsidiaries, (B) assuming that all Consents have been obtained, and all filings and obligations described in Section 5.02(d)(ii) have been made, conflict with or violate any foreign or domestic federal, state, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of any Governmental Authority (“Law”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (C) require any consent under, or result in any violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries under or pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.  Section 5.02(d) of the Disclosure Letter lists all consents and approvals required to be obtained by the Company in connection with the performance by the Company of its obligations hereunder (the “Consents”).

(ii)  The execution and delivery by the Company of this Agreement and all documents and agreements contemplated by this Agreement do not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority except for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”), (B) the filing with the SEC of a proxy statement, in preliminary and definitive form, relating to the Merger to be sent to the Company’s shareholders (as amended or supplemented from time to time, the “Proxy Statement”) and other written communications that may be deemed “soliciting materials” under Rule 14a-12 under the Exchange Act, (C) the filing of the Articles of Merger with, and the acceptance for record thereof by, the SDAT and (D) any filings required under the rules and regulations of the NYSE Amex (the “NYSE Amex”).

(e)  Permits; Compliance with Law.  Except as set forth in Section 5.02(e) of the Disclosure Letter, each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or its Subsidiaries to own, lease, develop and operate its properties or to carry on its business as it is now being conducted and develop its properties as contemplated by the Permits (the “Applicable Permits”), and all such Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or any appeal or litigation related to, any of the Applicable Permits would not reasonably be expected to have a Company Material Adverse Effect.  No suspension or cancellation of, or any appeal or litigation related to, any of the Applicable Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, or any appeal or litigation related to, any of the Applicable Permits would not reasonably be expected to have a Company Material Adverse Effect.  Each of the Company and its Subsidiaries conducts its business in compliance with all applicable Laws, and neither the Company nor any of its Subsidiaries (i) is in material violation of any Law applicable to the Company or any of its Subsidiaries or by which any of their properties or assets is bound or affected, or (ii) is in material default, breach or violation of any note, bond, mortgage, indenture, contract, agreement, lease, license, Applicable Permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their properties or assets is bound.  Neither the Company nor any of its Subsidiaries has received any written notification from any Governmental Authority asserting that it is not in compliance with any Law that such Governmental Authority enforces.

(f)  SEC Filings; Financial Statements.

(i)  The Company has timely filed or furnished all forms, reports, schedules, registration statements, proxy statements and other documents (including all exhibits, schedules and supplements) required to be filed or furnished by it with the SEC since January 1, 2006 (the “SEC Reports”).  The SEC Reports, each as amended prior to the date hereof, (i) have been prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, when filed or as amended prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, the Company has no outstanding and unresolved comments from the SEC with respect to any of the SEC Reports.  The Company has provided to Acquiror true and complete copies of any forms, documents, amendments, reports or other filings that have been prepared but not filed with the SEC as of the date of this Agreement.

(ii)  Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports, as amended prior to the date hereof, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).  Other than as disclosed in the SEC Reports, since January 1, 2009, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP.

(iii)  Except (A) to the extent disclosed in the SEC Reports, each as amended prior to the date hereof, (B) liabilities incurred on behalf of the Company or any of its Subsidiaries in connection with this Agreement, and (C) liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 2008, neither the Company nor any of its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth in a consolidated balance sheet of the Company or in the notes thereto.

(iv)    The Company is in compliance, and has complied, in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the “Sarbanes-Oxley Act”) and the Exchange Act and (B) the applicable listing and corporate governance rules and regulations of the NYSE Amex.  There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined under Rule 3b-7 under the Exchange Act) or trustee of the Company.  Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Subsidiaries has made any loans to any executive officer, trustee or director of the Company or any of its Subsidiaries.

(g)  Absence of Certain Changes or Events.  Except as set forth in the SEC Reports or as set forth in Section 5.02(g) of the Disclosure Letter, since January 1, 2009, each of the Company and its Subsidiaries has conducted its business in the ordinary course consistent with past practice and there have not been any changes, effects or circumstances or events, individually or in the aggregate, that have resulted or would reasonably be expected to result in a Company Material Adverse Effect.

(h)  Litigation.  As of the date hereof, except (i) as listed in Section 5.02(h) of the Disclosure Letter, (ii) as set forth in the SEC Reports filed prior to the date of this Agreement, or (iii) for suits, claims, Actions, proceedings or investigations arising from the ordinary course of operations of the Company and its Subsidiaries involving (A) collection matters or (B) personal injury or other tort litigation which are covered by adequate insurance (subject to customary deductibles), there is no Action pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any of its or their respective properties or assets, or related to the Applicable Permits.  None of the matters identified in Section 5.02(h) of the Disclosure Letter would reasonably be expected to have a Company Material Adverse Effect or to question the validity of this Agreement or any action to be taken by the Company or its Subsidiaries in connection with the consummation of the Merger.  Neither the Company nor any of its Subsidiaries are subject to any order, judgment, writ, injunction or decree of any Governmental Authority, except as would not have a Company Material Adverse Effect.

(i)  Employee Benefit Plans.

(i)  Section 5.02(i)(i) of the Disclosure Letter lists (A) all material employee benefit plans (as defined in Section 3(3) of ERISA) and (B) all other employee benefit plans, policies, agreements or arrangements with respect to which the Company or any of its ERISA Affiliates has any material obligation or liability, contingent or otherwise, in effect, for current or former employees or consultants including but not limited to (1) employment, individual consulting or other compensation agreements, (2) cash bonus plans or policies or other cash incentive compensation plans or policies, (3) stock purchase plans, equity or equity-based compensation plans, (4) deferred compensation plans, (5) director, officer or employee loans (excluding 401(k) Plan loans), (6) change in control and severance agreements and (7) retention, termination, retirement, death, disability, sick leave, vacation, salary continuation, health or life insurance and educational assistance plans and policies (collectively, the “Benefit Plans”).  The Company has made available to Acquiror with respect to each of the Benefit Plans a true and correct copy of (i) any plans and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto (for the last three completed plan years); (ii) Forms 5500 and all schedules thereto for the last three completed plan years, (iii) the most recent actuarial report, if any; (iv) the most recent IRS determination or opinion letter; (v) the most recent summary plan descriptions and any subsequent summary of material modification; (vi) written summaries of all non-written Benefit Plans and (vii) any material correspondence with the IRS, U.S. Department of Labor or the Pension Benefit Guaranty Corporation.

(ii)  Each Benefit Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including, without limitation, ERISA and the Code, except where such failure to operate such Benefit Plan in accordance with its terms and Applicable Law would not, or would not reasonably be expected to be, material to the Company and its Subsidiaries taken as a whole.  No material Action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that would give rise to any such material Action, claim or proceeding.  Neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any other “disqualified person” or “party in interest”, as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any non-exempt “prohibited transaction”, as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Benefit Plan.  To the knowledge of the Company, no fiduciary violations under Title I of ERISA have occurred with respect to any Benefit Plan.

(iii)  Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination or opinion letter from the IRS and, to the knowledge of the Company, no fact or event has occurred since the date of any such determination or opinion letter that could reasonably be expected to adversely affect the qualified status of any such Benefit Plan.  Each trust established in connection with any Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt.

(iv)  All contributions and benefits required to have been made or paid under any of the Benefit Plans or by Law (without regard to any waivers granted under Section 412 of the Code), have been timely made in all material respects.

(v)  [RESERVED]

(vi)  No Benefit Plan is, and neither the Company nor any of its Subsidiaries contributes to or has at any time contributed to any Benefit Plan that is, (i) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code), or (iii) any single employer plan or other pension plan that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code.  No Benefit Plan is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code or otherwise invests in employer securities as defined in Section 409(l) of the Code.

(vii)  Except as set forth in Section 5.02(i)(vii) of the Disclosure Letter, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will accelerate the vesting, amount, funding or time of payment of any compensation, equity award or other benefit.

(viii)  Except as set forth in Section 5.02(i)(viii) of the Disclosure Letter, none of the Benefit Plans provide for continuing post-employment health, life insurance coverage or other welfare benefits for any participant or any beneficiary of a participant except as may be required under any Law.

(ix)      Any individual who performs services for the Company or any of its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of the Company or any of its Subsidiaries for federal income tax purposes by the Company is not an employee for such purposes.

(x)       All arrangements that would be considered “deferred compensation” for purposes of Section 409A of the Code are in compliance with, or exempt from, Section 409A of the Code.  Each Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with the applicable requirements of Section 409A of the Code and all applicable IRS and Treasury Department guidance issued thereunder.  None of the transactions contemplated by this Agreement will result in a deferral of compensation under any Benefit Plan that is subject to Section 409A of the Code.

(j)  Labor Matters.

(i)  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries.  There are no material grievances outstanding against the Company or any of its Subsidiaries under such agreement or contract and there is no strike, slowdown, work stoppage or lockout by or with respect to any employees of the Company or any of its Subsidiaries.

(ii)  There is no union organization activity involving any of the employees of the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, nor has there ever been union representation involving any of the employees of the Company or any of its Subsidiaries.  There is no picketing pending or, to the knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened.  There are no material complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual.  The Company and its Subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” law (“WARN”), collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except for any immaterial non-compliance.  There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries since January 1, 2005.

(k)  Proxy Statement.  The information supplied by the Company relating to the Company and its Subsidiaries to be contained in the Proxy Statement or other documents to be filed with the SEC in connection herewith will not, on the date the Proxy Statement is first mailed to holders of Company Common Shares or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any filing other than the Proxy Statement, at the date it is first mailed to holders of Company Common Shares or at the date it is first filed with the SEC, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation is made by the Company with respect to the information supplied by Acquiror or Merger Subsidiary.  All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(l)  Property and Leases.

(i)  Section 5.02(l)(i) of the Disclosure Letter sets forth a correct and complete list of all real property interests owned or held by the Company, its Subsidiaries and any JV Entities, including fee interests and ground leasehold interests (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as “Company Property” and collectively referred to herein as the “Company Properties”).  There are no mortgage loans held by the Company or any of its Subsidiaries as lender.  As of the date hereof, each of the Company Properties is owned or leased by a Subsidiary of the Company or a JV Entity, as indicated in Section 5.02(l)(i) of the Disclosure Letter.  As of the date of this Agreement, the Company’s Subsidiaries and the JV Entities own fee simple title to, or if so indicated in Section 5.02(l)(i) of the Disclosure Letter, lease each of the Company Properties, in each case, free and clear of any Liens, title defects, covenants or Property Restrictions, except for (i) Permitted Liens, (ii) Property Restrictions imposed or promulgated by Law or by any Governmental Authority which are customary and typical for similar properties and (iii) Property Restrictions which do not interfere materially with the current use of such property.

(ii)  Except as set forth in Section 5.02(l)(ii) of the Disclosure Letter or as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company Properties is subject to any rights of way, agreements, Laws, ordinances or regulations affecting building use or occupancy, or reservations of an interest in title (collectively, “Property Restrictions”), except for (1) Property Restrictions imposed or promulgated by Law with respect to real property, including zoning regulations and building codes, (2) leases on the Rent Roll or leases entered into in the ordinary course after the date of the Rent Roll, REA’s, and all covenants, restrictions and other matters disclosed on the Company Title Insurance Policies or as would be disclosed on current title reports or surveys, (3) real estate Taxes, charges of any nature for public utility services and special assessments, (4) service contracts, management agreements, leasing commission agreements and other contractual arrangements relating to the ownership, development or construction of the Company Properties and (5) and other Permitted Liens.  Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company or any of its Subsidiaries or any JV Entity has received written notice that it is currently in default or violation of any Property Restrictions.  Except as would not reasonably be expected to have a Company Material Adverse Effect, each Company Property complies with the Property Restrictions.

(iii)  Except as set forth on Section 5.02(l)(iii) of the Disclosure Letter and except for Company Properties not yet developed or currently under development, there is no REA or other agreement, easement or other right, in each case, that is required to be obtained by the Company or any of its Subsidiaries or any JV Entity in order to permit the lawful use and operation of the buildings and improvements on any of the Company Properties and all utilities, parking areas, detention ponds, driveways, roads and other means of egress and ingress to and from such Company Properties (collectively, “Property Agreements”) that has not been obtained and is not in full force and effect, except for such failures to have in full force and effect that would not reasonably be expected to have a Company Material Adverse Effect, and there is no pending threat of modification or cancellation of any of same, that would reasonably be expected to have a Company Material Adverse Effect.  Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company or any of its Subsidiaries or any JV Entity has received notice that the Company or any of its Subsidiaries or any JV Entity is currently in default of any Property Agreements.

(iv)  None of the Company or any of its Subsidiaries or any JV Entity has received written notice of, nor does the Company have knowledge of, any uncured violation of any Laws affecting any of the Company Properties or operations which would reasonably be expected to have a Company Material Adverse Effect.  Without limitation to the foregoing, except as would not reasonably be expected to constitute a Company Material Adverse Effect, none of the Company or any of its Subsidiaries or any JV Entity has received notice of, nor does the Company have knowledge of, any zoning, building or similar Laws or orders that are presently being violated or will be violated by the continued maintenance, development, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, development, operation or use of the parking areas on the Company Properties.

(v)  Except as provided for in Section 5.02(l)(v) of the Disclosure Letter, valid policies of title insurance (each a “Company Title Insurance Policy”) have been issued insuring, as of the effective date of each such Company Title Insurance Policy, the title or leasehold interest of the applicable Subsidiary of the Company or JV Entity to or in the Company Properties, subject to the matters disclosed on the Company Title Insurance Policies and Permitted Liens.  A copy of each Company Title Insurance Policy has been previously made available to Acquiror.  Each Company Title Insurance Policy is in full force and effect and no claim has been made against any such policy.

(vi)  Except as provided for in Section 5.02(l)(vi) of the Disclosure Letter, none of the Company or any of its Subsidiaries or any JV Entity has received written notice of, nor does the Company have knowledge of, any condemnation or rezoning proceedings that are pending or, to the knowledge of the Company, threatened with respect to any of the Company Properties.

(vii)  Except as provided in Section 5.02(l)(vii) of the Disclosure Letter and except for immaterial discrepancies or omissions, the rent roll for each of the Company Properties (the “Rent Roll”) dated as of September 23, 2009 which have previously been made available to Acquiror, list each material lease that was in effect as of the date of each such Rent Roll and to which the Company or any of its Subsidiaries or any JV Entity is a party as landlord with respect to each of the applicable Company Properties.  Except as disclosed in Section 5.02(l)(vii) of the Disclosure Letter or for discrepancies or omissions that would not have a Company Material Adverse Effect, the information set forth in the Rent Roll is true, correct and complete as of the date of each such Rent Roll.  Except as set forth in Section 5.02(l)(vii) of the Disclosure Letter, the Company has made available to Acquiror copies of all leases that are in effect as of the date hereof and to which the Company or any of its Subsidiaries or any JV Entity is a party as landlord with respect to each of the applicable Company Properties (such leases, together with all amendments, modifications, supplements, renewals, extensions, guarantees and other documents related thereto, the “Company Leases”), which copies are true, correct and complete in all material respects.  Except as set forth in Section 5.02(l)(vii) of the Disclosure Letter, all Company Leases that relate to in excess of 20,000 square feet of net rentable area (the “Material Company Leases”) are in full force and effect and none of the Company or any of its Subsidiaries or any JV Entity has received written notice that the applicable Subsidiary of the Company or JV Entity is in default under any Material Company Lease, except for violations or defaults that have been cured.  As of the date of this Agreement, except as provided in Section 5.02(l)(vii) of the Disclosure Letter, none of the Company or any of its Subsidiaries or any JV Entity has delivered a written notice to a tenant under a Material Company Lease that it is in default under such Material Company Lease and no such tenant is in monetary or, to the knowledge of the Company, material non-monetary default under such Material Company Lease.

(viii)  Except as set forth in Section 5.02(l)(viii) of the Disclosure Letter, to the knowledge of the Company, all operation and reciprocal easement agreements or other similar agreements under which the Company or any of its Subsidiaries or any JV Entity is a party (each, an “REA”) are in full force and effect and none of the Company or any of its Subsidiaries or any JV Entity has received written notice that the applicable Subsidiary of the Company or JV Entity is in default under any REA, except for violations or defaults that have been cured or that are not, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.  Except as provided in Section 5.02(l)(viii) of the Disclosure Letter, none of the Company or any of its Subsidiaries or any JV Entity has delivered a written notice to a party under an REA that it is in default under such REA and no such party to an REA is in monetary or, to the knowledge of the Company, material non-monetary default under such REA, except for defaults that are not, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

(ix)  No Company Property is subject to a ground lease and none of the Company or any of its Subsidiaries or any JV Entity is a lessee with respect to any ground lease.

(x)  Except as set forth in Section 5.02(l)(x) of the Disclosure Letter, as of the date of this Agreement, there are no unexpired option agreements or rights of first refusal with respect to the purchase of a Company Property or any portion thereof that is owned by the Company or any of its Subsidiaries or any JV Entity or any other unexpired rights in favor of any party other than the Company or any of its Subsidiaries or any JV Entity to purchase or otherwise acquire a Company Property or any portion that is owned by the Company or any of its Subsidiaries or any JV Entity or any portion thereof, whether pursuant to a Company Lease, an REA or otherwise; nor has the Company or any of its Subsidiaries or any JV Entity entered into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof that is owned by the Company or any of its Subsidiaries or any JV Entity.

(xi)  The Company has provided or made available to Acquiror copies of all agreements pursuant to which the Company or any of its Subsidiaries or any JV Entity manages, acts as leasing agent for or provides development services for any real property for any third party, which copies are true, correct and complete in all material respects.

(xii)  The Company and its Subsidiaries and the JV Entities have good and sufficient title to, or is permitted to use under valid and existing licenses or leases, all their personal properties and assets reflected in their books and records as being owned by them or used by them in the ordinary course of business, free and clear of all Liens and encumbrances, except for Permitted Liens, Liens for current Taxes not yet due and payable, and Liens or encumbrances which are normal to the business of the Company and its Subsidiaries and the JV Entities and are not, in the aggregate, material in relation to the assets of the Company on a consolidated basis and except also for such imperfections of title or leasehold interest, easement and encumbrances, if any, as do not materially interfere with the present use of the properties subject thereto or affected thereby.

(m)  Intellectual Property.  Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any Person, (ii) each of the Company and its Subsidiaries owns or has the right to use (by license or other arrangement) all Intellectual Property used in the conduct of its business as currently conducted, free and clear of all Liens, and (iii) to the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Intellectual Property rights owned or used by the Company or its Subsidiaries.  All material fees and filings required to maintain any registration of any Intellectual Property used by the Company or its Subsidiaries have been paid or timely filed, are current and are not in default or in arrears.

(n)  Taxes.

(i)  Each of the Company and its Subsidiaries has (i) timely filed (or had filed on their behalf) all federal Tax Returns and all other Tax Returns reflecting a Tax obligation of $25,000 or more that are required to be filed by them (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so), and such Tax Returns are true, correct and complete in all material respects, and (ii) paid (or had paid on their behalf) all Taxes (whether or not shown as due on such Tax Returns) that are required to be paid by it.  The most recent financial statements contained in the Company SEC Reports filed prior to the date hereof reflect an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements and Taxes payable by the Company and its Subsidiaries at the Effective Time will not exceed such reserve as adjusted through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.  True, correct and complete copies of all federal Tax Returns that have been filed with the IRS by the Company and each of its Subsidiaries with respect to the taxable years commencing on or after January 2003 have been delivered or made available to representatives of Acquiror.

(ii)  To the knowledge of the Company, no Person who has owned or who has been treated as owning (for U.S. federal income tax purposes) Company Common Shares or Share Appreciation Rights has taken a position on a Tax Return or otherwise for Tax purposes that is inconsistent with information reported to such Person by the Company on Schedule K-1 to IRS Form 1065 (or any state, local, or foreign analogue) or with any position taken by the Company for purposes of federal, state, local, or foreign Tax Law.

(iii)  Neither the Company nor any of its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement, waiver or other document or arrangement extending the period for examination, assessment or collection of material Taxes (including, but not limited to, any applicable statute of limitation) that is currently in effect, and no power of attorney with respect to any material Tax matter is currently in force with respect to the Company or any of its Subsidiaries.

(iv)  The Company (A) for all taxable years commencing with the Company’s taxable year ended December 31, 1998 through the Company’s taxable year ended December 31, 2008, has been subject to taxation as a partnership for U.S. federal income tax purposes and has not been subject to U.S. federal income taxation as a corporation, whether pursuant to Section 7704(a) of the Code or otherwise, and the Company has satisfied all requirements of Section 7704(c) of the Code to avoid taxation as a corporation, notwithstanding the Company’s status as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code, (B) has operated since December 31, 2008 to the date hereof in a manner that will permit it to be subject to taxation as a partnership for U.S. federal income tax purposes for the taxable year that includes the date hereof, and (C) intends to continue to operate in such a manner as to permit it to continue to be subject to taxation as a partnership for U.S. federal income tax purposes for the taxable year of the Company that will end with the Merger (and if the Merger is not consummated prior to January 1, 2010, for the taxable year that will end on December 31, 2009).

No challenge to the Company’s status as a partnership for U.S. federal income tax purposes or to the Company’s satisfaction of the requirements of Section 7704(c) of the Code is pending or has been threatened in writing.

(v)  No audit or other proceeding with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries or any Tax Return filed by the Company or any of its Subsidiaries is being conducted by any Tax authority or other Governmental Authority, and neither the Company nor any of its Subsidiaries has received written notice that any such audit or other proceeding with respect to Taxes or any Tax Return is pending.  No extension of the statute of limitations on the assessment of any material Taxes has been granted by the Company or any of its Subsidiaries.

(vi)  There are no Liens for Taxes upon any assets of the Company or any Subsidiary thereof, except for Liens for Taxes not yet due and payable for which adequate reserves have been made in accordance with GAAP) upon any of the assets of the Company or any of its Subsidiaries.

(vii)  The Company and each of its Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, and 3402 of the Code or similar provisions under any state, local or foreign Laws) and have duly and timely withheld and have paid over to the appropriate Governmental Authorities all amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(viii)  To the knowledge of the Company, no claim has been made in writing by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries has not filed Tax Returns that the Company or any such Subsidiary is or may be subject to taxation by that jurisdiction or may be required to file Tax Returns with or with respect to that jurisdiction.

(ix)  Neither the Company, nor any of its Subsidiaries, nor any other Person on behalf of the Company or any of its Subsidiaries, as the case may be, has requested any extension of time within which to file any material Tax Return, which such Tax Return has not yet been filed.

(x)  Neither the Company nor any of its Subsidiaries is or has been a party to any Tax sharing or similar agreement or arrangement other than any agreement or arrangement solely between either the Company and any one or more of its Subsidiaries or between or any two or more Subsidiaries, in any case pursuant to which it will have any obligation to make any payments after the Merger.

(xi)  Neither the Company nor any of its Subsidiaries has requested or received a private letter ruling or technical advice from the IRS or comparable rulings or guidance from other Governmental Authority.

(xii)      Neither the Company nor any of its Subsidiaries (A) is or has been at any time on or after January 1, 1997, a member of an affiliated group filing a consolidated federal income tax return and (B) has any liability for the Taxes of another person other than the Company and such Subsidiaries under Treasury regulation 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, a successor, by contract or otherwise.

(xiii)  There are no Tax Protection Agreements currently in force and no person has raised in writing, or to the knowledge of the Company threatened to raise, a material claim against the Company or any of its subsidiaries for any breach of any Tax Protection Agreement.

(xiv)  Neither the Company nor any of its Subsidiaries has been a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code or Treasury Regulations Section 1.6011-4(b)(2) or has been a material advisor as defined in Section 6111(b) of the Code.

(xv)  Neither the Company nor any of its Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) that would require the Company or any of its Subsidiaries to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date or would otherwise have any adverse impact on the tax liability of the Company or any Subsidiary for any taxable period (or portions thereof) ending after the Closing Date.

(xvi)  Since January 1, 2003, neither the Company nor any of its Subsidiaries has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods.

(xvii)  Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(xviii)    The Company has made all the distributions required to be made pursuant to the Company Charter (including, without limitation, all distributions required pursuant to Section 5.3.3 thereof with respect to any periods ending on or prior to the date of this Agreement).

As used herein, “Tax Protection Agreements” means any written or oral agreement to which the Company or any of its Subsidiaries is a party pursuant to which: (a) any liability to holders of Company Common Shares relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of any holder of Company Common Shares, the Company or any of its Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making any Tax election, (iv) only dispose of assets in a particular manner, and/or (v) permit holders of Company Common Shares to guarantee (or have guaranteed) debt of the Company or any of its Subsidiaries; and/or (c) holders of Company Common Shares have guaranteed debt of the Company or any of its Subsidiaries.

(o)  Environmental Matters.   Except as set forth in Section 5.02(o) of the Disclosure Letter or in the SEC Reports:

(i)        to the knowledge of the Company, the Company and its Subsidiaries (A) are in material compliance with all Environmental Laws, (B) hold all material permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law to own or operate their assets as currently owned and operated or to develop any Company Property as currently intended (“Environmental Permits”) and (C) are in material compliance with their respective Environmental Permits;

(ii)       neither the Company nor any of its Subsidiaries has released, and to the knowledge of the Company, no other person has released, Hazardous Substances on any real property owned, leased or operated by the Company or any of its Subsidiaries that would constitute a material violation of Environmental Laws;

(iii)       neither the Company nor any of its Subsidiaries has received any written notice alleging that the Company or any of its Subsidiaries may be in material violation of, liable under, or a potentially responsible party pursuant to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or any other Environmental Law; and

(iv)       neither the Company nor any of its Subsidiaries (A) has entered into or agreed to any consent decree or order or is a party to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto or (B) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances.  Notwithstanding any other provision of this Agreement, this Section 5.02(o) sets forth the Company’s sole and exclusive representations and warranties with respect to Hazardous Substances, Environmental Laws or other environmental matters.

(p)  Material Contracts.

(i)  Except as filed as exhibits to the SEC Reports filed prior to the date of this Agreement, or as disclosed in Section 5.02(p)(i) of the Disclosure Letter, neither the Company nor any of its Subsidiaries is a party or otherwise subject to, and none of their respective properties or assets are bound by, any written or oral contract or agreement (or amendment, modification and supplement thereto or any side letters affecting the obligations of any party thereunder) that:

(1)  is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

(2)      involves aggregate expenditures in excess of $500,000;

(3)      involves annual expenditures in excess of $250,000 and is not cancelable within one year;

(4)  contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to the Company or any of its Subsidiaries, or that purports to restrict the right of the Company or any of its Subsidiaries to conduct any line of business or to compete with any Person or operate in any geographic area in which the Company or any of its Subsidiaries may conduct business, in each case in any material respect;

(5)  would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement;

(6)  involves any sale, option to sell, right of first refusal, right of first offer or any other contractual right to sell, dispose of, or master lease, by merger, purchase or sale of assets or stock or otherwise, any material real property, including any Company Property, any material asset or personal property, and Subsidiary or any interest in any JV Entity;

(7)  involves any purchase, option to purchase, right of first refusal, right of first offer or any other contractual right to purchase or acquire, by merger, purchase or sale of assets or stock or otherwise, any material real property, any material asset or personal property, or any ownership interest in any Person;

(8)  is an agreement with any shareholder of the Company or any present or former director, officer or employee of the Company or any of its Subsidiaries;

(9)  could cause the Company or any of its Subsidiaries to be obligated to indemnify or hold harmless any trustee, director or executive officer of the Company or any of its Subsidiaries (other than the organizational documents of the Company and its Subsidiaries);

(10)    contains any purchase price adjustment, earn-out or contingent purchase price;

(11)     relates to the settlement or proposed settlement of any Action, which involves the issuance of equity securities or the payment of an amount in excess of $100,000;

(12)  constitutes a loan agreement, letter of credit, indenture, note, bond, debenture, mortgage, pledge agreement, securities agreement or otherwise evidences a capitalized lease obligation or other indebtedness of, for the benefit of, or payable to the Company or any of its Subsidiaries or any guaranty thereof, or constitutes an interest rate cap, collar, swap or other hedging or similar agreement to which the Company or any of its Subsidiaries is a party;

(13)  provides any funds to or makes any investment in (whether in the form of a loan, capital contribution or otherwise) any Subsidiary of the Company, JV Entity or other Person (other than any indebtedness among the Company and its Subsidiaries and other than any funds or investments required pursuant to existing organizational documents of any of its Subsidiaries); or

(14)  constitutes an employment agreement or severance, change in control, accelerated vesting, termination or similar agreement with directors, trustees, officers or employees of the Company or any Subsidiary of the Company or any other Person (the contracts described in clauses (1) - (14) being the “Material Contracts”).

(ii)  Except as set forth in Section 5.02(p)(ii) of the Disclosure Letter, (i) neither the Company nor any of its Subsidiaries is and, to the knowledge of the Company, no other party is in material breach or violation of, or default under, any Material Contract, (ii) none of the Company nor any of its Subsidiaries has received any claim of material default under any Material Contract, and (iii) no event has occurred which would result in a material breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both).  Each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company and its Subsidiaries, as applicable, and, to the knowledge of the Company, with respect to the other parties hereto.

(q)  Insurance.  Section 5.02(q) of the Disclosure Letter sets forth a correct and complete list of the insurance policies held by, or for the benefit of, the Company or any of its Subsidiaries, including the underwriter of such policies and the amount of coverage thereunder.  The Company and each of its Subsidiaries have paid, or caused to be paid, all premiums due under such policies and have not received written notice that they are in default with respect to any obligations under such policies, other than would not have a Company Material Adverse Effect.  As of the date of this Agreement, neither the Company nor any of its Subsidiaries has been refused any insurance with respect to its business, properties or assets, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance with which it has carried insurance since January 1, 2007.  Neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any existing insurance policy set forth in Section 5.02(q) of the Disclosure Letter that is held by, or for the benefit of, any of the Company or any of the Subsidiaries, other than would not have a Company Material Adverse Effect.

(r)  Related Party Transactions.  Except as set forth in Section 5.02(p)(i) of the Disclosure Letter and except for ordinary course advances to employees, set forth in Section

5.02(r) of the Disclosure Letter is a list of all loans, agreements and contracts entered into by the Company or any of its Subsidiaries under which continuing obligations exist with any Person who is an officer, trustee, director or Affiliate of the Company or any of its Subsidiaries, the record or beneficial owner of five percent (5%) or more of the voting securities of the Company, a member of the “immediate family” (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of any of the foregoing or any Person of which any of the foregoing is an Affiliate.

(s) Takeover Statutes.  The Company has taken all necessary steps so that the Maryland Business Combination Act and Maryland Control Share Acquisition Act  (Subtitles 6 and 7 of Title 3 of the MGCL) are not applicable to this Agreement or the Merger.  No other anti-takeover or similar Law of the State of Maryland or any other state or jurisdiction applies or purports to apply to the Merger.  Neither the Company nor any of its Subsidiaries has adopted, or intends to adopt, a shareholders’ rights plan, “poison pill” or similar plan or arrangement which limits or impairs the ability to purchase, or to become the direct or indirect beneficial owner of, Company Common Shares or any other equity or debt securities of the Company or any of its Subsidiaries.

(t)  Brokers.  No broker, finder or investment banker (other than FBR Capital Markets & Co.) is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger and the other transactions contemplated by this Agreement, or in connection with any past or current property transaction, based upon arrangements made by or on behalf of the Company.  A true and complete copy of the engagement letter between the Company and FBR Capital Markets & Co. has been provided to Acquiror prior to the date of this Agreement.

(u)  Opinion of Financial Advisor.  The Company Special Committee has received an opinion of FBR Capital Markets & Co., to the effect that, subject to certain assumptions, qualifications, limitations and other matters, the Merger Consideration to be received by the Unaffiliated Holders of the Company Common Shares is fair to such holders of Company Common Shares from a financial point of view.  For the purposes of the foregoing, the term “Unaffiliated Holders” means the holders of Company Common Shares other than the Wilson Family Shareholders.  A true and complete copy of such opinion shall be provided to Acquiror promptly following the execution of this Agreement.  It is agreed and understood that such opinion is for the benefit of the Company Special Committee and may not be relied on by Acquiror or Merger Subsidiary.

(v)  Investment Company Act of 1940.  Neither the Company nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(w)  Accounting Controls.  The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (ii) all information required to be disclosed by the Company in the reports that it files with the SEC is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (iii) all such information is accumulated and communicated to management as appropriate to allow the chief executive officer and chief financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(x)  No Other Representations or Warranties.

(i)  Except for the representations and warranties contained in this Agreement, Acquiror and Merger Subsidiary acknowledge that neither the Company nor any other Person or entity on behalf of the Company has made, and neither Acquiror nor Merger Subsidiary has relied upon, any representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations or prospects or with respect to the accuracy or completeness of any other information provided or made available to Acquiror and Merger Subsidiary by or on behalf of the Company.  Neither the Company nor any other Person or entity will have, or be subject to, any liability or indemnification obligation to Acquiror, Merger Subsidiary or any other Person or entity resulting from the distribution in written or verbal communications to Acquiror or Merger Subsidiary or use by Acquiror or Merger Subsidiary of, any such information, including any information, documents, projections, forecasts or other material made available to Acquiror or Merger Subsidiary in online “data rooms,” confidential information memoranda or management interviews and presentations in expectation of the transactions contemplated by this Agreement.

(ii)  In connection with any investigation by Acquiror and Merger Subsidiary of the Company and its Subsidiaries, Acquiror and Merger Subsidiary have received or may receive from the Company and its Subsidiaries and/or other persons or entities on behalf of the Company certain projections, forward-looking statements and other forecasts and certain business plan information in written or verbal communications.  Acquiror and Merger Subsidiary acknowledge that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Acquiror and Merger Subsidiary are familiar with such uncertainties, that Acquiror and Merger Subsidiary are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that Acquiror and Merger Subsidiary shall have no claim against any Person or entity with respect thereto.  Accordingly, Acquiror and Merger Subsidiary acknowledge that neither the Company nor any other Person or entity on behalf of the Company makes any representation or warranty with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

5.03  Representations and Warranties of Acquiror and Merger Subsidiary

Acquiror and Merger Subsidiary hereby jointly and severally represent and warrant to the Company as follows:

(a)  Corporate Organization.

(i) Aquiror is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  The certificate of limited partnership of Acquiror is in effect.  Acquiror is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have an Acquiror Material Adverse Effect.  Acquiror has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.

(ii)  Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland.  The articles of incorporation of Merger Subsidiary are in effect.  Merger Subsidiary is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have an Acquiror Material Adverse Effect.  Merger Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.

(b)  Authority Relative to this Agreement.

(i)       Each of Acquiror and Merger Subsidiary has all necessary limited partnership and corporate power and authority, as applicable, to execute and deliver this Agreement and all documents and agreements contemplated by this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby.  No other proceedings on the part of Acquiror or Merger Subsidiary, or any of their respective subsidiaries, are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by each of Acquiror and Merger Subsidiary and, assuming due authorization, execution and delivery hereof by the Company, constitutes a valid, legal and binding agreement of each of Acquiror and Merger Subsidiary, enforceable against each of Acquiror and Merger Subsidiary in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(ii)  The general partner of Acquiror has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Merger, and taken all limited partnership actions required to be taken by the general partner of Acquiror for the consummation of the Merger.

(iii)  The directors of Merger Subsidiary have duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Merger, and taken all corporate actions required to be taken by the directors of Merger Subsidiary for the consummation of the Merger.

(c)  Consents and Approvals; No Violations.

(i)  The execution and delivery by Acquiror or Merger Subsidiary of this Agreement and all documents and agreements contemplated by this Agreement does not, and the performance of Acquiror or Merger Subsidiary’s obligations hereunder and thereunder will not, (A) conflict with or violate the limited partnership agreement of Acquiror or the articles of incorporation or bylaws of Merger Subsidiary, (B) assuming that all consents, approvals, authorizations and other actions described in subsection (ii) below have been obtained and all filings and obligations described in subsection (ii) below have been made, conflict with or violate any Law applicable to Acquiror or Merger Subsidiary or by which any of their properties or assets are bound or affected, or (C) require any consent or result in any violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any properties or assets of Acquiror or Merger Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which either Acquiror or Merger Subsidiary  is a party or by which any of the properties or assets of Acquiror or Merger Subsidiary are bound or affected.

(ii)  The execution and delivery by Acquiror or Merger Subsidiary of this Agreement and all documents and agreements contemplated by this Agreement does not, and the performance of Acquiror or Merger Subsidiary’s obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (A) for (1) applicable requirements, if any, of the Exchange Act, Blue Sky Laws, and (2) the filing with the SEC of the Proxy Statement, and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Acquiror from performing its obligations under this Agreement.

(d)  Litigation.  There is no Action pending or, to Acquiror’s knowledge, threatened against Acquiror or Merger Subsidiary or any of its or their respective properties or assets, except as would not reasonably be expected to have an Acquiror Material Adverse Effect.

(e)  Available Funds.  Acquiror currently has or has access to, and on the Closing Date will have available, all funds necessary to pay the Merger Consideration and to satisfy the obligations of Acquiror and Merger Subsidiary set forth in this Agreement, including, without limitation, in connection with the Merger, and the other transactions contemplated hereby and all related expenses.  The obligations of Acquiror hereunder are not subject to any conditions regarding the ability of Acquiror or Merger Subsidiary to obtain financing.

(f)  Ownership of Merger Sub; No Prior Activities.  Merger Subsidiary is an indirect subsidiary of Acquiror.  Merger Subsidiary has not conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

(g)  No Ownership of Company Common Shares.  Neither Acquiror nor any of its Subsidiaries, including Merger Subsidiary, own any Company Common Shares or other securities of the Company.

(h)  Proxy Statement.  The information supplied by Acquiror or Merger Subsidiary to the Company for inclusion in the Proxy Statement or other documents to be filed with the SEC in connection herewith will not, on the date the Proxy Statement is first mailed to holders of Company Common Shares or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any filing other than the Proxy Statement, at the date it is first mailed to holders of Company Common Share or at the date it is first filed with the SEC, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation is made by Acquiror or Merger Subsidiary with respect to the information supplied by the Company.

(i)  Sole Purpose.  Merger Subsidiary was formed solely for the purpose of effecting the Merger and has not and will not conduct any activities other than those required for the Merger.

ARTICLE 6.

COVENANTS

6.01  Company Shareholders Meeting

  The Company shall, in accordance with applicable Law and the Company Charter and the Company Bylaws, duly call, give notice of, convene and hold the Company Shareholders Meeting as promptly as reasonably practicable after the date that the Proxy Statement is cleared by the SEC for the purpose of obtaining the Company Shareholder Approval, the Special Shareholder Approval and the Company Charter Amendment Approval.  Except as is reasonably likely to be required by the duties of the Company Board under applicable Law, the Company shall include in the Proxy Statement the recommendation of the Company Board that Company’s shareholders approve the Merger, the Company Charter Amendment and the other transactions contemplated hereby (the “Recommendation”) and use its reasonable efforts to obtain the Company Shareholder Approval, the Special Shareholder Approval and the Company Charter Amendment Approval and to take all other reasonable actions necessary or advisable to secure the Company Shareholder Approval, the Special Shareholder Approval and the Company Charter Amendment Approval.  Except in accordance with this Article 6, none of the Company Board nor any committee thereof, including the Company Special Committee, shall (a) withhold, withdraw, modify, change or qualify in a manner adverse to Acquiror in any material respect, or publicly propose to withdraw, the Recommendation, or (b) fail to include the Recommendation in the Proxy Statement, or (c) knowingly take any other action or knowingly make any other public statement that is inconsistent in any material respect with such Recommendation (any action described in this clause (a), (b) or (c) being referred to as “Recommendation Withdrawal”).  Notwithstanding the foregoing, (x) nothing contained in this Agreement shall prevent the Company or the Company Board from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders) or from making any legally required disclosure to shareholders with regard to an Acquisition Proposal and (y) any “stop-look-and-listen” communication by the Company or the Company Board to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the shareholders of the Company) shall not be considered a Recommendation Withdrawal.

6.02  Proxy Statement

  As promptly as practicable after the date of this Agreement, the Company shall prepare and, after consultation with Acquiror, file a preliminary Proxy Statement with the SEC under the Exchange Act.  The parties hereto shall cooperate with each other in the preparation of the Proxy Statement.  In addition, each of the Company and Acquiror shall, or shall cause their respective affiliates to, prepare and, after consultation with each other, file with the SEC all other filings that are required to be filed by such party in connection with the transactions contemplated hereby (the “Other Filings”).  Each of the Company and Acquiror shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement.  The Company shall promptly notify Acquiror of the receipt of any comments of the SEC with respect to the Proxy Statement or any of the Other Filings or of any requests by the SEC for any amendment or supplement thereto or for additional information to the Proxy Statement or the Other Filings and shall promptly provide to Acquiror copies of all correspondence between the Company or any representative of the Company and the SEC.  The parties hereto shall cooperate with each other in the preparation of any amendment or supplement to the Proxy Statement.  The Company shall give Acquiror and its counsel the opportunity to review and comment on the Proxy Statement prior to its being filed with the SEC and shall give Acquiror and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments and shall include in such documents or responses all comments reasonably proposed by Acquiror prior to their being filed with, or sent to, the SEC.  Each of the Company and Acquiror shall use its reasonable efforts, after consultation with the other parties hereto, to respond as promptly as practicable to all such comments of and requests by the SEC.  After satisfactorily responding to all such comments of and requests by the SEC, the Company shall use its reasonable efforts to have the Proxy Statement cleared by the SEC and thereafter cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Company Common Shares entitled to vote at the Company Shareholders Meeting as soon as reasonably practicable following clearance from the SEC.  If at any time prior to the Effective Time, any information relating to the Company or Acquiror or any of their respective Subsidiaries, officers, members, trustees or directors, should be discovered by the Company or Acquiror which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings, so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company.

6.03  Access to Information; Confidentiality

(a)  Upon reasonable notice and subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries and the officers, trustees, directors, employees, auditors and agents of the Company and its Subsidiaries to, afford to Acquiror and the officers, employees, accountants, counsel and other representatives of Acquiror, reasonable access during normal business hours during the period prior to the Effective Time, to all its facilities, offices, properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives of the Company and its Subsidiaries and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Acquiror (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which the Company is not permitted to disclose under applicable Law) and (ii) all other information concerning its business, properties and personnel as Acquiror may reasonably request.  Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of the Company’s customers, jeopardize any attorney-client privilege or contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement, provided that, if requested to do so by Acquiror, the Company shall use commercially reasonable efforts to redact proprietary data from any requested materials or documentation, obtain a waiver from any applicable counterparty or take such other action as may be reasonably requested by Acquiror.  Acquiror shall, and cause its representatives to, take all reasonable efforts to prevent such access and inspection from interfering with the business operations of the Company and its Subsidiaries.

(b)  Prior to the Effective Time, all information obtained by Acquiror pursuant to this Section 6.03 shall be kept confidential in accordance with the Confidentiality Agreement, dated July 2, 2009 (the “Confidentiality Agreement”), between Acquiror and the Company.

6.04  Acquisition Proposals; Solicitation

(a)  Solicitation.

(i)  Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (EST) on the No-Shop Period Start Date, the Company and its Subsidiaries and their respective employees, investment bankers, attorneys, accountants and other advisors or representatives (such employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, “Representatives”) shall have the right (acting under the direction of the Company Board or the Company Special Committee) to: (A) initiate, solicit and encourage, whether publicly or otherwise, Acquisition Proposals (as hereinafter defined), including by way of providing access to non-public information pursuant to (but only pursuant to) the prior execution of one or more confidentiality agreements; provided, however, that the Company shall promptly provide to Acquiror and Merger Subsidiary any material non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access which was not previously provided to Acquiror and Merger Subsidiary; and (B) enter into and maintain discussions or negotiations with respect to Acquisition Proposals and otherwise cooperate with, assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

(ii)  From the No-Shop Period Start Date until the Effective Time, or, if earlier, the termination of this Agreement in accordance with Article VIII, except as expressly permitted by Section 6.04(a)(iii), Section 6.04(a)(v) or Section 6.04(a)(vii), none of the Company, its Subsidiaries nor any of their Representatives shall, directly or indirectly:

(1)  initiate, solicit or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below);

(2)  initiate, enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any Acquisition Proposal;

(3)  effect a Recommendation Withdrawal;

(4)  approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal;

(5)  enter into any agreement in principle, arrangement, understanding, contract or agreement providing for, or relating to, an Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Merger or any of the transactions contemplated by this Agreement; or

(6)  exempt any Person from the restrictions contained in any state “business combination,” takeover or similar laws or otherwise cause such restrictions not to apply to any Person or to any Acquisition Proposal;

(7)  exempt any Person from the ownership limitations and restrictions contained in Article IV of the Company Charter as in effect as of the date of this Agreement, or cause any such limitations and restrictions not to apply (other than any exemptions from such limitations and restrictions then in effect as of the date hereof); or

(8)  release any Person from or fail to enforce any standstill agreement or similar obligation to the Company and its Subsidiaries other than the automatic termination of standstill obligations pursuant to the terms of agreements as in effect as of the date hereof, by virtue of the execution and announcement of this Agreement.

(iii)  Subject to Section 6.04(a)(v) and except with respect to any written Acquisition Proposal received prior to the No-Shop Period Start Date with respect to which all of the requirements of Section 6.04(a)(v) have been satisfied as of the No-Shop Period Start Date (any such Person so submitting an Acquisition Proposal, an “Excluded Party”), as determined, with respect to any Excluded Party, by the Company Board or the Company Special Committee no later than the later of (A) the No-Shop Period Start Date and (B) two (2) Business Days following the date on which the Company received such Excluded Party’s written Acquisition Proposal (it being understood, that following the No-Shop Period Start Date until such time as the Company Board or the Company Special Committee determines that a Person is an Excluded Party, the Company shall not be permitted to take any action with respect to such Person that it would be prohibited from taking with respect to a non-Excluded Party pursuant to Section 6.04(v)), on the No-Shop Period Start Date, the Company shall, and shall cause its Subsidiaries or any of their Representatives to, immediately cease and terminate any solicitation, encouragement, discussion, negotiation or communications with any Persons conducted theretofore by the Company, its Subsidiaries or any of their Representatives with respect to any actual or potential Acquisition Proposal and shall use its (and will cause its Subsidiaries and Representatives to use their) reasonable best efforts to require the other parties thereto to promptly return or destroy all confidential information previously furnished by the Company, any of its Subsidiaries or their respective Representatives to such Persons in accordance with the terms of any agreement under which such confidential information was furnished.  The Company and its Subsidiaries shall be responsible for any failure on the part of their respective Representatives to comply with this Section 6.04(a)(iii).  Notwithstanding anything to the contrary herein, the Company shall be permitted, after the No-Shop Period Start Date and prior to the Company Shareholder Meeting, to continue to engage in discussions, negotiations or communications regarding a written Acquisition Proposal with any Excluded Party and to take the actions specified in proviso (x) and (y) of Section 6.04(a)(v) with respect to any such Excluded Party; provided, that, upon the determination by the Company Board or the Company Special Committee at any time after the No-Shop Period Start Date that an Excluded Party’s Acquisition Proposal ceases to satisfy all of the requirements of Section 6.04(a)(v) or the Company Board or the Company Special Committee otherwise ceases to engage in discussions, negotiations or communications with an Excluded Party regarding an Acquisition Proposal, (x) such Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement at such time as the Acquisition Proposal made by such Excluded Party ceases to satisfy all of the requirements of Section 6.04(a)(v) or at such time the Company Board or the Company Special

Committee ceases to engage in such discussions, negotiations or communication, as the case may be, and (y) the Company shall promptly notify Acquiror in writing of such event (including the identity of the Person that ceases to be an Excluded Party).

(iv)  The Company shall notify Acquiror in writing of the identity of any party making a bona fide written Acquisition Proposal prior to the No-Shop Period Start Date that the Company Board or the Company Special Committee believes in good faith, after consultation with outside legal counsel and the Company’s financial advisor, constitutes or is reasonably likely to lead to a Superior Proposal (any such proposal, an “Excluded Acquisition Proposal”) and provide to Acquiror a written summary of the material terms and conditions of any such Excluded Acquisition Proposal, in each case within two (2) Business Days of receipt of such Excluded Acquisition Proposal.

(v)  Notwithstanding anything in the foregoing to the contrary contained in Section 6.04(a)(iii), if at any time following the No-Shop Period Start Date and prior to the time, but not after, the Special Shareholder Approval is obtained, (A) the Company receives any written Acquisition Proposal which the Company Board or the Company Special Committee believes in good faith to be bona fide (that was not solicited, encouraged, facilitated or otherwise obtained in violation of this Agreement), (B) the Company Board or the Company Special Committee determines in good faith, after consultation with outside legal counsel and the Company’s financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal, and (C) after consultation with outside legal counsel, the Company Board or the Company Special Committee determines that failure to take such action, in light of the Acquisition Proposal and the terms of this Agreement, would be inconsistent with the trustees’ duties under applicable Law, the Company Board or the Company Special Committee may (directly or through its Representatives), (x) furnish information to the Person who made such Acquisition Proposal (provided that the Company shall have received from such Person, prior to furnishing any such information to such Person, an executed confidentiality agreement and the Company shall have previously or concurrently furnished such information to Acquiror and the Merger Subsidiary) and (y) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal.

(vi)  From and after the No-Shop Period Start Date, the Company shall promptly (within 48 hours from initial receipt) notify Acquiror in writing in the event it receives an Acquisition Proposal from a Person or group of related Persons, including the material terms and conditions thereof, and shall keep Acquiror apprised as to the status and any material developments concerning the same on a current basis (and in any event no later than 36 hours after the occurrence of such developments). Without limiting the foregoing, the Company shall promptly (within 24 hours of beginning to provide or engaging in negotiations) notify Acquiror orally and in writing if it determines to begin providing information or to engage in negotiations concerning an Acquisition Proposal from a Person or group of related Persons pursuant to Section 6.04(a)(iii) or Section 6.04(a)(v).

(vii)  Notwithstanding anything in this Agreement to the contrary, if, at any time prior to, but not after, obtaining the Special Shareholder Approval, (A) the Company receives an Acquisition Proposal which constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by Acquiror pursuant to clause (y) below and the Company Board or the Company Special Committee determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the trustees’ duties under applicable Law, the Company Board or the Company Special Committee may (1) effect a Recommendation Withdrawal and/or (2) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; or (B) other than as a result of a Superior Proposal, the Company Board or the Company Special Committee determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the trustees’ duties under applicable Law, the Company Board or the Company Special Committee may effect a Recommendation Withdrawal; provided, however, with respect to circumstances in clause (A) only, the Company Board or the Company Special Committee shall not effect a Recommendation Withdrawal (pursuant to clause (A)(1)) or terminate this Agreement (pursuant to clause (A)(2)) unless:

(x)      the Company shall have provided prior written notice to Acquiror and Merger Subsidiary, at least three (3) Business Days in advance (the “Notice Period”), of its intention to effect a Recommendation Withdrawal in response to such Superior Proposal or terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal); and

(y)      prior to effecting such Recommendation Withdrawal or terminating this Agreement to enter into a definitive agreement with respect to such Superior Proposal, the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Acquiror and Merger Subsidiary in good faith (to the extent Acquiror and Merger Subsidiary desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the transactions contemplated by this Agreement are more favorable to the Company Shareholders than such Superior Proposal.

In the event of any material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Acquiror and Merger Subsidiary and to comply with the requirements of this Section 6.04(a)(vii) with respect to such new written notice.  Notwithstanding anything to the contrary herein, the Company shall not be entitled to terminate this Agreement and enter into a definitive agreement with respect to the Superior Proposal referred to in clause (A)(2) above, and any purported termination pursuant to the foregoing clause (A)(2) shall be void and of no force or effect, unless concurrently with such termination, the Company pays the Termination Fee and the Termination Expenses payable pursuant to Section 8.03(b). The Company’s right to terminate this Agreement under clause (A)(2) above shall not be available if the Company has breached, or is then in breach of, Section 6.04.  For avoidance of doubt, in the event the Company seeks to exercise its right to terminate this Agreement in accordance with this Section 6.04(a)(vii), in connection with such proposed termination, it may take the action previously prohibited pursuant to Section 6.04(a)(ii)(6); provided, that clauses (x) and (y) of Section 6.04(a)(vii) are satisfied.

(b)  Definitions. For purposes of this Agreement:

“Acquisition Proposal” means any proposal or offer for, whether in one transaction or a series of related transactions, any (i) merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries that would constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X, but substituting 20% for references to 10% therein), (ii) sale or other disposition, directly or indirectly, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of the Company or its Subsidiaries representing 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, (iii) issue, sale or other disposition by the Company or any of its Subsidiaries of (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding voting equity securities of the Company, (iv) tender offer or exchange offer in which any Person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the votes associated with the Company Common Shares, (v) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Acquisition Proposal” shall not include the Merger or any of the other transactions contemplated by this Agreement; and

“Superior Proposal” means a bona fide written Acquisition Proposal made by any Person that was not solicited by the Company after the date hereof (except in accordance with Section 6.04(a)(i)) (i) that relates to more than 60% of the voting power of the Company Common Shares or of the assets of the Company and its Subsidiaries taken as a whole, (ii) which the Company Board or the Company Special Committee determines in its good faith judgment (after consultation with its financial advisor and after taking into account all of the terms and conditions of the Acquisition Proposal) to be more favorable to the Company Shareholders (in their capacities as shareholders) than the Merger (including any alterations to this Agreement agreed to in writing between the Company and Acquiror in response thereto), (iii) the material conditions to the consummation of which are all reasonably capable of being satisfied in the judgment of the Company Board or the Company Special Committee, and (iv) for which financing, to the extent required, is then committed or, in the judgment of the Company Board or the Company Special Committee, is reasonably likely to be available.

(c)      Certain Permitted Disclosure.  Nothing contained in this Section 6.04 shall be deemed to prohibit the Company from complying with its disclosure obligations under U.S.

federal or state Law with regard to an Acquisition Proposal, including, without limitation, taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act.

6.05  Further Action; Commercially Reasonable Efforts

(a)  Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger, including, without limitation, using its commercially reasonable efforts to obtain all Applicable Permits, consents, approvals, waivers, exemptions, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and its Subsidiaries as are necessary for the consummation of the Merger and to fulfill the conditions to the Closing.  In case, at any time after the Closing, any further action, including, without limitation, the execution and delivery of any additional documents or instruments, is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto shall use its commercially reasonable efforts to cause its respective officers, employees and agents to take all such action.  From the date of this Agreement through the Effective Time, the Company shall timely file, or cause to be filed, with the SEC all SEC Reports required to be so filed by applicable Law.

(b)  The parties hereto shall cooperate and assist one another in connection with all actions to be taken pursuant to Section 6.05(a), including the preparation and making of the filings referred to therein and, if requested, amending or furnishing additional information thereunder, including, subject to applicable Law and the Confidentiality Agreement, providing copies of all related documents to the non-filing party and their advisors prior to filing, and to the extent practicable none of the parties will file any such document or have any communication with any Governmental Authority without prior consultation with the other parties.  Each party shall keep the others apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the transactions contemplated by this Agreement.  To the extent practicable, and as permitted by a Governmental Authority, each party hereto shall permit representatives of the other party to participate in meetings (whether by telephone or in Person) with such Governmental Authority.  None of the parties shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Authority without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

(c)  Each of the parties hereto agrees to cooperate and use its commercially reasonable efforts to defend through litigation on the merits any Action, including administrative or judicial Action, asserted by any party in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that in whole or in part restricts, delays, prevents or prohibits consummation of the Merger, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

(d)       From time to time prior to the Effective Time, the Company shall notify Acquiror with respect to any matter hereafter arising or any information obtained after the date hereof which, if existing, occurring or known at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Letter.

(e)    As promptly as possible after the execution of this Agreement, each of the parties hereto shall use their respective commercially reasonable efforts to commence the process of obtaining, and obtain, any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) disclosed in the Disclosure Letter or (iii) required to prevent a Company Material Adverse Effect from occurring prior to the Effective Time.  In the event that the Company fails to obtain any third party consent described above, the Company shall use its commercially reasonable efforts, and shall take such actions as are reasonably requested by Acquiror, to minimize any adverse effect upon the Company and Acquiror and Merger Subsidiary and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Time, from the failure to obtain such consent.  Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than a Governmental Authority) with respect to any transaction contemplated by this Agreement, (i) without the prior written consent of Acquiror, neither the Company nor any of its Subsidiaries shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person and (ii) neither Acquiror nor Merger Subsidiary or their respective Affiliates shall be required to pay or commit to pay such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation.  All costs, fees and expenses associated with the assumption of any loan made to the Company or any of its Subsidiaries shall be paid by the Company at Closing; provided, that Acquiror shall pay the fee associated with submitting an application to a lender for the purpose of initiating the process to obtain such lender’s consent to the Merger under the applicable loan agreement.

6.06  Public Announcements

The parties hereto agree that no public release or announcement concerning the transactions contemplated by this Agreement or the Merger shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

6.07  Exculpation, Indemnification and Insurance

(a)  Without limiting any additional rights that any employee, officer, agent, trustee, director or fiduciary may have under any employment or indemnification agreement or under the Company Charter, Company Bylaws or this Agreement or, if applicable, similar organizational documents or agreements of any Subsidiaries of the Company, from and after the Effective Time, Acquiror and the Surviving Company shall: (i) indemnify and hold harmless each Person who is at the date hereof or during the period from the date hereof through the Effective Time serving as a executive officer, director, trustee or fiduciary of the Company or its Subsidiaries or as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) (collectively, the “Company Indemnified Parties”) to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, in connection with any Claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of or, within thirty days after any request for advancement, advance to each of the Company Indemnified Parties, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Company Indemnified Party of any Expenses incurred by such Company Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security (but subject to Acquiror’s or Surviving Company’s, as applicable, receipt of a written undertaking by or on behalf of such Company Indemnified Party, if required by applicable Law, to repay such Expenses if it is ultimately determined under applicable Law that such Company Indemnified Party is not entitled to be indemnified); provided, however, that neither Acquiror nor Surviving Company shall be liable for any settlement effected without Acquiror’s or the Surviving Company’s written consent and shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Company Indemnified Parties) for all Company Indemnified Parties in any jurisdiction with respect to any single Claim except to the extent that two or more of such Company Indemnified Parties shall have conflicting interests in the outcome of such action.  The indemnification and advancement obligations of Acquiror and the Surviving Company pursuant to this Section 6.07(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a Person who has ceased to be a trustee, director, executive officer or fiduciary of the Company or its Subsidiaries after the date hereof and shall inure to the benefit of such Person’s heirs, executors and personal and legal representatives.  As used in this Section 6.07(a), (i) the term “Claim” means any threatened, asserted, pending or completed Action, suit or proceeding, or any inquiry or investigation, whether instituted by any party hereto, any Governmental Authority or any other party, that any Company Indemnified Party in good faith believes might lead to the institution of any such Action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Company Indemnified Party’s duties or service as a director, officer, trustee, employee, agent, or fiduciary of the Company, any of its Subsidiaries, or any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by any of the foregoing or any other Person at or prior to the Effective Time at the request of the Company or any of its Subsidiaries; and (ii) the term “Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including, without limitation, experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 6.07(a), including any Action relating to a claim for indemnification or advancement brought by a Company Indemnified Party.  Neither Acquiror nor the Surviving Company shall settle, compromise or consent to the entry of any judgment in any actual or threatened claim, demand, Action, suit, proceeding, inquiry or investigation in respect of which indemnification has been or could be sought by such Company Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Company Indemnified Party from all liability arising out of such claim, demand, Action, suit, proceeding, inquiry or investigation or such Company Indemnified Party otherwise consents thereto.

(b)  Without limiting the foregoing, Acquiror and Merger Subsidiary agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, trustees, officers, other fiduciaries or employees of the Company or any of its Subsidiaries as provided in the Company Charter or Company Bylaws (or, as applicable, the charter, bylaws or other organizational documents of any of the Subsidiaries) shall be assumed by the Surviving Company in the Merger, without further action, at the Effective Time, and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(c)  The Surviving Company shall (i) for a period of six years after the Effective Time cause to be maintained in effect in its charter or bylaws (or similar governing documents), provisions regarding elimination of liability of trustees, directors and officers, indemnification of officers, trustees, directors and employees and advancement of Expenses that are no less advantageous to the intended beneficiaries as those currently contained in Company Charter or Company Bylaws and (ii) maintain for a period of six years the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries (provided that the Surviving Company may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured, provided that such substitution shall not result in gaps or lapses of coverage with respect to matters occurring before the Effective Time) with respect to claims arising from facts or events that occurred on or before the Effective Time; including, without limitation, in respect of the transactions contemplated by this Agreement; provided, however, that in no event shall Acquiror be required to pay annual premiums for insurance under this Section 6.07(c) which in the aggregate exceed 300% of the current annual premiums paid by the Company for such purpose;

provided that Acquiror shall nevertheless be obligated to provide such coverage, with respect to the entire six year period following the Effective Time, as may be obtained for such 300% amount.  The provisions of clause (ii) of this subsection (b) shall be deemed to have been satisfied if prepaid policies have been obtained by the Surviving Company for purposes of this Section 6.07, which policies (together with Company’s existing policy) provide such directors and officers with the coverage described in this subsection (b) for an aggregate period of not less than six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement.

(d)  If either the Surviving Company or any of its successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving entity, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Company assumes the obligations set forth in this Section 6.07. The parties acknowledge and agree that Acquiror guarantees the payment and performance of the Surviving Company’s obligations pursuant to this Section 6.07.

(e)  The provisions of this Section 6.07 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.07 applies without the consent of such affected indemnitee and are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her legal representatives.

6.08  Employee Benefit Matters

(a)  Each individual who is an employee of the Company or any of its Affiliates immediately prior to the Effective Time (an “Employee”) shall continue as an employee of the Surviving Company or an Affiliate thereof immediately after the Effective Time (each, a “Continuing Employee”).

(b)  To the extent the Surviving Company or an Affiliate thereof maintains any health, welfare, retirement or paid-time-off benefit plan of the Company, including without limitation an “employee benefit plan” as defined in Section 3(3) of ERISA (collectively, the “Surviving Company Benefit Plans”), in which any Continuing Employee participates after the Effective Time, the Surviving Company shall cause such Surviving Company Benefit Plan to recognize the service of each such Continuing Employee prior to the Effective Time with the Company and its Affiliates as employment with the Surviving Company and its Affiliates for purposes of eligibility and benefit entitlement, but not for purposes of benefit accrual (other than Surviving Company Benefit Plans providing severance or paid-time-off benefits under which such service will be recognized), under each such Surviving Company Benefit Plan.  In addition, the Surviving Company shall cause each Surviving Company Benefit Plan, as applicable, to (i) waive all limitations as to preexisting conditions exclusions, “at-work requirements” and waiting periods, except to the extent that comparable limitations, “at-work requirements” or waiting periods would have continued to apply to such Continuing Employees under comparable Benefit

Plans after the Effective Time, and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid under any Benefit Plan in the plan year immediately preceding the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any Surviving Company Benefit Plans.

(c)    Nothing in this Section 6.08, express or implied, is intended to or shall confer upon any other person, including, without limitation, any Continuing Employee, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.09  Transfer Taxes

  Acquiror and the Company shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes.  From and after the Effective Time, the Surviving Company shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of Company Common Shares or Current Share Appreciation Rights, all Transfer Taxes.

6.10  Tax Matters

  Without limitation of Section 4.01(l), during the period from the date of this Agreement to the Effective Time, the Company and its Subsidiaries shall:

(a)      continue to operate in such a manner as to permit the Company to continue to qualify as a partnership for U.S. federal income Tax purposes throughout the period from the date hereof to the Effective Time and not to be subject to U.S. federal income taxation as a corporation;

(b)      prepare and timely file all federal and all other Tax Returns reflecting a Tax obligation of $25,000 or more that are required to be filed by them (taking into account all applicable extensions of time to file such Tax Returns) on or before the Effective Date (“Post-Signing Returns”) in a manner consistent with past practice and with applicable Laws;

(c)      fully and timely pay all Taxes due and payable by them; and

(d)      properly reserve (and reflect such reserve in their books and records and financial statements) for all Taxes payable by the Company and its Subsidiaries which accrue, but are not due, prior to the Effective Time in a manner consistent with past practice and with applicable Laws.

6.11  Resignations

  The Company shall obtain and deliver to Acquiror at the Closing evidence reasonably satisfactory to Acquiror of the resignation effective as of the Effective Time, of those trustees or directors of the Company or any of its Subsidiaries designated by Acquiror to the Company in writing at least five (5) Business Days prior to the Closing.

6.12  Delisting and Deregistering of Securities

  Acquiror and the Company shall use their commercially reasonable best efforts to cause the Company Common Shares to be delisted from the NYSE Amex and deregistered under the Exchange Act promptly following the Effective Time.

6.13  Accumulated Earnings and Profits/Distribution of Inter-Company Obligations

(a)  Within thirty (30) calendar days after the execution of this Agreement, but in no event later than twenty (20) calendar days before the Effective Time, the Company shall provide to Acquiror a good faith written determination of the accumulated, as well as estimated current, earnings and profits of American Rental Properties Trust, all of the common shares of which are owned by the Company (“ARPT”), such determination to be before any reduction for the distribution to be made by ARPT to the Company as provided for in Section 6.13(c).  The written determination of the Company to be provided as set forth herein shall contain a certification to the effect that (i) the determination was prepared by the Company in consultation with Ernst & Young LLP (which consultation shall include providing Ernst & Young LLP the Company’s calculation underlying its determination and discussions between the Company and Ernst & Young LLP regarding the Company’s calculation), and (ii) the Company has sought the advice of Ernst & Young LLP as to interpretation and application of Internal Revenue Code Section 312, the Treasury Regulations thereunder and relevant related guidance pertaining to the determination of earnings and profits in light of the specific factual circumstances applicable to ARPT and its activities and operations.

(b)  In the event that there is any disagreement with respect to the Company’s determination of ARPT’s current and/or accumulated earnings and profits, the Company and Acquiror agree to cooperate and use their respective commercially reasonable efforts to reach an agreement with respect to the amount of ARPT’s current and/or accumulated earnings and profits.

(c)  As promptly as possible following the agreement between the Company and Acquiror of the amount of ARPT’s current and accumulated earnings and profits, if any, in accordance with the foregoing, but in any event no later than five (5) Business Days prior to the Effective Time, the Company shall cause ARPT to make a distribution to the Company of all (or such lesser portion of the amount as designated by Acquiror) of the inter-company obligations held directly or indirectly by ARPT; provided, however, that the Company shall not be obligated to make the foregoing distribution until the condition set forth in Section 7.01(a) shall have been satisfied and the condition set forth in Section 7.02(c) shall have been either satisfied or waived by Acquiror.  The foregoing distribution may be effected by declaring a dividend that is contingent on certain future events, but the contingencies shall be removed no later than five (5) Business Days prior to the Effective Time.

(d)  At the request of Acquiror, the Company shall take, and shall cause its Subsidiaries to take, all actions requested by the Acquiror to restructure (including, without limitation, to amend, transfer, or cancel) the inter-company obligations by and among the Subsidiaries of the Company and/or the Company, subject to the conditions that (i) the Acquiror shall have agreed in writing to indemnify the Company and its Subsidiaries for any Taxes incurred by any Subsidiary as a result of any such restructuring in the event that the Merger is not consummated and (ii) the restructuring takes place before ARPT makes the distribution described in Section 6.13(c).

6.14  Notice of Certain Events

(a)    The Company shall notify Acquiror promptly of (i) any written communication and, to the knowledge of the Company, any other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from the Company or any of its Subsidiaries), (ii) any communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (and the response thereto from the Company or any of its Subsidiaries), (iii) any material Actions threatened or commenced against or otherwise affecting the Company or any of its Subsidiaries that are related to the transactions contemplated by the Agreement or (iv) any effect, event, development or change between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 7.02(a) or 7.02(b) not to be satisfied.

(b)  Acquiror and Merger Subsidiary shall notify the Company promptly of (i) any written communication and, to the knowledge of Acquiror, any other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement  (and the response thereto from Acquiror or Merger Subsidiary), (ii) any communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (and the response thereto from Acquiror or Merger Subsidiary), (iii) any material Actions threatened or commenced against or otherwise affecting Acquiror or Merger Subsidiary that are related to the transactions contemplated by the Agreement or (iv) any effect, event, development or change between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 7.03(a) or 7.03(b) not to be satisfied.

(c)    The delivery of any notice pursuant to this Section 6.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

6.15  Qualification of the Company as a Partnership for Tax Purposes

(a)  Within ten (10) business days after the execution of this Agreement, the Company shall provide to the designated tax advisors of the Acquiror (the “Tax Advisors”) all information that is reasonably available with respect to the Company and its Subsidiaries requested by the Tax Advisors that is reasonably necessary for the Tax Advisors to confirm to the Acquiror the accuracy of the representation and warranty of the Company set forth in Section 5.02(n)(iv), which information shall include, but is not limited to, tax returns, financial accounting records, work papers, and other relevant records for all relevant periods.   The Company shall also provide the Tax Advisors reasonable access to any employees of the Company who might reasonably be expected to have information relevant to the Tax Advisors’ inquiries concerning the Company’s qualification as a partnership for tax purposes.  In addition, and without limiting the foregoing, the Company shall make P. Anthony Brown reasonably available to the Tax Advisors to answer any and all questions that the Tax Advisors may have with respect to any matters relevant to the Tax Advisors’ inquiries, and the Company hereby consents to Ernst & Young LLP and Hogan & Hartson LLP providing to the Tax Advisors any and all information that they may have obtained in the course of their representation of the Company that such Tax Advisors, Ernst & Young LLP, or Hogan & Hartson LLP may consider relevant or useful to such inquiry.  Notwithstanding any provision herein to the contrary, P. Anthony Brown and Ernst & Young LLP, in its capacity as tax advisor to the Company, shall not be required to provide any conclusions or other assurances to the Acquiror or the Tax Advisors regarding the representation and warranty of the Company set forth in Section  5.02(n)(iv).  Tax Advisors shall prepare and deliver to the Company a detailed request list (“PTP Due Diligence Request”) upon the signing of this Agreement.

(b)  The Acquiror shall cause the Tax Advisors to complete the due diligence process described in this Section 6.15 within fifteen (15) business days after the Tax Advisors have received all information described in the PTP Due Diligence Request.  In the event that the Acquiror shall notify the Company in writing that the Tax Advisors have determined that, in their judgment, there is a “substantial risk” (which shall represent a greater than twenty five percent (25%) possibility) that the Company has not qualified to be taxed as a “partnership” under the Code for any taxable period commencing with the Company’s taxable year ended December 31, 1998 through and including the taxable year of the Company ending on the Effective Time, which notice shall set forth in reasonable detail the technical issue (the “Substantial Tax Issue”) for such conclusion (which issue may include a conclusion that there is not available adequate information for the Company to meet its burden of proof to demonstrate that it is entitled to be taxed as a “partnership” under the Code if the IRS should challenge that status), the Company shall immediately be deemed to be in breach of the representation and warranty set forth in Section 5.02(n)(iv) for all purposes under this Agreement.  The Company shall have the right to cure such breach by, within ten (10) business days of the receipt of such notice to the Company, by delivering to the Acquiror a tax opinion of Hunton & Williams LLP, or other counsel to the Company satisfactory to the Acquiror, in a form reasonably satisfactory to Acquiror, opining that the Substantial Tax Issue should not have caused the Company to be treated as an association taxable as a corporation under the Code for all taxable periods commencing with the Company’s taxable year ended December 31, 1998 through and including the taxable year of the Company in which such opinion is being rendered (the “PTP Opinion”) (if the conclusion relates to the lack of adequate information as described in the immediately preceding sentence above, an opinion that the available information should permit the Company to meet such burden of proof).

ARTICLE 7.

CONDITIONS TO CONSUMMATION OF THE MERGER

7.01  Conditions to the Obligations of Each Party

  The obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a)  Shareholder Approval.  Each of the Special Shareholder Approval and the Company Charter Amendment Approval shall have been obtained at the Company Shareholders Meeting in accordance with the MGCL and the Company Charter.

(b)  No Order.  No Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger illegal or otherwise restricting, preventing or prohibiting consummation of the Merger.

7.02  Conditions to the Obligations of Acquiror and Merger Subsidiary

  The obligations of Acquiror and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)  Representations and Warranties.  The representations and warranties of the Company in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in such representations and warranties) does not or would not have or would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.  In addition, (A) the representations and warranties set forth in Sections 5.02(b) and 5.02 (c) shall be true and correct in all material respects and (B) the representations and warranties set forth in Sections 5.02(g) and 5.02(n)(iv) shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as though made on and as of each such date.

(b)  Agreements and Covenants.  The Company shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Closing.

(c)  Consents.  All Consents listed on Section 5.02(d) of the Disclosure Letter shall have been obtained by the Company or waived, except where the failure of the Company to obtain any such Consent is attributable to actions or inactions willfully undertaken by Acquiror and Merger Sub with the intent of delaying or preventing the Company from obtaining any such Consent.

(d)  Officer Certificate.  The Company shall have delivered to Acquiror a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

(e)  No MAE.  As of the date of this Agreement and the Closing Date, there shall not be any event, fact, development, circumstance, change or effect that, individually or in the aggregate with all other events, facts developments, circumstances, changes or effects, has resulted or would reasonably be expected to result in a Company Material Adverse Effect.

(f)  Compliance with Accumulated Earnings & Profits Provision.  The Company shall have complied in all respects with Section 6.13, including, without limitation, causing the distribution referred to in Section 6.13(d) to have been made within the time period prescribed therein.

(g)  Tax Opinion.  In the event that the Company has previously delivered to Acquiror a PTP Opinion pursuant to Section 6.15, the Company shall have received from Hunton & Williams LLP, or such other counsel to the Company as may have rendered the PTP Opinion, a letter satisfactory to the Acquiror, dated as of the Closing Date, reconfirming the conclusions set forth in the PTP Opinion and extending such conclusions to the period from the date of the PTP Opinion through and including the taxable year of the Company ending on the Effective Time.

7.03  Conditions to the Obligations of the Company

  The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)  Representations and Warranties.  The representations and warranties of Acquiror and Merger Subsidiary in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Acquiror Material Adverse Effect” set forth therein) does not and would not have, individually or in the aggregate, an Acquiror Material Adverse Effect.

(b)  Agreements and Covenants.  Acquiror and Merger Subsidiary shall have performed, in all material respects, all obligations or complied with, in all material respects, all agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Closing.

(c)  Officer Certificate.  Acquiror shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Acquiror, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

ARTICLE 8.

TERMINATION

8.01  Termination

  This Agreement may be terminated at any time prior to the Effective Time in writing (the date of any such termination, the “Termination Date”):

(a)  by the mutual written consent of Acquiror and the Company;

(b)  by either the Company or the Acquiror upon written notice to the other party, if:

(i)  any Governmental Authority with jurisdiction over such matters shall have issued a governmental order permanently restraining, enjoining or otherwise prohibiting either of the Merger, and such governmental order shall have become final and unappealable; provided, however, that the terms of this Section 8.01(b)(i) shall not be available to any party unless such party shall have used its reasonable best efforts to oppose any such governmental order or to have such governmental order vacated or made inapplicable to the Merger;

(ii)  the Merger shall not have been consummated on or before March 31, 2010 (the “Outside Date”), unless the failure to consummate the Merger on or prior to such date is the result of any action or inaction under this Agreement by the party seeking to terminate the Agreement pursuant to the terms of this Section 8.01(b)(ii);

(iii)  upon a vote at a duly held Company Shareholders Meeting (or at any adjournment or postponement thereof) to obtain the Company Shareholder Approval, the Special Shareholder Approval or the Company Charter Amendment Approval is not obtained;

(c)  by Acquiror, upon written notice to the Company, if:

(i)  the Company Board or the Company Special Committee (A) makes a Recommendation Withdrawal prior to the Company Shareholders Meeting or publicly proposes to effect a Recommendation Withdrawal, (B) approves or recommends to the Company Shareholders an Acquisition Proposal other than the Merger or resolves to effect the foregoing or (C) fails to cause the Company to include the Recommendation in the Proxy Statement; or

(ii)  the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to or cause any of the conditions set forth in Section 7.02(a), 7.02(b) or 7.02(f) not to be satisfied and (B) is incapable of being cured by the

Company by the Outside Date or, if capable of being cured by the Company by the Outside Date, the Company does not commence to cure such breach or failure within ten Business Days after its receipt of written notice thereof from Acquiror and diligently pursue such cure to completion thereafter; provided, however, that the Acquiror is not then in material breach of this Agreement so as to cause any of the conditions in Section 7.01, 7.03(a) or 7.03(b) not to be satisfied;

(d)  by the Company, upon written notice to Acquiror:

(i)  if Acquiror shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to or cause any of the conditions set forth in Section 7.03(a) or 7.03(b) not to be satisfied and (B) is incapable of being cured by Acquiror by the Outside Date or, if capable of being cured by Acquiror by the Outside Date, Acquiror does not commence to cure such breach or failure within ten Business Days after its receipt of written notice thereof from the Company and diligently pursue such cure to completion thereafter; provided, however, that none of the Company and its Subsidiaries is then in material breach of this Agreement so as to cause any of the conditions in Section 7.01, 7.02(a) or 7.02(b) not to be satisfied; or

(ii)  prior to receipt of the Special Shareholder Approval, in accordance with, and subject to, the terms and conditions of, Section 6.04(a)(vii); provided, however, that such termination shall not be effective until such time as payment of the Termination Fee and the Termination Expenses required by Section 8.03(b) shall have been paid by the Company; provided, further, that the Company’s right to terminate this Agreement under this Section 8.01(d)(ii) shall not be available if the Company is then in breach of Section 6.04.

8.02  Effect of Termination

  In the event of termination of this Agreement and abandonment of the Merger and the other transactions contemplated by this Agreement pursuant to and in accordance with Section 8.01, this Agreement shall forthwith become void and of no further force or effect whatsoever and there shall be no liability on the part of any party, or their respective officers, directors, subsidiaries or partners, as applicable, to this Agreement; provided, however, that nothing contained in this Agreement shall relieve any party to this Agreement from any liability resulting from or arising out of any breach of any agreement or covenant hereunder; provided, further, that notwithstanding the foregoing, the covenants and other obligations under this Agreement shall terminate upon the termination of this Agreement, except that the agreements set forth in Section 6.03, Section 6.06, this Section 8.02, Section 8.03, Section 9.08 and Section 9.09 shall survive termination indefinitely.  If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made.

8.03  Fees and Expenses

(a)  Except as otherwise explicitly set forth in this Section 8.03 or elsewhere in this Agreement, all costs and Expenses incurred in connection with this Agreement or the transactions contemplated hereby shall be paid by the party incurring such Expenses, whether or not the transactions contemplated by this Agreement are consummated.

(b)  The Company agrees that if this Agreement shall be terminated by (i) Acquiror pursuant to Section 8.01(c), or (ii) by the Company pursuant to Section 8.01(d)(ii), the Company shall pay to Acquiror the Termination Fee and the Termination Expenses within three (3) Business Days following the termination, in the case of termination by Acquiror pursuant to Section 8.01(c), and concurrently with the termination, in the case of termination by the Company pursuant to Section 8.01(d)(ii).

(c)  The Acquiror agrees that if this Agreement shall be terminated by the Company pursuant to Section 8.01(d)(i), the Acquiror shall pay to the Company an amount equal to the Acquiror Termination Fee and the Company Expenses within three (3) Business Days following the termination.

(d)  The Company agrees that if this Agreement shall be terminated by Acquiror or the Company pursuant to Section 8.01(b)(iii), the Company shall pay to Acquiror the Special Termination Expenses within three (3) Business Days following the termination; provided, that in connection with such termination, (i) if, prior to the Company Shareholder Meeting, an Acquisition Proposal shall have been publicly announced or publicly made known that is not subsequently withdrawn, and (ii) concurrently with such termination or within twelve months following the Termination Date, the Company enters into an agreement with respect to any Acquisition Proposal, or any Acquisition Proposal is consummated, whether or not on the same terms as originally announced, then the Company (in addition to paying the Special Termination Expenses) also shall, on the date of such consummation, pay to Acquiror the Special Termination Fee.

(e)  Each of the Company, Acquiror and Merger Subsidiary acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, that without these agreements the Company, Acquiror and Merger Subsidiary would not have entered into this Agreement, and that any amounts payable pursuant to this Section 8.03 do not constitute a penalty. If the Company fails to pay any amounts due to Acquiror or Merger Subsidiary pursuant to this Section 8.03 within the time periods specified in this Section 8.03 or Acquiror fails to pay the Company any amounts due to the Company pursuant to this Section 8.03  within the time periods specified in this Section 8.03, the Company or Acquiror, as applicable, shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Acquiror or the Company, as applicable, in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment. Notwithstanding anything to the contrary in this Agreement, (i) the Company’s right to receive payment of the Acquiror

Termination Fee and the Company Expenses from Acquiror pursuant to this Section 8.03 shall be the sole and exclusive remedy of the Company and its Subsidiaries against Acquiror, Merger Subsidiary and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents for the loss suffered as a result of the failure of the Merger to be consummated, and upon payment of such amounts, none of Acquiror, Merger Subsidiary or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, and (ii) Acquiror’s right to receive payment of the Termination Fee, the Termination Expenses, the Special Termination Fee and the Special Termination Expenses (as applicable) from the Company pursuant to this Section 8.03 shall be the sole and exclusive remedy of Acquiror and Merger Subsidiary against the Company and its Subsidiaries and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents for the loss suffered as a result of the failure of the Merger to be consummated, and upon payment of such amounts, none of the Company or its Subsidiaries or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

ARTICLE 9.

GENERAL PROVISIONS

9.01  Non Survival of Representations and Warranties

  The representations and warranties in this Agreement shall terminate at the Effective Time.

9.02  Notices

  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person or by a recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

if to Acquiror or Merger Subsidiary:

FCP Fund I, L.P.
c/o Federal Capital Partners
1000 Potomac Street, Suite 120
Washington, D.C.  20007
Facsimile:   (202) 333-6030
Attention:    Lacy I. Rice

with a copy to:

Hogan & Hartson LLP
555 Thirteenth Street, NW
Washington, D.C. 20004
Facsimile: (202) 637-5910
Attention: David W. Bonser, Esq.
Alexander J. Park, Esq.

       if to the Company:

American Community Properties Trust 222 Smallwood Village Center St. Charles, Maryland 20602 Fax No.: (301) 870-6432 Attention: Matthew Martin

with copies to:

Hunton & Williams LLP
951 Riverfront Plaza, East Tower
Richmond, Virginia 23219
Fax No.: (804) 343-4543
Attention: Daniel M. LeBey, Esq.

9.03  Severability

  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy or the application of this Agreement to any Person or circumstance is invalid or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  To such end, the provisions of this Agreement are agreed to be severable.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

9.04    Amendment

  This Agreement may be amended by the parties hereto by action taken by their respective board of directors or board of trustees (or similar governing body or entity) at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made without further shareholder approval which, by Law or in accordance with the rules of the NYSE Amex, requires further approval by such shareholders.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

9.05      Entire Agreement; Assignment

  This Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes, except as set forth in Section 6.03(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.  This Agreement shall not be assigned by operation of law or otherwise (except to the Surviving Company).  Notwithstanding the foregoing, Acquiror may assign any of its rights or obligations under this Agreement to any of its Affiliates and Acquiror may substitute any other Affiliate for Merger Subsidiary, provided that no such assignment shall relieve the Acquiror from any obligation hereunder.

9.06  Parties in Interest

  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, other than Section 6.07 and Section 6.08, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.07  Governing Law

  This Agreement shall be governed by and construed in accordance with, the laws of the State of Maryland without regard, to the fullest extent permitted by law, to the conflicts of laws provisions thereof which might result in the application of the laws of any other jurisdiction.

9.08  Waiver of Jury Trial

  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.09.

9.09  Waiver

  Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

9.10  Headings

  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9.11  Counterparts

  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.12  Mutual Drafting

  Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

FCP FUND I, L.P

By: FCP Fund I GP, LLC, its general partner

By:	/s/ Lacy I. Rice
Name: Lacy I. Rice
Title: Class A Member

FCP/ACPT ACQUISITION COMPANY, INC.

By:	/s/ Lacy I. Rice
Name: Lacy I. Rice
Title: President

AMERICAN COMMUNITY PROPERTIES TRUST.

By:	/s/ Stephen K. Griessel
Name: Stephen K. Griessel
Title: Chief Executive Officer

EXHIBIT B

Declaration of Trust Amendment

AMERICAN COMMUNITY PROPERTIES TRUST

ARTICLES OF AMENDMENT

American Community Properties Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Declaration of Trust of the Trust (the “Declaration”) is hereby amended by adding the following paragraph to the end of Section 5.3.3 of the Declaration:

“No operation or effect shall be given to the first paragraph of this Section 5.3.3, unless and until the Trust makes a public announcement (a) that the Agreement and Plan of Merger, dated September 25, 2009, by and among the Trust, FCP Fund I, L.P. and FCP/ACPT Acquisition Company, Inc. has been terminated and (b) that, beginning on a date determined by the Board, operation and effect, to the extent determined by the Board, shall thereafter be given to the first paragraph of this Section 5.3.3.”

SECOND:  The amendment to the Declaration as set forth above has been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.

THIRD:  The undersigned President acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

- Signature page follows -

B-1

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary as of the ___ day of _______________, 2009.

ATTEST:                                                    AMERICAN COMMUNITY PROPERTIES TRUST

By: _________________________
Name: _____________	Name: ___________________
Title: Secretary	Title: President

B-2

EXHIBIT C

Opinion of FBR Capital Markets & Co.

September 25, 2009

Special Committee of the Board of Trustees
American Community Properties Trust
222 Smallwood Village Center
St. Charles, Maryland 20602

Members of the Special Committee:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of common shares of beneficial interest (“Common Shares”) of American Community Properties Trust (the “Company”) other than the Wilson Family Shareholders (as defined below) of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into among FCP Fund I, LP (the “Acquiror”), FCP/ACPT Acquisition Company, Inc., an indirect subsidiary of the Acquiror (“Merger Sub”), and the Company. The Agreement provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company pursuant to which each outstanding Common Share will be converted into the right to receive $7.75 in cash (the “Consideration”) and the Company will become an indirect subsidiary of the Acquiror. For purposes of this letter, the term “Wilson Family Shareholders” means James J. Wilson, Barbara A. Wilson, Kevin J. Wilson, Elizabeth A. Wilson, Thomas B. Wilson, Mary P. Wilson, J. Michael Wilson, Brian J. Wilson,  Wilson Securities Corporation, Interstate Business Corporation, and/or Wilson Family Limited Partnership, and any of their respective affiliates or family members that hold Common Shares and the term “Unaffiliated Holders” means the holders of Common Shares other than the Wilson Company Shareholders.

In arriving at our opinion, we have, among other things:

(i)   reviewed a draft, dated September 24, 2009, of the Agreement and certain related documents;

(ii)  reviewed certain publicly available business and financial information relating to the Company and the industries in which the Company operates;

(iii) reviewed certain other business, financial and other information relating to the Company, including financial forecasts for the Company provided to or discussed with us by the management of the Company;

(iv)  met with certain members of the management of the Company to discuss the business and prospects of the Company and the Merger;

(v)  reviewed certain financial and share trading data and information for the Company and compared that data and information with corresponding data and information for companies with publicly traded securities that we deemed relevant;

Special Committee of the Board of Trustees
American Community Properties Trust
September 25, 2009	Page 2

(vii)  reviewed certain financial terms of the proposed Merger and compared those terms with the financial terms of certain other business combinations and other transactions which have recently been effected or announced; and

(viii)  considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and we have assumed and relied upon such information being complete and accurate in all material respects. With respect to the financial forecasts provided or discussed with us by the Company that we have used in our analyses, management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and we express no view and assume no responsibility for the assumptions, estimates and judgments on which such forecasts were based. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We have also assumed, with your consent, that the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses.

Our opinion addresses only the fairness, from a financial point of view, to the Unaffiliated Holders of the Consideration to be received by such holders in the Merger pursuant to the Agreement and does not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection with the Merger or otherwise or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, trustees, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. The issuance of this opinion was approved by an authorized internal committee of FBR Capital Markets & Co. (“FBR”).

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof and upon certain assumptions regarding such financial, economic, market and other conditions which are currently subject to unusual volatility and which, if different than assumed, could have a material impact on our analyses or opinion. Our opinion does not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to the Company or any other party to the Merger, nor does it address the underlying business decision of the Special Committee (the “Special Committee”) of the Board of Trustees of the Company or the Board of Trustees to proceed with the Merger. Furthermore, in connection with this opinion, we have not been requested to make, and have

Special Committee of the Board of Trustees
American Community Properties Trust
September 25, 2009	Page 3

not made, any physical inspection or independent appraisal of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party, nor were we provided with any such appraisal. You have advised us and for purposes of our analyses and this opinion we have assumed, that the Company does not qualify as a real estate investment trust (“REIT”) for tax purposes and that the Company has been unsuccessful in pursuing alternative transactions that would permit it to qualify as a REIT. We did not estimate, and express no opinion regarding, the liquidation value of any entity.

We have acted as financial advisor to the Special Committee in connection with the Merger and will receive a fee for our services to the Special Committee, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion, which is not contingent upon the successful completion of the Merger. In addition, the Company has agreed to indemnify us and certain related parties for certain liabilities arising out of or related to our engagement and to reimburse us for certain expenses incurred in connection with our engagement. The fee payable by the Company upon the rendering of this opinion and certain fees previously paid by the Company pursuant to the Company Engagement (as defined below) are creditable against the fees payable by the Company upon consummation of the Merger.

From time to time, we and our affiliates have in the past provided investment banking and other financial advice and services to the Company and certain of its affiliates, including members of the Wilson Family Shareholders and certain of their affiliates for which we and our affiliates have received compensation, including, during the last two years, having acted as financial advisor to the Company in connection with a potential reorganization of the Company (the “Company Engagement”) and, following the suspension and modification of that engagement, financial advisor to certain members of the Wilson Family Shareholders in connection with the potential sale of all or a material portion of the Common Shares held by the Wilson Family Shareholders (the “Wilson Family Engagement”). In accordance with the Agreement, we may be requested to solicit third party indications of interest in acquiring all or any part of the Company for a prescribed period following the execution of the Agreement. In addition, we and our affiliates may in the future provide investment banking and financial advice and services to the Company, the Acquiror and certain of their respective affiliates for which we and our affiliates would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror, affiliates of the Wilson Family Shareholders and certain of their respective affiliates, as well as provide investment banking and other financial services to such companies and persons. As you are aware, FBR previously entered into the Company Engagement, which was suspended prior to FBR entering into the Wilson Family Engagement. As you are also aware, prior to being engaged by the Special Committee, FBR entered agreements with (i) certain members of the Wilson Family Shareholders terminating the engagement period under the Wilson Family Engagement and confirming that FBR would not

Special Committee of the Board of Trustees
American Community Properties Trust
September 25, 2009	Page 4

be entitled to any fees under the terms of the Wilson Family Engagement whether or not any sale transaction occurred after the date of such termination and (ii) the Company terminating the engagement period under the Company Engagement and confirming that FBR would not be entitled to any additional fees under the terms of the Company Engagement regardless of whether a sale transaction occurred after the date of such termination.

It is understood that this letter is for the information of the Special Committee and the Board of Trustees of the Company in connection with their consideration of the Merger and should not be construed as creating any fiduciary duty on the part of FBR to the Special Committee, the Board of Trustees of the Company, the Company, any security holder of the Company or any other party. This letter does not constitute advice or a recommendation to any investor or security holder of the Company or any other person as to how such investor, security holder or other person should vote or act on any matter relating to the proposed Merger or otherwise.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Unaffiliated Holders in the Merger pursuant to the Agreement is fair, from a financial point of view, to such Unaffiliated Holders.

Very truly yours,

/s/  FBR Captial Markets & Co.

FBR Capital Markets & Co.

AMERICAN COMMUNITY PROPERTIES TRUST
Proxy for Special Meeting of Shareholders on  ●  ,  ●

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF TRUSTEES OF AMERICAN COMMUNITY PROPERTIES TRUST

The undersigned shareholder of American Community Properties Trust, a Maryland real estate investment trust (the "Company"), hereby appoints   ●  and   ●   , and each of them individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of the Company to be held at   ●  , local time, on   ●   ,   ●   ,   ●   , at the Regency Furniture Stadium, Legends Club Room, 11765 St. Linus Drive, Waldorf, Maryland, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW.  IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.  THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

THE BOARD OF TRUSTEES OF THE COMPANY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X].

FOR	AGAINST	ABSTAIN
1. Proposal to approve the merger of FCP/ACPT Acquisition Company, Inc. with and into American Community Properties Trust pursuant to the Agreement and Plan of Merger, dated as of September 25, 2009, by and among American Community Properties Trust, FCP/ACPT Acquisition Company, Inc. and FCP Fund I, L.P.:

[ ]	[ ]	[ ]
2. Proposal to approve an amendment to the Company’s Amended and Restated Declaration of Trust to cause Section 5.3.3 to be of no operation or effect (suspending the requirement that the Company make a minimum distribution to its shareholders in connection with net taxable income that is allocable to its shareholders) and to make such section inapplicable for the fiscal year ending December 31, 2009 and subsequent years:

[ ]	[ ]	[ ]
3. Proposal to approve any adjournment of the special meeting to solicit additional proxies in favor of approval of the Merger referenced in Proposal 1 above and the Declaration of Trust Amendment referenced in Proposal 2 above if there are insufficient votes at the time of the special meeting to approve the Merger or the Declaration of Trust Amendment:

[ ]	[ ]	[ ]

[  ] CHECK HERE ONLY IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED THE NAMED PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR PROPOSALS 1, 2 AND 3 AND IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement dated   ●   , 2009, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                                                                                                            [  ]

_______________________________________ Name of Shareholder
_______________________________________ Signature
_______________________________________ Title or Authority, if applicable	______________________, 2009 Date

Note:
If Shares are registered in more than one name, the signatures of all such persons are required.  A corporation should sign in its full corporate name by a duly authorized officer, giving his or her title.  A partnership should sign in the partnership name by an authorized person.  Trustees, guardians, executors and administrators should sign in their official capacity, giving full title as such.